UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant [ X ]        Filed by a Party other than the Registrant [    ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ X ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to § 240.14a-12

THE SOUTH FINANCIAL GROUP, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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102 South Main Street

Greenville, South Carolina 29601

Dear Shareholder:

You are cordially invited to attend a Special Meeting of Shareholders of The South Financial Group, Inc. that will be held on July, 18, 2008, at 10:30 a.m., local time, at Poinsett Plaza, 2nd Floor, 104 South Main Street, Greenville, South Carolina 29601.

On May 8, 2008, we consummated the sale of $250 million in convertible preferred stock to certain institutional/accredited investors and directors. The offering was part of a broader plan to strengthen our overall capital and liquidity position, and included a reduction in our common stock dividend. Our principal objective was to fortify our balance sheet in this current period of economic uncertainty. Given the current challenging environment for banking and residential real estate, we believe that our capital plan will enable us to continue to execute our strategic plan and position our Company for the long-term.

In the offering, we sold 250,000 shares of mandatory convertible non-cumulative preferred stock with a liquidation preference of $1,000 per share. Upon the later of May 1, 2011 and the shareholder approval of the conversion of the preferred stock into common stock, the preferred stock will automatically convert into approximately 38.5 million shares of common stock, based on a conversion price of $6.50. The preferred stock is also convertible at the option of the holder, as described in more detail in the attached proxy statement document.

At the Special Meeting, holders of our shares of common stock will be asked to consider and vote on a proposal to approve the conversion of the preferred stock and the general right of the preferred stock to vote as a class with our common stock on an as-converted basis. Our board of directors has unanimously approved this proposal and recommends that our shareholders vote FOR this proposal. Unless the shareholder approval is received at this Special Meeting, or unless our shareholders approve a similar proposal at a subsequent meeting held prior to May 1, 2011, the Series 2008 Preferred Stock will not be mandatorily converted on May 1, 2011.

In addition, if the Series 2008 Preferred Stock remains outstanding after May 1, 2011 because we have not obtained the required shareholder approval, dividends on the Series 2008 Preferred Stock will immediately increase by an additional 5.00% per annum, and will further increase every six months thereafter by an additional 0.50% per annum until the mandatory conversion of the Series 2008 Preferred Stock is effected (up to a maximum of 17.00% per annum). In addition, with respect to the Series 2008ND-V Preferred Stock and Series 2008ND-NV Preferred Stock, if the mandatory conversion of the Series 2008ND-V and Series 2008ND-NV is not effected on May 1, 2011, the Conversion Price will immediately be reduced by $1.00, and will be further reduced by $0.50 per share every six months thereafter (but not below $4.00) until the date on which the mandatory conversion occurs.

Following the date of the Special Meeting, holders may, at their option, convert their shares of Series 2008ND-V Preferred Stock or Series 2008D-V Preferred Stock into shares of our common stock based on the applicable conversion price. The Series 2008ND-NV and Series 2008D-NV, however, may not be converted prior to obtaining this shareholder approval.

Please read the attached proxy statement for information about the matters to be voted upon. Your vote is important. Whether or not you attend the meeting in person, we urge you to vote your proxy as soon as possible via the Internet, by telephone or by mail using the enclosed proxy card and postage-paid reply envelope.

Thank you for your continued support of The South Financial Group.

          Sincerely,

/s/ Mack I. Whittle, Jr. Mack I. Whittle, Jr.
Chairman, President and Chief Executive Officer

These proxy materials are being furnished by TSFG in connection with a solicitation of proxies by TSFG’s board of directors and are first being mailed to TSFG shareholders on or about June 16, 2008.

102 South Main Street

Greenville, South Carolina 29601

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held July 18, 2008

Meeting Date:	July 18, 2008
Meeting Time:	10:30 a.m. (local time)
Record Date:	June 9, 2008
Location:	Poinsett Plaza, 2nd Floor, 104 South Main Street, Greenville, South Carolina 29601
Purpose of the Meeting:
1.

To approve the conversion terms and general voting rights of our Mandatory Convertible Non-cumulative Preferred Stock, Series 2008ND-V, Series 2008ND-NV, Series 2008D-V and Series 2008D-NV, in each case issued to the investors pursuant to our recent equity investment transaction referred to in the attached proxy statement (“Proposal No. 1”); and

2.

To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if (1) there are insufficient votes at the time of the Special Meeting to adopt Proposal No. 1 or (2) a quorum is not present at the time of the Special Meeting (“Proposal No. 2” and together with Proposal 1, the “Proposals”).

The Proposals are more fully described in the proxy statement accompanying this Notice. Submission of the Proposals to our shareholders is required under the terms of the Purchase Agreements, each dated as of May 1, 2008, between The South Financial Group, Inc. and the investors in our recent equity investment transaction.

The board of directors urges shareholders to vote FOR the Proposals.

Shareholders of record of our common stock at the close of business on the record date will be entitled to vote at the Special Meeting and any adjournments or postponements thereof. Under Securities and Exchange Commission rules, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This proxy statement is available at our web site at http://www.thesouthgroup.com/proxy which does not have "cookies" that identify visitors to the site.

By order of the board of directors,

/s/  William P. Crawford, Jr.

William P. Crawford, Jr., Secretary

Greenville, South Carolina

June 16, 2008

IMPORTANT

If you are a common shareholder, whether or not you expect to attend the Special Meeting in person, we urge you to vote your proxy at your earliest convenience via the Internet, by telephone or by mail using the enclosed postage-paid reply envelope. This will ensure the presence of a quorum at the Special Meeting and will save us the expense of additional solicitation. Sending in your proxy will not prevent you from voting your shares in person at the Special Meeting if you desire to do so. Your proxy is revocable at your option in the manner described in the Proxy Statement.

TABLE OF CONTENTS

Page

Questions and Answers about these Proxy Materials and the Special Meeting	1
Note Regarding Forward-Looking Statements	7
Proposal No. 1: Approval of the Conversion Terms and General Voting Rights of the Series 2008 Preferred Stock	9
Description of the Purchase Agreements	10
Description of the Series 2008 Preferred Stock	11
Consequences if the Conversion of Preferred Stock into Common Stock is not Approved	18
Interest of Certain Persons in the Share Conversion and Other Matters	19
Where You Can Find More Information	22
Incorporation by Reference	22
Shareholder Proposals for the 2009 Annual Meeting	22

Annex A — Articles of Amendment including the terms of the Series 2008ND-V Preferred Stock, the Series 2008ND-NV Preferred Stock, the Series 2008D-V Preferred Stock, and the Series 2008D-NV Preferred Stock

THE SOUTH FINANCIAL GROUP, INC.

102 South Main Street

Greenville, South Carolina 29601

PROXY STATEMENT

For the Special Meeting of Shareholders

To Be Held On Friday, July 18, 2008

Our board of directors is soliciting proxies to be voted at the Special Meeting of Shareholders on July 18, 2008, at 10:30a.m., and at any adjournments or postponements thereof, for the purposes set forth in the attached Notice of Special Meeting of Shareholders. The notice, this proxy statement and the form of proxy enclosed are first being sent to shareholders on or about June 16, 2008. As used in this proxy statement, the terms “TSFG,” “the Company,” “we,” “us” and “our” refer to The South Financial Group, Inc.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND THE SPECIAL MEETING

Question:  Why am I receiving these materials?

Answer: Our board of directors is providing these proxy materials to you in connection with a Special Meeting of Shareholders of The South Financial Group, Inc., to be held on July 18, 2008. As a shareholder of record of our common stock, you are invited to attend the Special Meeting, and are entitled to and requested to vote on the Proposals described in this proxy statement.

Holders of our preferred stock are also being provided with this proxy statement and the attached notice of meeting as required by the South Carolina Business Corporation Act. However, holders of our preferred stock are not entitled to vote on any matters being considered at the Special Meeting. Unless otherwise indicated, references to “you” refers to common shareholders.

Question:  Who is soliciting my vote pursuant to this proxy statement?

Answer: Our board of directors is soliciting your vote at the Special Meeting. In addition, certain of our officers and employees may solicit, or be deemed to be soliciting, your vote. We have also retained Laurel Hill Advisory Group, LLC to assist in the solicitation.

Question:  Who is entitled to vote?

Answer: Only shareholders of record of our common stock at the close of business on June 9, 2008 will be entitled to vote at the Special Meeting.

Question:  How many shares are eligible to be voted?

Answer:   As of the record date of June 9, 2008, we had 72,802,753 shares of common stock outstanding. Each outstanding share of our common stock will entitle its holder to one vote on each matter to be voted on at the Special Meeting.

Question:  What am I voting on?

Answer: You are voting on the following matters:

1.

To approve the conversion terms and general voting rights of our Mandatory Convertible Non-cumulative Preferred Stock, Series 2008ND-V, Series 2008ND-NV, Series 2008D-V and Series 2008D-NV as described below in this proxy statement (which we refer to in this document as “Proposal No. 1”); and

2.

To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if (1) there are insufficient votes at the time of the Special Meeting to adopt Proposal No.1 or (2) a quorum is not present at the time of the Special Meeting (which we refer to in this document as “Proposal No. 2” and together with Proposal No. 1, the “Proposals”).

Question:   What securities did the Company issue in the equity investment transaction?

Answer: On May 1, 2008, the Company entered into Purchase Agreements (the “Purchase Agreements”) with a number of institutional/accredited investors (the “Institutional Investors”) and certain of our directors (the “Director Investors” and together with the Institutional Investors, the “Investors”).

Pursuant to the Purchase Agreements, the Investors purchased 55,562 shares of Mandatory Convertible Non-cumulative Preferred Stock, Series 2008ND-V, no par value and a $1,000 liquidation preference per share (the “Series 2008ND-V Preferred Stock”), 184,718 shares of Mandatory Convertible Non-cumulative Preferred Stock, Series 2008ND-NV, no par value and a $1,000 liquidation preference per share (the “Series 2008ND-NV Preferred Stock”), 2,221 shares of Mandatory Convertible Non-cumulative Preferred Stock, Series 2008D-V, no par value and a $1,000 liquidation preference per share (the “Series 2008D-V Preferred Stock”) and 7,499 shares of Mandatory Convertible Non-cumulative Preferred Stock, Series 2008D-NV, no par value and a $1,000 liquidation preference per share (the “Series 2008D-NV Preferred Stock”). The Series 2008ND-V Preferred Stock, together with the Series 2008ND-NV Preferred Stock, the Series 2008D-V Preferred Stock and the Series 2008D-NV Preferred Stock, are collectively referred to in this proxy statement as the “Series 2008 Preferred Stock”. In this proxy statement, we refer to the transactions contemplated the Purchase Agreements as the “Equity Investment Transaction.”

Question:  Why is the Company seeking shareholder approval of the Conversion Terms and General Voting Rights of the Series 2008 Preferred Stock?

Answer: Because our common stock is listed on the Nasdaq Global Select Market (which we refer to in this document as “Nasdaq”), we are subject to Nasdaq rules and regulations. Section 4350 of the Nasdaq Marketplace Rules requires shareholder approval prior to any issuance or sale of common stock, or securities convertible into or exercisable for common stock, in any transaction or series of transactions (i) if the common stock to be issued has, or will have upon issuance, voting power equal to 20% or more of the voting power outstanding before the issuance, or (ii) if the number of shares of common stock to be issued is, or will be upon issuance, equal to 20% or more of the number of shares of common stock outstanding before the issuance, unless the sale or conversion price is greater than the greater of the pre-transaction trading price as reported on the Nasdaq and book value. We refer throughout this document to the requisite shareholder approval as the “Shareholder Approval.”

The common stock issuable upon conversion of the Series 2008 Preferred Stock would exceed 20% of both the voting power and number of shares of our common stock outstanding before the issuance. Although the conversion price for the Series 2008 Preferred Stock was greater than the TSFG closing stock price prior to entering into the purchase agreements with the investors, the conversion price was less than our most recently reported book value of $18.98 (as of March 31, 2008).

The shares of Series 2008 Preferred Stock acquired by the Investors are mandatorily convertible into common stock on May 1, 2011. However, if we are unable to obtain the Shareholder Approval required by the Nasdaq Marketplace Rules prior to the May 1, 2011 mandatory conversion date, the Series 2008 Preferred Stock will not be converted into TSFG common stock. In that case, holders will retain their shares of Preferred Stock (and certain dividend rate increases and conversion price adjustments will occur) until the requisite Shareholder Approval has been obtained, at which point conversion will be immediate and mandatory. Accordingly, the only condition precedent to the mandatory conversion of the Series 2008 Preferred Stock into common stock on May 1, 2011 is the receipt of the Shareholder Approval.

Question:   How will the conversion of the Series 2008 Preferred Stock occur?

Answer: Upon the later of May 1, 2011 and the first business day following the date on which we receive the Shareholder Approval, each share of Series 2008 Preferred Stock will be automatically converted into shares of common stock. Each outstanding share of Series 2008 Preferred Stock will automatically be converted into such number of shares of common stock determined by dividing (i) $1,000 (the purchase price per share of the Series 2008 Preferred Stock) by (ii) the conversion price of the Series 2008 Preferred Stock then in effect. The initial conversion price of the Series 2008 Preferred Stock is $6.50 per share, which results in an initial conversion rate of approximately 153.846 shares of common stock for each share of Series 2008 Preferred Stock. In addition, holders of the Series 2008ND-V Preferred Stock and the Series 2008D-V Preferred Stock will be entitled to convert their shares into common stock, at their option, following the Special Meeting (irrespective of whether Shareholder Approval is obtained). Following receipt of Shareholder Approval, the other two series of Series 2008 Preferred Stock will also be entitled to convert into shares of common stock at the option of the applicable holder.

Question:   How does our Board of Directors recommend that I vote?

Answer: Our board of directors unanimously recommends that you vote “FOR” the Proposals.

Question:   Why is our Board of Directors recommending approval of the Proposals?

Answer: In this current banking and credit environment, our management and board of directors determined that it would be prudent to seek significant equity capital in order to help bolster our capital ratios in light of the deteriorating conditions in the U.S. housing and credit markets and resulting elevated credit losses in our loan portfolio, which we expect to continue through 2008 and into 2009. The board of directors also concluded that in light of a variety of factors, including capital markets volatility, rating agency actions and general economic uncertainties, it was important that any process to raise additional common equity be executed promptly and with a high degree of certainty of completion. After exploring and considering a broad range of potential financing and other alternatives, our board of directors determined that the Equity Investment Transaction was the most effective means to address our capital needs on a timely basis and was in the best interests of our shareholders.

Accordingly, our board of directors recommends that shareholders vote “FOR” the Proposals so that the Series 2008 Preferred Stock will convert on May 1, 2011 into shares of common stock. In addition, as described below, if the Shareholder Approval is not received by May 1, 2011, the dividend rate on the Series 2008 Preferred Stock will increase substantially and, in the case of the Series 2008ND-V Preferred Stock and the Series 2008ND-NV Preferred Stock, the price at which such shares are convertible into common stock will decrease. These adjustments would be disadvantageous to the Company and our existing common shareholders.

Question:   What happens if the Shareholder Approval is received?

Answer: If the conversion of the Series 2008 Preferred Stock into common stock is approved at the Special Meeting, on May 1, 2011 we will issue to holders of each share of Series 2008 Preferred Stock a number of shares of common stock equal to $1,000 divided by the applicable conversion price (currently, $6.50 per share). Upon completion of the conversion, all rights with respect to the Series 2008 Preferred Stock will terminate, all shares of Series 2008 Preferred Stock will be cancelled and no further dividends will accrue thereon.

In addition, as noted above, if we obtain Shareholder Approval, holders of the Series 2008ND-NV and Series 2008D-NV may, at their option, convert their shares of Series 2008ND-NV and Series 2008D-NV into shares of common stock based on the applicable conversion price (currently, $6.50 per share), at any time after receipt of Shareholder Approval.

Question:   What happens if the Shareholder Approval is not received?

Answer: Unless the Shareholder Approval is received at the Special Meeting or unless our shareholders approve similar proposals at a subsequent meeting prior to May 1, 2011, the Series 2008 Preferred Stock will not be mandatorily converted on May 1, 2011. In addition, the Series 2008ND-NV Preferred Stock and Series 2008D-NV Preferred Stock will not be convertible at the option of Series 2008 Preferred Stock holders.

Following the date of the Special Meeting, even if the Shareholder Approval is not obtained, holders of Series 2008ND-V Preferred Stock or Series 2008D-V Preferred Stock may, at their option, convert their shares into our common stock based on the applicable conversion price. The Series 2008ND-NV and Series 2008D-NV, however, may not be converted prior to our obtaining the Shareholder Approval.

If the Series 2008 Preferred Stock remains outstanding after May 1, 2011 as a result of our failure to receive Shareholder Approval, the dividends on the Series 2008 Preferred Stock will immediately thereafter increase by 5.00% per annum, and will further increase every six months thereafter by 0.50% per annum until the date on which the mandatory conversion of the Series 2008 Preferred Stock is effected (up to a maximum of 17.00% per annum). In addition, with respect to the Series 2008ND-V Preferred Stock and Series 2008ND-NV Preferred Stock, if the mandatory conversion of the Series 2008ND-V and Series 2008ND-NV is not effected on May 1, 2011, the Conversion Price will immediately thereafter be reduced by $1.00, and will be further reduced by $0.50 per share every six months thereafter (but not below $4.00) until the date on which the mandatory conversion occurs.

The Company has agreed, pursuant to the Purchase Agreements, until the Shareholder Approval is obtained, to seek to obtain the Shareholder Approval within 180 Days of May 8, 2008 and then at the next annual meeting of our shareholders (and at each annual meeting thereafter) and at a special meeting of our shareholders to be held every 180 days following our annual meeting in each year until the Shareholder Approval is obtained.

Question:   What vote is required to hold the Special Meeting and what are the voting procedures?

Answer: Quorum Requirement: A quorum is the number of shares that must be present, in person or by proxy, in order for business to be transacted at the Special Meeting. At least a majority of the outstanding shares eligible to vote must be represented at the Special Meeting, either in person or by proxy, in order to transact business. Therefore, at the Special Meeting, the presence, in person or by proxy, of the holders of at least 36,401,377 shares of common stock will be required to establish a quorum. Shareholders of record who are present at the Special Meeting in person or by proxy and who abstain are considered shareholders who are present and entitled to vote, and will count towards the establishment of a quorum. Broker non-votes (which occur when a broker or other nominee holding shares for a beneficial owner reports those shares as present but does not vote on a proposal) are included for purposes of determining whether or not a quorum exists.

Required Votes: Each outstanding share of our common stock is entitled to one vote on each proposal at the Special Meeting.

Approval of Proposal No. 1 (authorizing the conversion terms and general voting rights of the Series 2008 Preferred Stock) requires the affirmative vote of a majority of the shares of common stock cast at the Special Meeting. Accordingly, failure to cast a vote will not affect whether this proposal is approved, and an abstention will not count as a vote in favor of or against such proposal.

The favorable vote of a majority of votes cast at the Special Meeting, whether or not a quorum is present, is required to approve Proposal No. 2 (regarding adjournment of the Special Meeting).

Question:   How may I cast my vote?

Answer: If you are the shareholder of record: You may vote by one of the following four methods (as instructed on the enclosed proxy card):

•	in person at the Special Meeting,
•	via the Internet,
•	by telephone, or
•	by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope.

Whichever method you use, the proxies identified on the proxy card will vote the shares of which you are the shareholder of record in accordance with your instructions. If you submit a proxy card without giving specific voting instructions, the proxies will vote the shares as recommended by our board of directors.

If you own your shares in “street name” (through a brokerage account or in another nominee form): You must provide instructions to the broker or nominee as to how your shares should be voted. Your broker or nominee will usually provide you with the appropriate instruction forms at the time you receive this proxy statement. If you own your shares in this manner, you cannot vote in person at the Special Meeting unless you receive a proxy to do so from the broker or the nominee, and you bring the proxy to the Special Meeting.

If you hold TSFG common stock through a TSFG employee benefit plan: If you are a current employee participant in a TSFG employee benefit plan that allows participant-directed voting of TSFG common stock held in that plan, you will receive electronic notification of the opportunity to vote the shares you hold in that plan. If you are not an employee of TSFG but hold TSFG common stock in a TSFG employee benefit plan, you may vote your shares by completing, signing, dating and returning the enclosed proxy card in accordance with the instructions provided on the card. The trustee for each plan will cause votes to be cast confidentially in accordance with your instructions. Plan shares not voted by participants will be voted by the trustee in the accordance with management's recommendation.

If you hold TSFG common stock through the TSFG dividend reinvestment plan: If you are a participant in TSFG’s Dividend Reinvestment Plan, the number shown on the enclosed proxy card includes shares held for your account in that plan.

Question: How may I cast my vote over the Internet or by telephone?

Answer: Voting over the Internet: If you are a shareholder of record, you may use the Internet to transmit your vote up until 3:00 a.m. [Eastern Time], on July 18, 2008. Visit https://www.proxyvotenow.com/tsfg and have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

Voting by Telephone: If you are a shareholder of record, you may call 1-866-855-9697 and use any touch-tone telephone to transmit your vote up until 3:00 a.m. [Eastern Time] on July 18, 2008. Have your proxy card in hand when you call and then follow the instructions. If you hold your shares in “street name” (through a broker, bank or other nominee) that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet voting options are available.

Question: How may I revoke or change my vote?

Answer: If you are the record owner of your shares, you may revoke your proxy at any time before it is voted at the Special Meeting by:

•	voting again by telephone or Internet,
•	submitting a later-dated properly completed proxy card,
•	delivering written notice to our Corporate Secretary prior to July 17, 2008, stating that you are revoking your proxy, or
•	attending the Special Meeting and voting your shares in person.

If your shares are held in street name and you have instructed a broker, bank or other nominee to vote your shares of our common stock, you may revoke those instructions by following the directions received from your broker, bank or other nominee to change those instructions.

Please note that attendance at the Special Meeting will not, in itself, constitute revocation of your proxy.

Question: Who is paying for the costs of this proxy solicitation?

Answer: The Company will bear the cost of preparing, printing and mailing the materials in connection with this solicitation of proxies. In addition to mailing these materials, officers and regular employees of our Company may, without being additionally compensated, solicit proxies personally and by mail, telephone, facsimile or electronic communication. The Company will reimburse banks and brokers for their reasonable out-of-pocket expenses related to forwarding proxy materials to beneficial owners of stock or otherwise in connection with this solicitation. We have retained Laurel Hill Advisory Group, LLC to assist in the solicitation at a cost of approximately $12,500, plus in each case payment of reasonable out-of-pocket expenses and other customary costs.

Question: What happens if the Special Meeting is postponed or adjourned?

Answer: Your proxy will still be effective and may be voted at the rescheduled meeting. You will still be able to change or revoke your proxy until it is voted.

GENERAL INFORMATION

This Proxy Statement and the enclosed proxy materials relate to the Special Meeting of Shareholders of The South Financial Group, Inc. to be held July 18, 2008, at 10:30 a.m.

Who May Vote at the Special Meeting

These proxy materials are provided to holders of TSFG’s common stock who were holders of record on June 9, 2008 (which we sometimes refer to in this document as the “record date”). Only TSFG common shareholders of record on the Record Date are entitled to vote at the Special Meeting. On the Record Date, 72,802,753 shares of TSFG common stock were outstanding.

Dividend Reinvestment Plan Shares. If you are a participant in TSFG’s Dividend Reinvestment Plan, the number shown on the enclosed proxy card includes shares held for your account in that plan.

Employee Benefit Plan Shares. If you are a current employee participant in a TSFG employee benefit plan that allows participant-directed voting of TSFG common stock held in that plan, you will receive electronic notification of the opportunity to vote the shares you hold in that plan. If you are not an employee of TSFG but hold TSFG common stock in a TSFG employee benefit plan, you may vote your shares by completing, signing, dating and returning the enclosed proxy card in accordance with the instructions provided on the card. The trustee for each plan will cause votes to be cast confidentially in accordance with your instructions. Plan shares not voted by participants will be voted by the trustee in accordance with management's recommendation.

Voting and Proxy Procedures

Each share of TSFG common stock outstanding on the Record Date will be entitled to one vote at the Special Meeting. Proxy cards are enclosed to facilitate voting.

If your shares are registered in your name, you may vote your shares by telephone, by Internet, or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. Simply follow the easy instructions on the proxy card. You may also vote in person at the Meeting. Execution of the enclosed proxy card or voting via telephone or Internet will not affect your right to attend the Special Meeting.

If your shares are held in “street name” through a broker, bank or other nominee, please follow the instructions provided by your nominee on the enclosed voting instruction form, in order to vote your shares by telephone, by Internet, or by signing, dating and returning the voting instruction form in the enclosed postage-paid envelope. If you desire to vote in person at the Special Meeting, you must provide a legal proxy from your bank, broker or other nominee.

Shares of TSFG common stock for which instructions are received will be voted in accordance with the shareholder’s instructions. If you send in your proxy card or use Internet or telephone voting, but do not specify how you want to vote your shares, we will vote them FOR the Proposals.

Revocation of Proxies

If you are a shareholder whose shares are registered in your name, you may revoke your proxy at any time before it is voted by one of the following methods:

•	voting again by telephone or Internet,
•	submitting a later-dated properly completed proxy card,
•	delivering written notice to our Corporate Secretary prior to July 17, 2008, stating that you are revoking your proxy, or
•	attending the Special Meeting and voting your shares in person.

If you hold your shares in “street name” through a broker, bank or other nominee, you may revoke your proxy by following instructions provided by your broker, bank or nominee. No notice of revocation or later-dated proxy will be effective until received by TSFG’s Corporate Secretary at or prior to the Special Meeting.

Quorum

Holders representing a majority of the outstanding shares of TSFG common stock, present in person or by proxy, are necessary to constitute a quorum. Broker non-votes (which occur when a broker or other nominee holding shares for a beneficial owner reports those shares as present but does not vote on a proposal) are included for purposes of determining whether or not a quorum exists.

Other Matters Related to the Meeting

Only matters brought before the Special Meeting in accordance with TSFG’s Bylaws will be considered. Aside from the two Proposals listed above in the Notice of Special Meeting, TSFG does not know of any other matters that will be presented at the Special Meeting. However, if any other matters properly come before the Special Meeting and any adjournment, the proxy holders will vote them in accordance with their best judgment.

The applicable regulations of the Securities and Exchange Commission (the “SEC”) require that TSFG disclose a recent closing stock price. Accordingly, the closing price of the TSFG common stock as of June 9, 2008 was $4.86. TSFG’s principal executive offices are located at 104 S. Main Street, Greenville, South Carolina 29601.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains or incorporates by reference forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.”

Forward-looking statements provide management’s current expectations or predictions of future conditions, events or results. They may include projections of our revenues, income, earnings per share, capital expenditures, dividends, capital structure or other financial items, descriptions of management’s plans or objectives for future operations, products or services, or descriptions of assumptions underlying or relating to the foregoing. They are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. These statements speak only as of the date they were made. Management does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made except as required by federal securities law.

There are a number of significant factors which could cause actual conditions, events or results to differ materially from those describe in the forward-looking statements, many of which are beyond management’s control or its ability to accurately forecast or predict. Factors that might cause our future performance to vary from that described in our forward-looking statements include market, credit, operational, regulatory, strategic, liquidity, capital and economic factors as described under “Risk Factors” in our periodic reports filed with the SEC, including, without limitation:

•	risks from changes in economic, monetary policy, and industry conditions;
•	changes in interest rates, shape of the yield curve, deposit rates, the net interest margin, and funding sources;
•	market risk (including net income at risk analysis and economic value of equity risk analysis) and inflation;
•	risks inherent in making loans including repayment risks and changes in the value of collateral;
•	loan growth, the adequacy of the allowance for credit losses, provision for credit losses, and the assessment of problem loans (including loans acquired via acquisition);
•	continued deterioration in the overall credit environment;

•	loss of deposits due to perceived capital weakness or otherwise;
•	adequacy of capital and future capital needs;
•	issuance of subordinated debt;
•	level, composition, and repricing characteristics of the securities portfolio;
•	deposit growth, change in the mix or type of deposit products and cost of deposits;
•	availability of wholesale funding;
•	fluctuations in consumer spending;
•	competition in the banking industry and demand for our products and services;
•	continued availability of senior management;
•	technological changes;
•	ability to increase market share;
•	income and expense projections, ability to control expenses, and expense reduction initiatives;
•	changes in the compensation, benefit, and incentive plans, including compensation accruals;
•	risks associated with income taxes, including the potential for adverse adjustments;
•

acquisitions, greater than expected deposit attrition or customer loss, inaccuracy of related cost savings estimates, inaccuracy of estimates of financial results, and unanticipated integration issues;

•	valuation of goodwill and intangibles and related impairment;
•	significant delay or inability to execute strategic initiatives designed to grow revenues;
•	changes in management’s assessment of and strategies for lines of business, asset, and deposit categories;
•	changes in accounting policies and practices;
•	changes in the evaluation of the effectiveness of our hedging strategies;
•	changes in regulatory actions, including the potential for adverse adjustments;
•	changes, costs, and effects of litigation, and environmental remediation; and
•	recently-enacted or proposed legislation.

In addition, other factors could adversely affect our results and this list is not a complete set of all potential risks or uncertainties. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included or incorporated by reference in this proxy statement or in our other periodic filings with the SEC.

PROPOSAL NO. 1

APPROVAL OF THE CONVERSION TERMS AND

GENERAL VOTING RIGHTS OF THE SERIES 2008 PREFERRED STOCK

Background to Proposal No. 1

Our management and board of directors determined that it would be prudent to seek significant equity capital in order to help bolster our capital ratios in light of the deteriorating conditions in the U.S. housing and credit markets and resulting elevated credit losses in our loan portfolio, which we expect to continue through 2008 and into 2009. Our board of directors also concluded that in light of a variety of factors, including capital markets volatility, rating agency actions and general economic uncertainties, it was important that any process to raise additional common equity be executed promptly and with a high degree of certainty of completion. After exploring and considering a broad range of potential financing and other alternatives, our board of directors determined that the Equity Investment Transaction was the most effective means to address our capital needs on a timely basis and was in the best interests of our shareholders. On May 1, 2008, we entered into Purchase Agreements with certain of our directors and a number of qualified institutional buyers and institutional accredited investors. Under the Purchase Agreements, we agreed to issue to the Investors (i) 55,562 shares of Series 2008ND-V Preferred Stock, (ii) 184,718 shares of Series 2008ND-NV Preferred Stock, (iii) 2,221 shares of Series 2008D-V Preferred Stock, and (iv) 7,499 shares of Series 2008D-NV Preferred Stock.

Closing for the issuance of the securities to the Investors occurred on May 8, 2008. The shares of Series 2008 Preferred Stock, issued and sold to the Investors in the Equity Investment Transaction, were issued from our authorized but unissued shares of preferred stock, and shareholders are not being asked to vote upon the issuance and sale of those securities.

Subject to receipt of Shareholder Approval, we estimate that we will be required to issue approximately 38.5 million shares of common stock upon the conversion of all the shares of Series 2008 Preferred Stock assuming a conversion price of $6.50 per share.

Recommendation of the board of directors of TSFG

On April 17, 2008, our board of directors adopted a resolution declaring it advisable and in the best interests of the Company and its shareholders to approve the conversion terms and general voting rights of all shares of the Series 2008 Preferred Stock and the automatic cancellation of the Series 2008 Preferred Stock upon such conversion.

Because our common stock is listed on Nasdaq, we are subject to the Nasdaq rules and regulations. Nasdaq Marketplace Rule 4350(i)(1)(D) requires shareholder approval in connection with a transaction other than a public offering involving the sale, issuance or potential issuance of our common stock (or securities convertible into or exercisable into our common stock) equal to 20% or more of our common stock or 20% or more of the voting power outstanding before the issuance if the securities are sold for less than the greater of book or market value of our common stock.

Our proposed issuance of common stock to the Investors upon conversion of the Series 2008 Preferred Stock falls under this rule because the common stock issuable upon conversion of the Series 2008 Preferred Stock will exceed both 20% of the voting power and 20% of the number of shares of common stock outstanding before the Equity Investment Transaction.

The purpose of Proposal No. 1 is to satisfy, in connection with the Company’s sale and issuance of the Series 2008 Preferred Stock, its obligations under the Purchase Agreements and to allow the conversion of Series 2008 Preferred Stock into shares of common stock and the exercise of the related general voting rights in accordance with the Nasdaq rules described above.

Unless Proposal No. 1 is approved at the Special Meeting or unless our shareholders approve a similar proposal at a subsequent meeting prior to May 1, 2011, the Series 2008ND-NV and Series 2008D-NV will not be convertible, and in particular, will not be mandatorily converted on May 1, 2011. If we have obtained the

Shareholder Approval, holders of the Series 2008ND-NV and Series 2008D-NV may, at their option, convert their shares of Series 2008ND-NV and Series 2008D-NV into shares of common stock based on the applicable conversion price.

Following the date of the Special Meeting (and regardless of whether Shareholder Approval is obtained), holders may, at their option, convert their shares of Series 2008ND-V Preferred Stock or Series 2008D-V Preferred Stock, as applicable, into shares of our common stock based on the applicable conversion price.

The Company has agreed, pursuant to the Purchase Agreements, until the Shareholder Approval is obtained, to seek to obtain the Shareholder Approval within 180 days of May 8, 2008 and then at the next annual meeting of our shareholders (and at each annual meeting thereafter) and at a special meeting of our shareholders to be held every 180 days following our annual meeting in each year until the Shareholder Approval is obtained.

If the Series 2008 Preferred Stock remains outstanding after May 1, 2011, the dividends on the Series 2008 Preferred Stock will immediately thereafter increase by an additional 5.00% per annum, and will further increase every six months thereafter by an additional 0.50% per annum until the date on which the mandatory conversion of the Series 2008 Preferred Stock is effected (subject to a maximum of 17.00% per annum). In addition, with respect to the Series 2008ND-V Preferred Stock and Series 2008ND-NV Preferred Stock, if the mandatory conversion of the Series 2008ND-V and Series 2008ND-NV is not effected on May 1, 2011, the Conversion Price will immediately thereafter be reduced by $1.00, and will be further reduced by $0.50 per share every six months thereafter (but not below $4.00) until the date on which the mandatory conversion occurs.

THE BOARD OF DIRECTORS OF TSFG RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL NO. 1 -- APPROVAL OF THE CONVERSION TERMS AND GENERAL VOTING RIGHTS OF THE SERIES 2008 PREFERRED STOCK.

DESCRIPTION OF THE PURCHASE AGREEMENTS

As described above, the Institutional Investors each entered into a Purchase Agreement with the Company to purchase Series 2008 Preferred Stock. The terms and conditions of each of the Purchase Agreements are substantially the same.

Representations and Warranties

In the form of Purchase Agreement, we made customary representations and warranties to Investors whose names are set forth on the signature pages thereto relating to us, our business and the issuance of Series 2008 Preferred Stock, and agreed to indemnify the Investors for breaches of our representations and warranties under certain circumstances. The Investors also made customary representations and warranties to us about themselves and their compliance with securities laws.

Agreement to Seek Shareholder Approval

We have agreed to use our reasonable best efforts to obtain the Shareholder Approval as soon as reasonably practicable, but in no event later than 180 days after May 8, 2008. If we are unable to obtain the Shareholder Approval within 180 days of May 8, 2008, we are required to use our reasonable best efforts to obtain such approval at the next annual meeting of our shareholders (and each annual meeting thereafter), as well as at a special meeting of our shareholders to be held every 180 days following our annual meeting in each year until the Shareholder Approval is obtained.

Limited Right of First Refusal

We have agreed to provide the Institutional Investors with a limited rights to participate in future sales of any shares of our common stock or any securities convertible into or containing options or rights to acquire any shares of common stock (other than for the issuance of our securities (or securities convertible into or containing options or rights to acquire our securities) pursuant to any equity-based compensation plan or as consideration in any merger or other business combination, and other than in any transaction that would result in an adjustment to the conversion price or that would result in an additional distribution to the holders of Series 2008 Preferred Stock upon conversion). In the event of any such sales, we have agreed to use our reasonable best efforts to offer, prior to such sale, to the Institutional Investor (but only if holding more than $5,000,000 liquidation value of shares of Series 2008 Preferred Stock) the right to purchase a pro rata portion of such securities equal to the percentage determined by dividing

•

the sum of (1) the number of shares of common stock held by the participating Institutional Investor plus (2) the number of shares of common stock that may be acquired by the participating Institutional Investor upon the conversion of all shares of Series 2008 Preferred Stock held by it, by

•

the sum of (1) the number of shares of common stock then outstanding plus (2) the number of shares of common stock then purchasable upon exercise of all outstanding options or other rights to acquire any shares of common stock and the conversion of all outstanding convertible securities (including the Series 2008 Preferred Stock).

The participating Institutional Investor will be entitled to purchase all or part of such securities at the same price and on the same terms as such securities are to be offered to other persons or entities. Each participating Institutional Investor must exercise its right of first refusal as soon as practicable under the circumstances following notice from us describing in reasonable detail, to the extent known at the time, the securities being offered, the estimated purchase price thereof, the payment terms and such participating Institutional Investor’s percentage allotment. The limited right of first refusal only applies to the participating Institutional Investors (and not to subsequent purchasers or transferees) and shall terminate with respect to any participating Institutional Investor at such time as such participating Institutional Investor ceases to hold at least 50% of the Series 2008 Preferred Stock purchased under the Purchase Agreement between it and us. The limited right of first refusal shall not be deemed to require us to engage in negotiations with any participating Institutional Investor of the pricing or other terms of the applicable securities.

Registration Rights

We granted the Investors “shelf” registration rights with respect to the securities purchased by them under the form of the Purchase Agreement, which may be used to effect sales of the Series 2008 Preferred Stock and any common stock into which the Series 2008 Preferred Stock is converted into or issuable with respect to the Series 2008 Preferred Stock. The Company filed a registration on Form S-3 registering the securities subject to the registration rights on June 6, 2008.

This description of the form of Purchase Agreement is a summary of the material terms of such agreement and does not purport to be a complete description of all of the terms of such agreement. Shareholders can find the form of Purchase Agreement and further information about the Equity Investment Transaction in the Current Report on Form 8-K we filed with the SEC on May 2, 2008. For more information about accessing the Current Report on Form 8-K and the other information we file with the SEC, see “Where You Can Find More Information” below.

DESCRIPTION OF THE SERIES 2008 PREFERRED STOCK

The following is a summary of the material terms and provisions of the preferences, limitations, voting powers and relative rights of the Series 2008 Preferred Stock as contained in the Articles of Amendment of the Company relating to the Series 2008ND-V Preferred Stock, Series 2008ND-NV Preferred Stock, Series 2008D-V Preferred Stock, and Series 2008D-NV Preferred Stock, which are attached to this proxy statement as Annex A, which we incorporate by reference into this proxy statement. Shareholders are urged to read the Articles of Amendment relating to the Series 2008ND-V Preferred Stock, Series 2008ND-NV Preferred Stock, Series 2008D-V Preferred Stock, and Series 2008D-NV Preferred Stock in their entirety.

Dividends

Prior to and including May 1, 2011, to the extent that we are legally permitted to pay dividends and declare a dividend payable, we will pay dividends on the Series 2008 Preferred Stock quarterly in arrears on each

February 1, May 1, August 1 and November 1 (each of which is referred to in this document as a “Dividend Payment Date”), beginning on August 1, 2008. On each Dividend Payment Date, we will pay non-cumulative cash dividends on the Series 2008 Preferred Stock at a rate per annum equal to 10.00%. If the mandatory conversion of the Series 2008 Preferred Stock is not effected on May 1, 2011, the dividends on the Series 2008 Preferred Stock will immediately thereafter increase by an additional 5.00% per annum, and will further increase every six months thereafter by an additional 0.50% per annum until the date on which the mandatory conversion is effected (subject to a maximum of 17.00% per annum). If the quarterly cash dividends on the common stock are increased at any time during the two years following May 8, 2008 above the greater of (i) $0.05 per share and (ii) the Common Stock per share dividend amount in effect on May 1, 2010 (such greater amount being the “Dividend Threshold”), the dividend rate on the Series 2008 Preferred Stock will be increased by the same percentage that common stock dividends were increased above $0.05 per share, with further adjustments (up or down) from time to time as applicable. If at any time from the second anniversary of May 8, 2008 through the date on which the mandatory conversion is effected, the quarterly cash dividends on the common stock are increased above the Dividend Threshold, holders of Series 2008 Preferred Stock will be entitled to a cash distribution per share of Series 2008 Preferred Stock (in addition to the Series 2008 Preferred Stock dividend payment at the dividend rate in effect as of the second anniversary of May 8, 2008) equal to (x) the amount by which the quarterly common stock cash dividend per share exceeds the Dividend Threshold multiplied by (y) the number of shares of common stock into which each share of Series 2008 Preferred Stock could then be converted (without regard to any cut-back in conversion rights).

Dividends on the Series 2008 Preferred Stock are not cumulative. Accordingly, if for any reason our board of directors does not declare a dividend on the Series 2008 Preferred Stock for a Dividend Period prior to the related Dividend Payment Date, that dividend will not accrue, and we will have no obligation to pay a dividend for that Dividend Period on the Dividend Payment Date or at any time in the future, whether or not our board of directors declares a dividend on the Series 2008 Preferred Stock or any other series of our preferred stock or common stock for any future Dividend Period. Quarterly dividend periods (each of which is referred to in this document as a “Dividend Period”) shall commence on each Dividend Payment Date (other than the initial Dividend Period, which shall commence on the date of original issue of the Series 2008 Preferred Stock) and shall end on and exclude the next succeeding Dividend Payment Date (provided in the case of a liquidation, the applicable Dividend Period shall end on and exclude the date of our voluntary or involuntary liquidation, dissolution or winding up, as the case may be).

So long as shares of the Series 2008 Preferred Stock are outstanding, we may not (1) declare or pay dividends or make distributions on junior securities, including common stock, or redeem, repurchase or acquire, or make a liquidation payment with respect to, Junior Stock, including common stock or (2) redeem, purchase, acquire or make a liquidation payment with respect to, or pay or make available monies for a sinking fund for the redemption of any Parity Stock (other than pursuant to pro rata offers to purchase all or a pro rata portion of the Series 2008 Preferred Stock and such Parity Stock), unless full dividends on all outstanding shares of the Series 2008 Preferred Stock have been paid or declared and set aside for payment (with customary exceptions for dividends or distributions paid in equity, redemptions or purchases of any rights pursuant to a shareholder rights plan or by conversion or exchange for other Junior Stock, purchases by us or our affiliates as a broker, dealer, advisor, fiduciary, trustee or comparable capacity in connection with transactions effected by or for the account of our customers and acquisitions of common stock in respect of exercises of employee equity awards and any related tax withholding).

When dividends are not paid in full (or declared and a sum sufficient for such full payment is not so set apart) for any Dividend Period on the Series 2008 Preferred Stock and any Parity Stock, dividends declared on the Series 2008 Preferred Stock and Parity Stock (whether cumulative or non-cumulative) shall only be declared pro rata so that the amount of dividends declared per share on the Series 2008 Preferred Stock and such Parity Stock will in all cases bear to each other the same ratio that accrued dividends per share on the shares of Series 2008 Preferred Stock (but without, in the case of the Series 2008 Preferred Stock and any other non-cumulative preferred stock, accumulation of unpaid dividends for prior Dividend Periods) and such Parity Stock bear to each other.

Ranking

The Series 2008 Preferred Stock will rank upon our liquidation, winding-up or dissolution:

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senior to our common stock (including, if applicable and to the fullest extent permitted by law, any preferred stock purchase or similar rights issued with respect thereto pursuant to a shareholder rights plan), and each other class or series of our equity securities, whether currently issued or issued in the future, that does not by its terms rank pari passu or senior to the Series 2008 Preferred Stock with respect to payment of dividends or rights upon our liquidation, dissolution or winding up of our affairs (all of such equity securities, including our common stock, and options, warrants or rights to subscribe for or purchase shares of our common stock or such other equity securities, are collectively referred to in this document as the “Junior Stock”);

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on a parity with each other class or series of our equity securities, whether currently issued or issued in the future, that by its terms ranks pari passu with the Series 2008 Preferred Stock with respect to payment of dividends or rights upon our liquidation, dissolution or winding up of our affairs (all of such equity securities are collectively referred to in this document as the “Parity Stock”); and

•

junior to each other class or series of our equity securities, whether currently issued or issued in the future, that by its terms ranks senior to the Series 2008 Preferred Stock with respect to payment of dividends or rights upon our liquidation, dissolution or winding up of our affairs (all of such equity securities are collectively referred to in this document as the “Senior Stock”).

The Series 2008D-V Preferred Stock, Series 2008D-NV Preferred Stock, Series 2008ND-V Preferred Stock and Series 2008ND-NV Preferred Stock rank in parity to one another.

The Series 2008 Preferred Stock ranks junior in payment to our trust preferred securities and to all obligations of our subsidiaries, including our REIT preferred securities (issued by a REIT subsidiary of the Company’s banking subsidiary).

Redemption

The Series 2008 Preferred Stock is not redeemable at any time.

Conversion Terms

Conversion Price. Each share of Series 2008 Preferred Stock will be convertible, on the terms at such time as set forth below, into approximately 153.846 shares of our common stock, based on a conversion price of $6.50 per share of common stock (as it may be adjusted with respect to the Series 2008ND-V Preferred Stock and Series 2008ND-NV Preferred Stock as set forth below, the “Conversion Price”). With respect to the Series 2008ND-V Preferred Stock and Series 2008ND-NV Preferred Stock, if the mandatory conversion of the Series 2008ND-V and Series 2008ND-NV is not effected on May 1, 2011, the Conversion Price will immediately thereafter be reduced by $1.00, and will be further reduced by $0.50 per share every six months thereafter (but not below $4.00) until the date on which the mandatory conversion occurs. The Series 2008D-V and Series 2008D-NV have no similar feature.

Optional Conversion. Following the date of the first special meeting of our shareholders held for the purpose of obtaining the Shareholder Approval, holders may, at their option, convert their shares of Series 2008ND-V Preferred Stock or Series 2008D-V Preferred Stock, as applicable, into shares of common stock based on the Conversion Price. The Series 2008ND-NV Preferred Stock and Series 2008D-NV Preferred Stock, however, may not be converted prior to receipt of Shareholder Approval. If we have obtained Shareholder Approval, holders of the Series 2008ND-NV Preferred Stock and Series 2008D-NV Preferred Stock may, at their option, convert their shares of Series 2008ND-NV Preferred Stock and Series 2008D-NV Preferred Stock into shares of common stock based on the applicable Conversion Price. Holders of Series 2008 Preferred Stock who exercise the optional conversion right will have the right to receive declared and unpaid dividends on the Series 2008 Preferred Stock as of the conversion date, to the extent we are legally permitted to pay such dividends at such time.

Mandatory Conversion. Each share of Series 2008 Preferred Stock is mandatorily convertible into shares of our common stock based on the Conversion Price on May 1, 2011; provided, however, that if we are unable to obtain Shareholder Approval prior to May 1, 2011, then, in that event, holders shall have the right to retain their shares of Series 2008 Preferred Stock until the first business day after Shareholder Approval has been obtained, at which point conversion shall be immediate and mandatory. On or after the date that is two years following the receipt by us of Shareholder Approval, the Series 2008 Preferred Stock is also automatically convertible, if, for a period of 20 consecutive trading days, the closing price of our common stock has been at least $21.00 per share (subject to anti-dilution adjustment).

Holders of Series 2008 Preferred Stock will have the right to receive any dividends declared and due on May 1, 2011, to the extent we are legally permitted to pay such dividends at such time.

Make-whole Upon Certain Transactions

In the event of a Make-whole Acquisition, the make-whole payment due in respect of each share of Series 2008 Preferred Stock converted in (or within 20 days following) the transaction shall equal the sum of the present values of all scheduled dividend payments on the Series 2008 Preferred Stock from the date of the Make-whole Acquisition to and including May 1, 2011 (or the date that is two years following the receipt by us of Shareholder Approval, if the value of the consideration paid in the Make-whole Acquisition is greater than $21.00 per share of common stock), discounted from the applicable Dividend Payment Dates to the date of the Make-whole Acquisition, in each case on a quarterly basis, at the Treasury Rate applicable to the immediately preceding Dividend Period, plus a spread equal to 0.50%, plus in each case accrued and unpaid dividends through the date of the Make-whole Acquisition.

For the purpose of this document, “Treasury Rate” means, with respect to any Dividend Period immediately preceding a Make-whole Acquisition, the rate from the auction held on the date of such Make-whole Acquisition, or the “Auction”, of direct obligations of the United States, or “treasury bills”, having a 3-year maturity under the caption “INVESTMENT RATE” on the display on Reuters (or any successor service) on page USAUCTION 10 (or any other page as may replace such page on such service) or page USAUCTION 11 (or any other page as may replace such page on such service) or, if not so published by 3:00 P.M., New York City time, on the related Calculation Date (as defined below), the Bond Equivalent Yield (as defined below) of the rate for such treasury bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High” or, if not so published by 3:00 P.M., New York City time, on the related calculation date (as defined below), the Bond Equivalent Yield of the auction rate of such treasury bills as announced by the U.S. Department of the Treasury. In the event that the auction rate of treasury bills having a 3-year maturity is not so announced by the U.S. Department of the Treasury, or if no such Auction is held, then the Treasury Rate will be the Bond Equivalent Yield of the rate on the date of such Make-Whole Acquisition of treasury bills having a 3-year maturity as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market” or, if not yet published by 3:00 P.M., New York City time, on the related calculation date, the rate on such Treasury Rate interest determination date of such treasury bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”. If such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source, then the treasury rate will be calculated by the common stock Conversion Agent and will be the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on the date of such Make-Whole Acquisition, of three primary U.S. government securities dealers (which may include the dealers or their affiliates) selected by the conversion agent for the Series 2008 Preferred Stock, for the issue of treasury bills with a remaining maturity closest to 3 years; however, if the dealers so selected by the conversion agent for the Series 2008 Preferred Stock are not quoting as mentioned in this sentence, the Treasury Rate determined as of the date of such Make-Whole Acquisition will be the Treasury Rate in effect on the date of such Make-whole Acquisition.

For the purpose of this document “Bond Equivalent Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond equivalent yield =	D x N	x 100
360 - (D x M)

where “D” refers to the applicable per annum rate for treasury bills quoted on a bank discount basis, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest reset period.

For the purpose of this document “Calculation Date” means the date that is two business days following the date of the Make-whole Acquisition.

For the purpose of this document “Make-whole Acquisitions” means completion of any transaction set forth in the first, second or fourth bullet point description of “reorganization event” below, unless the transaction is one in which the persons that beneficially owned directly or indirectly, voting shares of the Company immediately prior to such transaction beneficially own, directly or indirectly, voting shares representing a majority of the total voting power of all outstanding classes of voting shares of the continuing or surviving person, or its ultimate parent company, immediately after the transaction.

Anti-Dilution Adjustments

The Conversion Price is subject to adjustment from time only under the circumstances described below:

Stock Dividends and Distributions and Subdivisions, Splits and Combinations of the common stock. If we issue common stock as a dividend or distribution on our common stock to all holders of the common stock, or if we affect a share split or share combination of our common stock, the Conversion Price will be adjusted based on the following formula:

CR1	=	CR0 × (OS0 / OS1)

where:

CR0	=	The Conversion Price in effect immediately prior to the adjustment relating to such event
CR1	=	The new Conversion Price immediately after the adjustment relating to such event
OS0	=	The number of shares of common stock outstanding immediately prior to such event
OS1	=	The number of shares of common stock outstanding immediately after such event

Any adjustment made pursuant to this paragraph will become effective on the date that is immediately after (1) the date fixed for the determination of holders of common stock entitled to receive such dividend or other distribution or (2) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this paragraph is declared but not so paid or made, the Conversion Price will be readjusted to the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

Calculation of Adjustments. No adjustment to the Conversion Price need be made if the holders may participate in the transaction that would otherwise give rise to such adjustment. The applicable Conversion Price shall not be adjusted for certain events including, among others:

•

upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in our common stock under any plan;

•

upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any of our present or future employee, director or consultant benefit plans, or any employee agreement or arrangement or program;

•

upon the issuance of any shares of common stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the issue date of the Series 2008 Preferred Stock;

•	for a change in the par value of our common stock;
•	as a result of a tender offer solely to holders of fewer than 100 shares of the common stock.

General. We shall have the power to resolve any ambiguity and its action in so doing, as evidenced by a resolution of our board of directors shall be final and conclusive unless clearly inconsistent with the intent hereof.

Notice of Adjustment. Whenever the Conversion Price is to be adjusted, we shall: (i) compute the adjusted Conversion Price and prepare and transmit to our transfer agent a certificate of an officer setting forth the adjusted Conversion Price the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based; (ii) as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Price (or if we are not aware of such occurrence, as soon as practicable after becoming so aware), provide, or cause to be provided, a written notice to the holders of the Series 2008 Preferred Stock of the occurrence of such event and (iii) as soon as practicable following the determination of the revised Conversion Price provide, or cause to be provided, to the holders of the Series 2008 Preferred Stock a statement setting forth in reasonable detail the method by which the adjustment to the Conversion Price was determined and setting forth the revised Conversion Price.

Notice Provision

In the event (1) we declare a dividend (or any other distribution) on our common stock; (2) we authorize the granting to the holders of all or substantially all of our common stock of rights, options or warrants to subscribe for or purchase any share of any class or any other rights, options or warrants; (3) of any reclassification or reorganization of our common stock (other than a subdivision or combination of our outstanding common stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which we are a party and for which approval of any of our stockholders is required, or of the sale or transfer of all or substantially all of our assets; (4) of a tender offer or exchange offer made by us or any of our subsidiaries for any portion of our common stock; or (5) of our voluntary or involuntary dissolution, liquidation or winding up, we will, in each case, send or cause to be sent, by first-class mail, postage prepaid, to each holder of Series 2008 Preferred Stock, as promptly as possible but in any event at least 10 days prior to the applicable date hereinafter specified, a written notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of common stock of record to be entitled to such dividend, distribution or rights, options or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, tender offer, exchange offer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of common stock of record shall be entitled to exchange their common stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, tender offer, exchange offer, transfer, dissolution, liquidation or winding up.

Reorganization Events

In the event of:

•	any consolidation or merger of us with or into another person in each case pursuant to which our common stock will be converted into cash, securities or other property of us or another person;
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any sale, transfer, lease or conveyance to another person of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, in each case pursuant to which our common stock will be converted into cash, securities or other property;

•	any reclassification of our common stock into securities, including securities other than our common stock;
•	any statutory exchange of our securities for those of another person (other than in connection with a merger or acquisition),

each of which is referred to as a “reorganization event,” each share of the Series 2008 Preferred Stock outstanding immediately prior to such reorganization event will, without the consent of holders, become convertible into the types and amounts of securities, cash, and other property that is or was receivable in such reorganization event by a holder of the number of shares of common stock into which such share of Series 2008 Preferred Stock was convertible immediately prior to such reorganization event in exchange for such shares of common stock. In addition, the shares of Series 2008 Preferred Stock will be immediately convertible, notwithstanding any limitations on conversion described in this document, if such reorganization event is also a Make-whole Acquisition (described above) in which we are not the surviving entity in such transaction. The amount of such property receivable upon conversion of any Series 2008 Preferred Stock will be determined based upon the type of property delivered in respect of each share of common stock and the number of shares of common stock that would be received upon conversion of the Series 2008 Preferred Stock but for the provisions governing a reorganization event. Except under certain circumstances, the holders will not have any separate class vote on any reorganization event. See “—Voting” immediately below.

General Voting Rights

Except when entitled to vote as a separate class, following the first meeting of our shareholders held for the purpose of obtaining the Shareholder Approval, the holders of Series 2008ND-V and Series 2008D-V will be entitled to vote their Series 2008 Preferred Stock on an as converted basis with our common stock as a single class. Until we obtain the Shareholder Approval the holders of Series 2008ND-NV and Series 2008D-NV will not be entitled to any similar voting right. At such time as we obtain the Shareholder Approval, except when entitled to vote as a separate class, the holders of Series 2008ND-NV and Series 2008D-NV will be entitled to vote their Series 2008 Preferred Stock on an as converted basis with our common stock as a single class.

Nasdaq Marketplace Rule 4350(i)(1)(D) requires shareholder approval in connection with a transaction other than a public offering involving the sale, issuance or potential issuance of our common stock (or securities convertible into or exercisable into our common stock) equal to 20% or more of our common stock or 20% or more of the voting power outstanding before the issuance if the securities are sold for less than the greater of book or market value of our common stock.

Our proposed issuance of common stock to the Investors upon conversion of the Series 2008 Preferred Stock falls under this rule because the common stock issuable upon conversion of the Series 2008 Preferred Stock, will exceed both 20% of the voting power and 20% of the number of shares of common stock outstanding before the Equity Investment Transaction.

Special Voting Rights

The affirmative consent of holders of at least 66 2/3% of the outstanding Series 2008 Preferred Stock (voting as a separate class) will be required (1) for the issuance of any class or series of stock ranking senior to the Series 2008 Preferred Stock as to dividend rights or rights upon liquidation, winding-up or dissolution and for amendments to our amended and restated articles of incorporation that would alter the rights of holders of the Series 2008 Preferred Stock in a manner materially adverse to the holders, (2) to approve any liquidation or dissolution of the company or any merger or consolidation of the Company with or into any other entity unless (i) the Company is the surviving entity in such merger or consolidation and the Series 2008 Preferred Stock remains outstanding or (ii) the Company is not the surviving entity in such merger or consolidation but the Series 2008 Preferred Stock is not changed in such merger or consolidation into anything other than a class or series of preferred stock of the surviving or resulting entity, or the entity controlling such entity, having such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series 2008 Preferred Stock, taken as a whole, or (3) for any acquisition announced by the Company during the first 18 months following May 8, 2008 of another financial institution where the aggregate amount of any cash consideration together with the value of any stock consideration (based on the pre-announcement stock price) paid by the Company for the equity securities of such other institution exceeds $30 million (other than any acquisition of a distressed financial institution where the institution is acquired from or with the affirmative assistance of a bank regulator).

Liquidation

In the event of our voluntary or involuntary liquidation, dissolution, or winding up of the, the holders of shares of the Series 2008 Preferred Stock then outstanding shall be entitled, subject to the payment in full or provisions having been made for the payment in full of all claims of our creditors and the liquidation preferences for all Senior Stock, to be paid, out of our assets available for distribution to our stockholders whether from capital, surplus or earnings and before any payment shall be made in respect of our common stock or on any other class of stock ranking junior to the Series 2008 Preferred Stock, an amount equal to $1,000.00 per share. After setting apart or paying in full the preferential amounts due the holders of the Series 2008 Preferred Stock, our remaining assets available for distribution to our stockholders, if any, shall be distributed exclusively to the holders of our common stock or as otherwise provided in our Articles of Incorporation. If upon our liquidation, dissolution, or winding up, our assets available for distribution to our shareholders are be insufficient to pay the holders of the Series 2008 Preferred Stock the full amounts to which they respectively shall be entitled, the holders of the Series 2008 Preferred Stock shall share ratably in any distribution of assets.

Preemptive Rights

Holders of the Series 2008 Preferred Stock have no statutory preemptive rights.

Fractional Shares

No fractional shares of our common stock will be issued to holders of the Series 2008 Preferred Stock upon conversion. In lieu of any fractional shares of common stock otherwise issuable in respect of the aggregate number of shares of the Series 2008 Preferred Stock of any holder that are converted, that holder will be entitled to receive an amount in cash (computed to the nearest cent) equal to the same fraction of the closing price per share of our common stock determined as of the second trading day immediately preceding the effective date of conversion. If more than one share of the Series 2008 Preferred Stock is surrendered for conversion at one time by or for the same holder, the number of full shares of common stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series 2008 Preferred Stock so surrendered.

Common Stock Rights

We have 200,000,000 shares of common stock authorized, of which 72,802,753 shares were outstanding as of June 9, 2008. The holders of our common stock are entitled to dividends when, as and if declared by our board of directors in their discretion out of funds legally available therefor. Our principal source of funds is dividends from subsidiaries. Our subsidiaries are subject to certain legal restrictions on the amount of dividends they are permitted to pay. All outstanding shares of our common stock are fully paid and non-assessable. Shares of our common stock issuable upon conversion of the Series 2008 Preferred Stock will be fully paid and non-assessable. No holder of our common stock has any redemption or sinking fund privileges, any preemptive or other rights to subscribe for any other shares or securities, or any conversion rights. In the event of liquidation, the holders of our common stock are entitled to receive pro rata any assets distributable to shareholders related to the shares held by them, subject to the rights of any senior stock that may be issued in the future. Holders of our common stock are entitled to one vote per share.

CONSEQUENCES IF PROPOSAL NO. 1 IS NOT APPROVED

Shareholders’ Meeting. Unless the Shareholder Approval is received at the Special Meeting or unless our shareholders approve similar proposals at a subsequent meeting prior to May 1, 2011, the Series 2008 Preferred Stock will not be mandatorily converted on May 1, 2011. The Company has agreed, pursuant to the Purchase Agreements, until the Shareholder Approval is obtained, to seek to obtain the Shareholder Approval within 180 Days of May 8, 2008 and then at the next annual meeting of our shareholders (and at each annual meeting thereafter) and at a special meeting of our shareholders to be held every 180 days following our annual meeting in each year until the Shareholder Approval is obtained.

Conversion. Following the date of the Special Meeting, holders may, at their option, convert their shares of Series 2008ND-V Preferred Stock or Series 2008D-V Preferred Stock, as applicable, into shares of our common stock based on the applicable conversion price. The Series 2008ND-NV and Series 2008D-NV, however, may not be converted prior to our obtaining the Shareholder Approval. If we have obtained the Shareholder Approval, holders of the Series 2008ND-NV and Series 2008D-NV may, at their option, convert their shares of Series 2008ND-NV and Series 2008D-NV into shares of common stock based on the applicable conversion price

Dividends. If the Series 2008 Preferred Stock remains outstanding after May 1, 2011, the dividends on the Series 2008 Preferred Stock will immediately thereafter increase by an additional 5.00% per annum, and will further increase every six months thereafter by an additional 0.50% per annum until the date on which the mandatory conversion of the Series 2008 Preferred Stock is effected (subject to a maximum of 17.00% per annum).

Decrease in the Conversion Price. In addition, with respect to the Series 2008ND-V Preferred Stock and Series 2008ND-NV Preferred Stock, if the mandatory conversion of the Series 2008ND-V and Series 2008ND-NV is not effected on May 1, 2011, the Conversion Price will immediately thereafter be reduced by $1.00, and will be further reduced by $0.50 per share every six months thereafter (but not below $4.00) until the date on which the mandatory conversion occurs.

Restriction on Payment of Dividends and Share Repurchases. For as long as the Series 2008 Preferred Stock remains outstanding, the Company is prohibited from redeeming, purchasing or acquiring any shares of common stock or other junior securities, subject to limited exceptions. In addition, the Company is restricted from paying dividends on any shares of our common stock or other junior securities if the full quarterly dividends on the Series 2008 Preferred Stock have not been paid in the applicable dividend period.

Liquidation Preference. For as long as the Series 2008 Preferred Stock remains outstanding, it will retain a senior liquidation preference over shares of our common stock in connection with any liquidation of the Company and, accordingly, no payments will be made to holders of our common stock upon any liquidation of the Company unless the full liquidation preference on the Series 2008 Preferred Stock is made. After payment of the full liquidation preference on the Series 2008 Preferred Stock, holders of Series 2008 Preferred Stock will be entitled to participate in any further distribution of the remaining assets of the Company based on their as-converted ownership percentage of the Company’s common stock.

INTEREST OF CERTAIN PERSONS IN THE EQUITY INVESTMENT TRANSACTION

Eleven of the current fourteen members of our board of directors (as well as one director who retired as of our May 6, 2008 annual shareholder meeting) purchased shares of the Series 2008 Preferred Stock at the price of $1,000 per share. The directors purchased an aggregate of approximately $9.4 million of Series 2008D-V Preferred Stock and Series 2008D-NV Preferred Stock in the Equity Investment Transaction.

STOCK OWNERSHIP

Directors and Executive Officers

The table below sets forth as of the Record Date, the beneficial ownership of TSFG common stock by (1) all Directors and nominees for Director, (2) all Named Executive Officers of TSFG as such term is defined in Item 402 of Regulation S-K and (3) all Directors and executive officers of TSFG as a group. Unless otherwise indicated, all persons listed below have both voting and investment power as to the shares shown in the columns titled Sole Power and Shared Power.

	Amount and Nature of Beneficial Ownership
	Common stock Beneficially Owned(1)		Common Stock Subject to a Right to Acquire(3)	Percent of Common Stock(4)
Name of Beneficial Owner	Sole Power(1)(2)	Shared Power(2)
William P. Brant(5)	17,540	500	13,341	*
J. W. Davis(6)	33,630	—	19,810	*
James R. Gordon(7)	10,261	—	3,000	*
M. Dexter Hagy(8)	20,510	5,375	31,685	*
H. Lynn Harton(9)	16,577	—	8,077	*
Michael R. Hogan(10)	13,331	—	14,687	*
William S. Hummers III(11)	130,038	12,393	8,923	*
Challis M. Lowe(12)	4,441	—	2,615	*
Darla D. Moore(13)	4,937	—	35,385	*
Jon W. Pritchett(14)	149,766	842,223	71,231	1.46%
H. Earle Russell, Jr.(15)	14,579	—	12,703	*
Timothy K. Schools	—	—	—	*
Edward J. Sebastian	22,501	72	5,483	*
John C.B. Smith, Jr.	83,350	6,258	9,644	*
Maurice J. Spagnoletti(16)	17,439	—	9,000	*
Kendall L. Spencer(17)	20,833	—	33,387	*
Michael W. Sperry	4,215	—	44,421	*
William R. Timmons III(18)	12,422	615,399	178,636	*
David C. Wakefield III	66,646	3,151	13,839	*
Mack I. Whittle, Jr.(19)	168,955	1,233	190,165	*
Directors/Executive Officers as a Group (23 persons)(20)	852,063	1,486,702	743,143	4.23%

* Represents holdings of less than 1% of the outstanding shares of TSFG common stock.

(1)

This is based on information reported to TSFG by its Directors and executive officers, and includes shares held by spouses, minor children, affiliated companies, partnerships and trusts over which the named person has beneficial ownership. It also includes shares allocated to individual accounts under TSFG’s 401(k) Plan, voting of which is directed by the respective named persons and group members who participate in that plan.

(2)

Except as stated below, if a beneficial owner is shown to have sole power, the owner has sole voting and sole investment power, and if a beneficial owner is shown to have shared power, the owner has shared voting power and shared investment power.

(3)

This includes common stock options that are exercisable on June 9, 2008 or that become exercisable within 60 days thereafter. It also includes the common shares underlying the Series 2008D-V Preferred Stock held by the respective persons.

(4)

The percentages of total beneficial ownership have been calculated based upon 72,802,753 (the shares of TSFG common stock outstanding as of June 9, 2008). Under Rule 13d-3 of the Exchange Act, the percentages have been computed on the assumption that shares of TSFG common stock that can be acquired within 60 days of June 9, 2008, upon the conversion of the Series 2008D-V Preferred Stock and the exercise of options by a given person are outstanding, but no other shares similarly subject to acquisition by other persons are outstanding.

(5)	Mr. Brant owns 46 shares of Series 2008D-NV which will be convertible into common stock upon shareholder approval.
(6)

Mr. Davis owns (1) 575 shares of restricted stock for which he has sole voting power but no power of disposition, and (2) 77 shares of Series 2008D-NV which will be convertible into common stock upon shareholder approval.

(7)

Mr. Gordon owns (1) 11,940 shares of restricted stock for which he has sole voting power but no power of disposition, and (2) 2,632 share equivalent units through the TSFG Deferred Compensation Plan which are issuable in shares of TSFG common stock at the termination of his employment with TSFG. 5,087 shares held by Mr. Gordon have been pledged as security.

(8)	Mr. Hagy owns 384 shares of Series 2008D-NV which will be convertible into common stock upon shareholder approval.
(9)

Mr. Harton owns (1) 10,447 shares of restricted stock for which he has sole voting power but no power of disposition, and (2) 65 shares of Series 2008D-NV which will be convertible into common stock upon shareholder approval.

(10)

Mr. Hogan holds (1) 2,149 share equivalent units through the TSFG Deferred Compensation Plan which are issuable in shares of TSFG common stock at the termination of his service on the TSFG board of directors, and (2) 77 shares of Series 2008D-NV which will be convertible into common stock upon shareholder approval.

(11)	Mr. Hummers owns 192 shares of Series 2008D-NV which will be convertible into common stock upon shareholder approval.
(12)	Ms. Lowe owns 58 shares of Series 2008D-NV which will be convertible into common stock upon shareholder approval.
(13)	Ms. Moore owns 770 shares of Series 2008D-NV which will be convertible into common stock upon shareholder approval.
(14)

Mid-Florida Hauling, Inc., Pritchett Holdings, Inc., and Pritchett, Inc., each of which Mr. Pritchett is a principal, hold 4,500, 138,297, and 30,400 shares of common stock respectively. 498,786 common shares held by Mr. Pritchett have been pledged as security. Mr. Pritchett owns 1,537 shares of Series 2008D-NV which will be convertible into common stock upon shareholder approval.

(15)

Dr. Russell owns (1) 6,837 share equivalent units through the TSFG Deferred Compensation Plan which are issuable in shares of TSFG common stock at the termination of his service on the TSFG board of directors, and (2) 38 shares of Series 2008D-NV which will be convertible into common stock upon shareholder approval.

(16)	Mr. Spagnoletti owns 8,931 shares of restricted stock for which he has sole voting power but no power of disposition.
(17)

Mr. Spencer owns (1) 3,351 shares of restricted stock for which he has sole voting power but no power of disposition, and (2) 1,162 share equivalent units through the TSFG Deferred Compensation Plan which are issuable in shares of TSFG common stock at the termination of his employment with the Company.

(18)

Canal Insurance Company, of which Mr. Timmons is a principal, holds (1) 468,139 shares of common stock, and (2) 3,602 shares of Series 2008-NV which will be convertible into common stock upon shareholder approval. Canal Insurance Company Pension Trust Plan, of which Mr. Timmons is a trustee, holds 29,992 shares of common stock. The WRT, Jr. Revocable Living Trust, of which Mr. Timmons is a trustee, holds 8,714 shares of common stock. In addition, through the TSFG Deferred Compensation Plan, Mr. Timmons holds (1) 13,382 common stock share equivalent units, and (2) 192 Series 2008D-NV share equivalent units which will be convertible into shares of common stock upon shareholder approval. Units held through the TSFG Deferred Compensation Plan are issuable in shares of common or preferred stock, as applicable, at the termination of his service on the TSFG board of directors.

(19)

Mr. Whittle owns 17,433 shares of restricted stock for which he has sole voting power but no power of disposition. In addition, through the TSFG Deferred Compensation Plan, Mr. Whittle holds (1) 11,480 common stock share equivalent units, and (2) 146 Series 2008D-NV share equivalent units which will be convertible into shares of common stock upon shareholder approval. Units held through the TSFG Deferred Compensation Plan are issuable in shares of common or preferred stock, as applicable, at the termination of Mr. Whittle's employment.

(20)	Executive officers, other than Named Executive Officers, hold 15,857 shares of restricted stock for which those officers have voting power but no power of disposition.

5% Beneficial Owners

TSFG knows of no person or group that owns beneficially more than 5% of the outstanding voting power as of June 9, 2008, except as set forth below.

	Amount And Nature Of Beneficial Ownership
	Common stock Beneficially Owned
Name Of Beneficial Owner	Sole Voting Power	Shared Voting Power	Sole Investment Power	Shared Investment Power	Percent
AXA(1) 25, avenue Matignon 75008 Paris, France	3,322,426	22,514	—	3,723,765	5.11%
Barclays Global Investors, NA(2) 45 Fremont Street San Francisco, CA 94105	5,817,107	—	—	—	7.99%
Barrow, Hanley, Mewhinney & Strauss, Inc.(3) 2200 Ross Avenue, 31st Floor Dallas, TX 75201-2761	4,507,560	—	—	—	6.19%

* The Percent of common stock has been calculated based on the same assumptions as set forth in the Stock Ownership table on page 20.

(1)

Based on the Schedule 13F-HR filed on May 15, 2008 by AXA it holds, together with its affiliates Alliancebernstein L.P., AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Financial, Inc., AXA Rosenberg Investment Management LLC and AXA Equitable Life Insurance Company, an aggregate of 3,723,765 shares of common stock.

(2)

Based on the Schedule 13F-HR filed on April 30, 2008, Barclays Global Investors, NA and its affiliates hold 5,817,107 shares of common stock. Based on the Schedule 13G filed on February 6, 2008 by Barclays Global Investors, NA it holds these shares together with its affiliates Barclays Global Fund Advisors, Barclays Global Investors, Ltd., Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited, Barclays Global Investors (Deutschland) AG in trust accounts for the economic benefit of the beneficiaries of those accounts.

(3)

Based on the Schedule 13F-HR filed on May 13, 2008, Barrow, Hanley, Mewhinney & Strauss, Inc. holds an aggregate of 4,507,560 shares of common stock. Based on the Schedule 13D filed on March 13, 2008 by Barrow, Hanley, Mewhinney & Strauss, Inc. these shares for the benefit of certain clients, none of which has voting or investment power with respect to more than 5% of TSFG’s outstanding common stock.

WHERE YOU CAN FIND MORE INFORMATION

The SEC maintains a website that contains reports, proxies and information statements and other information regarding us and other issuers that file electronically with the SEC at www.sec.gov. Our proxy statements, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the SEC’s website. Shareholders may also read and copy materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. Shareholders may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy materials with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement and annual report to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, or if you are receiving multiple copies of the proxy statement and annual report and wish to receive only one, please notify your broker if your shares are held in a brokerage account or our transfer agent (Registrar and Transfer Company) at 800-368-5948 or e-mail them at info@rtco.com, if you hold registered shares.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC as specified below will update and supersede that information. We incorporate by reference Items 7, 7A, 8 and 9 from the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and Items 1, 2 and 3 from the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008 and any other items in that Quarterly Report expressly updating the above referenced items from our Annual Report on Form 10-K.

SHAREHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

A shareholder who wishes to either (1) present a proposal for inclusion in the proxy materials relating to our Annual Meeting of Shareholders to be held in 2009 or (2) propose one or more Director nominees for consideration by the Nominating and Corporate Governance Committee, should submit his or her proposals on or before November 28, 2008, to the Corporate Secretary of The South Financial Group, 102 S. Main Street, Greenville, South Carolina 29601. After that date, a proposal will not be considered timely. Shareholders submitting proposals for inclusion in the proxy statement and form of proxy must comply with the proxy rules under the Securities Exchange Act of 1934, as amended, and all shareholders submitting proposals must comply with the Bylaw requirements described below. Our Bylaws require timely advance written notice of shareholder nominations of Director candidates and of any other proposals to be presented at an annual meeting of shareholders. In the case of Director nominations by shareholders, the Bylaws require that a shareholder’s notice be delivered to the principal executive offices of TSFG during the period of time from the 30th day to the 60th day prior to the annual meeting of shareholders at which directors are to be elected, unless such requirement is expressly waived in advance of the meeting by formal action of our board of directors. In the case of other proposals by shareholders at an annual meeting, the Bylaws require that advance written notice be delivered to TSFG’s Corporate Secretary (at the address indicated above). To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of TSFG between the 60th and 90th days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, such shareholder notice must be so delivered between the 60th and 90th days prior to such annual meeting or within 10 days following the day on which public announcement of the date of such meeting is first made by TSFG. Such written notice must contained certain information about the shareholder making the proposal (as detailed in our Bylaws) and otherwise comply with the procedure set forth in our Bylaws. A copy of the Bylaws is available upon request to the Corporate Secretary of TSFG at the address indicated above.

Annex A

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

THE SOUTH FINANCIAL GROUP, INC.

________________________

In accordance with Sections 33-6-102 and 33-10-106 of the South Carolina Business Corporation Act of 1988 (the “Code”), THE SOUTH FINANCIAL GROUP, INC. (the “Corporation”), a corporation organized and existing under and by virtue of the Code, DOES HEREBY CERTIFY:

1. The name of the Corporation is The South Financial Group, Inc.

2. On May 8, 2008, the Corporation adopted an amendment to the Corporation’s Amended and Restated Articles of Incorporation, as set forth in the following Certificates of Designations:

(i)	Certificate of Designations of 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008ND-V
(ii)	Certificate of Designations of 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008ND-NV
(iii)	Certificate of Designations of 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008D-V
(iv)	Certificate of Designations of 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008D-NV

3. Such amendment does thereby designate, create, authorize and provide for the issue of four series of preferred stock, each having no par value per share and each with a liquidation preference of $1,000.00 per share, which shall be designated as (i) 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008ND-V, consisting of 55,562 shares, (ii) 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008ND-NV, consisting of 184,718 shares, (iii) 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008D-V, consisting of 2,248 shares, and (iv) 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008D-NV, consisting of 7,472 shares, each having the voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof set forth on each respective Certificate of Designations attached hereto and made a part hereof.

4. Such amendment was duly authorized by the Board of Directors and shareholder action was not required, pursuant to the authority granted in the Corporation’s Amended and Restated Articles of Incorporation and Section 33-6-102 of the Code.

5.  The effective date of these Articles of Amendment shall be the date of acceptance for filing by the Secretary of State.

IN WITNESS WHEREOF, the undersigned, being duly authorized thereto, does hereby affirm, under penalties of perjury, that this certificate is the act and deed of the Corporation and that the facts herein stated are true, and accordingly has hereunto set his hand this 8th day of May, 2008.

THE SOUTH FINANCIAL GROUP, INC.

By:   /s/ William P. Crawford, Jr.

  Name:  William P. Crawford, Jr.

  Title:  Executive Vice President

CERTIFICATE OF DESIGNATIONS

OF

10% MANDATORY CONVERTIBLE NON-CUMULATIVE

PREFERRED STOCK, SERIES 2008ND-V

OF

THE SOUTH FINANCIAL GROUP, INC.

________________________

Pursuant to the authority vested in the Board of Directors by the Amended and Restated Articles of Incorporation of the Corporation, the Board of Directors does hereby designate, create, authorize and provide for the issue of a series of preferred stock having no par value per share, with a liquidation preference of $1,000 per share, which shall be designated as 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008ND-V (the “Series 2008ND-V Preferred Stock”) consisting of 55,562 shares having the following voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:

10% MANDATORY CONVERTIBLE NON-CUMULATIVE

PREFERRED STOCK, SERIES 2008ND-V

Section I. Dividend Rights

(a) The holders of the Series 2008ND-V Preferred Stock (the “Holders”) shall be entitled to receive when, as and if declared by the Board of Directors, in their discretion, out of funds legally available therefor, noncumulative cash dividends, payable in cash at the rate per annum of 10% (provided that if the per share cash dividend declared on the Corporation’s common stock, par value $1.00 (the “Common Stock”), is greater than $0.05 (subject to adjustment from time to time in a manner consistent with the provisions of Section III(d), the “Initial Common Stock Dividend”) in any quarterly period during the period prior to May 1, 2010, such rate per annum (as applied to any dividend declared on the Series 2008ND-V Preferred Stock during such quarterly period) shall be increased by the same percentage as the percentage increase in the Initial Common Stock Dividend, as may be further adjusted (up or down) from time to time in accordance with the foregoing, with the rate per annum as in effect at May 1, 2010, continuing in effect thereafter except as may be further adjusted as provided below) (the “Dividend Rate”) of the Liquidation Preference (as defined in Section V) per share, quarterly in arrears on February 1, May 1, August 1 and November 1, of each year, or, if such day is not a Business Day (as defined below), on the next Business Day, commencing on the first Dividend Payment Date after the Series 2008ND-V Preferred Stock is issued or the date on which the Mandatory Conversion pursuant to Section III(b) is effected (each such date, a “Dividend Payment Date”). If at any time after May 1, 2010 through the date on which the Mandatory Conversion is effected, the quarterly cash dividends on the Common Stock are increased above the greater of (i) $0.05 per share (subject to adjustment from time to time in a manner consistent with the provisions of Section III(d)) and (ii) the Common Stock per share dividend amount in effect on May 1, 2010 (such greater amount being the “Dividend Threshold”), the Holders will be entitled to a cash distribution per share on Series 2008ND-V Preferred Stock (in addition to the Preferred Stock dividend payment at the rate in effect as of the second anniversary of the date of original issue of the Series 2008ND-V Preferred Stock) for such Dividend Period equal to (x) the amount by which the quarterly Common Stock cash dividend per share exceeds the Dividend Threshold multiplied by (y) the quotient of the Liquidation Preference and the then applicable Conversion Price (as defined in Section III(a) hereof), Adjusted Conversion Price or Further Adjusted Conversion Price (each as defined in Section III(b) hereof). Dividends shall not begin to accumulate and shall not be deemed to accumulate. Each declared dividend shall be payable to holders of record of the Series 2008ND-V Preferred Stock as they appear on the stock books of the Corporation at the close of business on the 15th day of the month preceding the applicable Dividend Payment Date, or, if such day is not a Business Day (as defined below), on the next Business Day (each such date, a “Record Date”). Quarterly dividend periods (each, a “Dividend Period”) shall commence on each Dividend Payment Date (other than the initial Dividend Period, which shall commence on the date of original issue of the Series 2008ND-V Preferred Stock) and shall end on and exclude the next succeeding Dividend Payment Date (provided that for purposes of Section V, the applicable Dividend Period shall end on and exclude the date of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, as the case may be). If the Mandatory Conversion (as defined in Section III) is not effected for any reason on the Mandatory Conversion Date (as defined in Section III), then (1) the Dividend Rate shall be adjusted for the then applicable Dividend Period such that the rate then in effect shall be increased by an additional 5.0% per annum (the “Adjusted Dividend Rate”) and (2) the Adjusted Dividend Rate shall thereafter be further adjusted every six months such that the rate then in effect shall immediately increase by an additional 0.50% per annum (each such adjusted rate, a “Further Adjusted Dividend Rate”) until the date on which the Mandatory Conversion pursuant to Section III(b) is effected (subject to a maximum increase pursuant to this sentence of 7.00% per annum). “Business Day” shall mean any day other than a Saturday, Sunday or a day on which the banks in New York or South Carolina are authorized by law or executive order to be closed.

(b) The amount of dividends payable for each full Dividend Period with respect to each share of Series 2008ND-V Preferred Stock shall be computed by dividing the Dividend Rate, Adjusted Dividend Rate or Further Adjusted Dividend Rate, as applicable, by four and applying the resulting rate to the Liquidation Preference per share. The amount of dividends payable for the initial Dividend Payment Date on the Series 2008ND-V Preferred Stock, or for any period shorter than a full Dividend Period on the Series 2008ND-V Preferred Stock, shall be computed on the basis of 30-day months, a 360-day year and the actual number of days elapsed in any period of less than one month. The amount of dividends payable on the Series 2008ND-V Preferred Stock, shall be rounded to the nearest cent, with one-half cent being rounded upwards.

(c) The cash dividends on the Series 2008ND-V Preferred Stock are noncumulative and, accordingly, irrespective of whether or not any regular quarterly cash dividends on the Series 2008ND-V Preferred Stock for past periods have been paid, the Corporation may declare and pay dividends on shares of the Common Stock. However, so long as any shares of the Series 2008ND-V Preferred Stock are outstanding, the Corporation may not, at any time, (i) declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, or pay or make available monies for a sinking fund for the redemption of, any Common Stock or other Junior Stock (as defined in Section II) of the Corporation, or (ii) redeem, purchase or acquire, or make a liquidation payment with respect to, or pay or make available monies for a sinking fund for the redemption of, any Parity Stock (otherwise than pursuant to pro rata offers to purchase all or any pro rata portion of the Series 2008ND-V Preferred Stock and such Parity Stock) unless in each case full dividends as provided in Section I(a) on all outstanding shares of the Series 2008ND-V Preferred Stock have been paid or (in the case of current dividends) declared and set aside for payment (except for (w) dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock or other Junior Stock of the Corporation, (x) redemptions or purchases of any rights pursuant to a shareholder rights plan or by conversion or exchange of Junior Stock for or into other Junior Stock, or of Parity Stock for or into other Parity Stock or Junior Stock of the Corporation, (y) purchases by the Corporation or its affiliates as a broker, dealer, advisor, fiduciary, trustee or comparable capacity in connection with transactions effected by or for the account of customers of the Corporation or customers of any of its subsidiaries or in connection with the distribution or trading of such capital stock and (z) acquisitions of Common Stock in respect of exercises of employee equity awards and any related tax withholding). The foregoing dividend preference shall not be cumulative and shall not in any way create any claim or right in favor of Holders in the event that dividends have not been declared or paid in respect of any prior Dividend Period. When dividends are not paid in full (or declared and a sum sufficient for such full payment is not so set apart) for any Dividend Period on the Series 2008ND-V Preferred Stock and any Parity Stock (as defined in Section II), dividends declared on the Series 2008ND-V Preferred Stock and Parity Stock (whether cumulative or non-cumulative) shall only be declared pro rata so that the amount of dividends declared per share on the Series 2008ND-V Preferred Stock and such Parity Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Series 2008ND-V Preferred Stock (but without, in the case of any non-cumulative preferred stock, accumulation of unpaid dividends for prior Dividend Periods) and such Parity Stock bear to each other.

(d) No interest or sum of money in lieu of interest will be payable in respect of any dividend payment or payments on Series 2008ND-V Preferred Stock or on such Parity Stock that may be in arrears.

(e) If the Board of Directors determines not to declare any dividend or pay a full dividend previously declared with respect to a Dividend Period, the Corporation will provide written notice to the Holders prior to such date.

Section II. Ranking

(a) The Series 2008ND-V Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Corporation,

(i) rank senior and prior to Common Stock (including, if applicable and to the fullest extent permitted by law, any preferred stock purchase or similar rights issued with respect thereto pursuant to a shareholder rights plan) of the Corporation, and each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that does not by its terms rank pari passu or senior to the Series 2008ND-V Preferred Stock with respect to payment of dividends or rights upon liquidation, dissolution or winding up of the affairs of the Corporation (all of such equity securities, including the Common Stock, and options, warrants or rights to subscribe for or purchase shares of Common Stock or such other equity securities, are collectively referred to herein as the “Junior Stock”);

(ii) rank on a parity with each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms provides that it ranks pari passu with the Series 2008ND-V Preferred Stock with respect to payment of dividends or rights upon liquidation, dissolution or winding up of the affairs of the Corporation (all of such equity securities are collectively referred to herein as the “Parity Stock”), and

(iii) rank junior to each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms ranks senior to the Series 2008ND-V Preferred Stock with respect to payment of dividends or rights upon liquidation, dissolution or winding up of the affairs of the Corporation (all of such equity securities are collectively referred to herein as the “Senior Stock”).

(b) Shares of the Corporation’s series of preferred stock having no par value per share, with a liquidation preference of $1,000.00 per share, designated as 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008D-V (the “Series 2008D-V Preferred Stock”), shares of the Corporation’s series of preferred stock having no par value per share, with a liquidation preference of $1,000.00 per share, designated as 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008D-NV (the “Series 2008D-NV Preferred Stock”) and shares of the Corporation’s series of preferred stock having no par value per share, with a liquidation preference of $1,000.00 per share, designated as 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008ND-NV (the “Series 2008ND-NV Preferred Stock”) together with the Series 2008ND-V Preferred Stock, shall be considered Parity Stock. The Series 2008D-V Preferred Stock, the Series 2008D-NV Preferred Stock, the Series 2008ND-V Preferred Stock and the Series 2008ND-NV Preferred Stock are collectively referred to herein as the “Series 2008 Preferred Stock.”

Section III. Conversion Rights

(a) Optional Conversion. Upon the terms and in the manner set forth in this Section III and subject to the provisions for adjustment contained herein, each share of the Series 2008ND-V Preferred Stock shall be convertible following the date of the first meeting held to seek Shareholder Approval (as defined herein), at the option of the Holder, upon surrender of the certificate(s) for each share of Series 2008ND-V Preferred Stock to be converted and delivery of written notice of conversion (all in compliance with the provisions of Section III(f) hereof) on a Conversion Date (as defined in Section III(f) hereof), into a number of fully-paid and non-assessable shares of Common Stock of the Corporation equal to the Liquidation Preference per share divided by the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable. The initial conversion price (the “Conversion Price”) as of the date of original issuance of the Series 2008ND-V Preferred Stock is $6.50 (subject to adjustment from time to time as provided in Section III(d)). “Shareholder Approval” shall mean the approval of the transactions pursuant to which the Series 2008 Preferred Stock was issued by a majority of the total votes cast on the proposal by the holders of shares of Common Stock present in person or by proxy, whether presented at a special or annual meeting of shareholders.

(b) Mandatory Conversion. Upon the terms and in the manner set forth in this Section III and subject to the provisions for adjustment contained herein, each share of the Series 2008ND-V Preferred Stock is mandatorily convertible (if not earlier converted pursuant to Section III(a) or the immediately subsequent paragraph) upon the later of (i) May 1, 2011 (such date, the “Mandatory Conversion Date”) and (ii) the first Business Day following the receipt of Shareholder Approval, into a number of fully-paid and non-assessable shares of Common Stock of the Corporation equal to the Liquidation Preference per share divided by the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable (the “Mandatory Conversion”). If the Mandatory Conversion is not effected on the Mandatory Conversion Date, then (1) the Conversion Price shall be adjusted such that the price then in effect shall be reduced by $1.00 (subject to adjustment from time to time in a manner consistent with the provisions of Section III(d), the “Adjusted Conversion Price”) and (2) the Adjusted Conversion Price shall thereafter be further adjusted every six months such that the price then in effect shall immediately decrease by an additional $0.50 (subject to adjustment from time to time in a manner consistent with the provisions of Section III(d)) (but not below $4.00, subject to adjustment from time to time in a manner consistent with the provisions of Section III(d)) (each such adjusted rate, a “Further Adjusted Conversion Price”) until the date on which the Mandatory Conversion pursuant to this Section III(b) is effected.

Upon the terms and in the manner set forth in this Section III and subject to the provisions for adjustment contained herein, each share of the Series 2008ND-V Preferred Stock is mandatorily convertible (if not earlier converted pursuant to Section III(a)) upon the first Business Day that is on or after the date that is two years following the receipt of Shareholder Approval (the “First Call Date”) if, for a period of twenty (20) consecutive Trading Days, the closing price per share of the Common Stock, as reported on by The NASDAQ Stock Market (“NASDAQ”), or if the Common Stock is not listed or quoted on the NASDAQ, such other national or regional exchange or market on which the Common Stock is then listed or quoted (the “Closing Price”), has been at least $21.00 per share (adjusted from time to time in a manner consistent with the provisions of Section III(d), the “Conversion Target Price”), into a number of fully-paid and non-assessable shares of Common Stock of the Corporation equal to the Liquidation Preference per share divided by the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable. For purposes of the first sentence in Section I(a), the foregoing shall be deemed to be a “Mandatory Conversion” pursuant to Section III(b). As used herein, “Trading Day” means any day on which the NASDAQ (or, if the Common Stock is not listed or quoted on the NASDAQ, such other national or regional exchange or market on which the Common Stock is then listed or quoted) is open for trading, or, if the Common Stock is not listed on any such exchange or market, any Business Day; provided that a “Trading Day” shall only include those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

(c) Immediately upon conversion, the rights of the Holders as such with respect to the shares so converted shall cease and the persons entitled to receive the shares of Common Stock upon the conversion of such shares of Series 2008ND-V Preferred Stock shall be treated for all purposes as having become the record and beneficial owners of such shares of Common Stock.

(d) To protect against dilution, the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable, is subject to equitable adjustment, without duplication, from time to time as follows:

(i) Stock Dividends and Distributions and Subdivisions, Splits and Combinations of the Common Stock. If the Corporation issues Common Stock as a dividend or distribution on the Common Stock to all holders of the Common Stock, or if the Corporation effects a share split or share combination of the Corporation’s Common Stock, the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable, will be adjusted based on the following formula:

CR1	=	CR0 × (OS0 / OS1)

where:

CR0 = the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable, in effect immediately prior to the adjustment relating to such event.

CR1 = the new Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable, in effect immediately after the adjustment relating to such event.

OS0 = the number of shares of Common Stock outstanding immediately prior to such event.

OS1 = the number of shares of Common Stock outstanding immediately after such event.

Any adjustment made pursuant to this paragraph will become effective on the date that is immediately after (x) the date fixed for the determination of holders of Common Stock entitled to receive such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this paragraph is declared but not so paid or made, the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable, will be readjusted to the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable, that would then be in effect if such dividend or distribution had not been declared.

No adjustment to the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable, shall be made if the Holders actually participate in the transaction that would otherwise give rise to such adjustment on an as-converted basis.

(e) If the Corporation, at any time or from time to time after the date of original issuance of the Series 2008ND-V Preferred Stock, shall declare or make, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in non-voting securities or other property of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of the outstanding shares of Series 2008ND-V Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of such other securities of the Corporation or such other property (or the value of such other property) that they would have received had the Series 2008ND-V Preferred Stock been converted into Common Stock on the date of such event and had such holders thereafter, during the period from the date of such event to and including the conversion date, retained such securities or other property receivable by them during such period giving application to all adjustments called for during such period under these Articles of Amendment with respect to the rights of the holders of the outstanding shares of Series 2008ND-V Preferred Stock; and, provided, further, however, that no such adjustment shall be made if the holders of Series 2008ND-V Preferred Stock simultaneously receive a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series 2008ND-V Preferred Stock had been converted into Common Stock on the date of such event.

(f) The holder of any shares of Series 2008ND-V Preferred Stock may exercise the conversion rights as to any such share of Preferred Stock by delivering to the Corporation during regular business hours, at the office of the Common Stock Conversion Agent, or at the principal office of the Corporation, the certificate or certificates for the shares to be converted, duly endorsed for transfer to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares. Conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the “Conversion Date.” As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and, as provided in Subsection III(g) hereof, a check for cash with respect to any fractional interest in a share of Common Stock. The holder shall be deemed to have become a shareholder of record on the applicable Conversion Date unless the transfer books of the Corporation are closed on the date, in which event he shall be deemed to have become a Common Stock shareholder of record on the next succeeding date on which the transfer books are open, but the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable, shall be that in effect on the Conversion Date. Upon conversion of only a portion of the number of shares of Series 2008ND-V Preferred Stock represented by a certificate surrendered for conversion, the Corporation shall issue and deliver upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series 2008ND-V Preferred Stock representing the unconverted shares of the certificate so surrendered. For the avoidance of doubt, conversion may be effected only with respect to whole shares of Preferred Stock.

(g) No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series 2008ND-V Preferred Stock. If more than one share of Series 2008ND-V Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series 2008ND-V Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series 2008ND-V Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest equal to the value of such fractional interest as based on the closing sales price of the Common Stock on the Business Day immediately preceding the Conversion Date.

(h) The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Series 2008ND-V Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all Series 2008ND-V Preferred Stock from time to time outstanding.

(i) All shares of Common Stock which may be issued upon conversion of the shares of Series 2008ND-V Preferred Stock will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable.

(j) Upon conversion of any shares of the Series 2008ND-V Preferred Stock, the holder thereof shall not be entitled to receive any unpaid dividends in respect of the shares so converted, provided that such holder shall be entitled to receive any dividends on such shares of the Series 2008ND-V Preferred Stock declared prior to such conversion if such holder held such shares on the record date fixed for the determination of Holders entitled to receive payment of such dividend.

(k) In the event (1) the Corporation declares a dividend (or any other distribution) on its Common Stock; (2) the Corporation authorizes the granting to the holders of all or substantially all of its Common Stock of rights, options or warrants to subscribe for or purchase any share of any class or any other rights, options or warrants; (3) of any reclassification or reorganization of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Corporation is a party and for which approval of any of the Corporation’s shareholders is required, or of the sale or transfer of all or substantially all of the assets of the Corporation; (4) of a tender offer or exchange offer made by the Corporation or any of its subsidiaries for any portion of the Corporation’s Common Stock; or (5) of a voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall, in each case, send or cause to be sent, by first-class mail, postage prepaid, to each Holder as such Holder appears in the records of the Corporation, as promptly as practicable but in any event at least ten (10) days prior to the applicable date hereinafter specified, a written notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights, options or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, tender offer, exchange offer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, tender offer, exchange offer, transfer, dissolution, liquidation or winding up. Notice as provided for above need not be provided by mail if the required information is included in a public filing made by the Corporation with the U.S. Securities and Exchange Commission on or prior to the commencement of the ten (10) day period referenced above.

Section IV. Voting

(a) Following the date of the first meeting held to seek Shareholder Approval, the Holders shall be entitled to vote each share of the Series 2008ND-V Preferred Stock on an as converted basis such that each share is entitled to a number of votes equal to the Liquidation Preference per share divided by the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable, on each matter on which holders of Common Stock are entitled to vote together as a single class, as a single class with the Common Stock, and shall be entitled to receive notice of any meeting of the holders of Common Stock, and shall otherwise be accorded all voting powers and rights of Common Stock.

(b) Whenever the approval or other action of Holders voting as a separate class is required by applicable law or by the Corporation’s Amended and Restated Articles of Incorporation, each share of the Series 2008 Preferred Stock shall be entitled to one vote, and the affirmative vote of a majority of such shares at a meeting at which a majority of such shares are present or represented shall be sufficient to constitute such approval or other action unless a higher percentage is required by applicable law or by the provisions of this Section IV.

(c) Unless a higher percentage is otherwise expressly required by applicable law, approval of holders of two-thirds (by aggregate liquidation preference) of the Series 2008 Preferred Stock outstanding and all other preferred stock or securities having similar voting rights voting in proportion to the respective liquidation preferences, voting as a class, shall be required to amend the Amended and Restated Articles of Incorporation of the

Corporation to authorize the issuance of any class or series of Senior Stock, reclassify the Series 2008 Preferred Stock (other than as may be incident to a Reorganization Event which does not require a class vote under Section IV(d)) or to alter or abolish the liquidation preferences or any other preferential right of the Series 2008 Preferred Stock, or to otherwise to alter this Certificate of Designations in a manner adverse to the Holders.

(d) Unless a higher percentage is otherwise expressly required by applicable law, approval of holders of two-thirds (by aggregate liquidation preference) of Series 2008 Preferred Stock outstanding and all other preferred stock or securities having similar voting rights voting in proportion to the respective liquidation preferences, voting as a class, may and shall be required to approve, (y) any acquisition announced prior to the eighteen month anniversary of the date of original issue of the Series 2008ND-V Preferred Stock, by the Corporation of another financial institution where the aggregate amount of any cash consideration together with the value of any stock consideration (based on the pre-announcement stock price) paid by the Corporation for the equity securities of such other institution exceeds $30 million (other than any acquisition of a distressed financial institution where the institution is acquired from or with the affirmative assistance of a bank regulator) or (z) any liquidation, dissolution or winding up of the Corporation or any merger or consolidation of the Corporation with or into any other entity unless (i) the Corporation is the surviving entity in such merger or consolidation and the Series 2008 Preferred Stock remains outstanding or (ii) the Corporation is not the surviving entity in such merger or consolidation but the Series 2008 Preferred Stock is not changed in such merger or consolidation into anything other than a class or series of preferred stock of the surviving or resulting entity, or the entity controlling such person, having such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series 2008 Preferred Stock, taken as a whole.

Section V. Liquidation

(a) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of shares of the Series 2008ND-V Preferred Stock then outstanding shall be entitled, subject to the payment in full or provisions having been made for the payment in full of all claims of creditors of the Corporation and the liquidation preferences for all Senior Stock, to be paid, out of the assets of the Corporation available for distribution to its shareholders whether from capital, surplus or earnings and before any payment shall be made in respect of the Corporation's Common Stock or on any other class of Junior Stock, an amount equal to $1,000.00 per share (the “Liquidation Preference”). After setting apart or paying in full the preferential amounts due the Holders, the remaining assets of the Corporation available for distribution to shareholders, if any, shall be distributed exclusively to the holders of Common Stock or as otherwise provided in the Corporation's Amended and Restated Articles of Incorporation. If upon liquidation, dissolution, or winding up of the Corporation, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the Holders the full amounts to which they respectively shall be entitled, the Holders shall share ratably in any distribution of assets.

(b) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the Corporation shall, within three (3) days after the date the Board of Directors approves such action, or at least twenty (20) days prior to any shareholders' meeting called to approve such action, or within twenty (20) days after the commencement of any involuntary proceeding, whichever is earlier, give each holder of shares of Series 2008ND-V Preferred Stock initial written notice of the proposed action. Such initial written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash, and property to be received by the Holders upon consummation of the proposed action and the date of delivery thereof. If any material change in the facts set forth in the initial notice shall occur, the Corporation shall promptly give written notice to each holder of shares of Series 2008ND-V Preferred Stock of such material change. The Corporation shall not consummate any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation before the expiration of thirty (30) days after the mailing of the initial notice or ten (10) days after the mailing of any subsequent written notice, whichever is later, provided that any such thirty-day or ten-day period may be shortened upon the written consent of the holders of all of the outstanding shares of Series 2008ND-V Preferred Stock.

(c) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation which will involve the distribution of assets other than cash, the Corporation shall promptly engage competent independent appraisers to determine the value of the assets to be distributed to the Holders. The Corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Series 2008ND-V Preferred Stock of the appraiser's valuation.

Section VI. Adjustments For Reorganization Events

(a) Upon the occurrence of a Reorganization Event (as defined herein), each share of Series 2008ND-V Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of Holders, become convertible into the types and amounts of securities, cash, and other property that is or was receivable in such Reorganization Event by a holder of the number of shares of Common Stock into which such share of Series 2008 ND-V Preferred Stock was convertible (and shall be immediately convertible notwithstanding the limitations contained in Section III(a), if such Reorganization Event is also a Make-Whole Acquisition in which the Corporation is not the surviving entity in such transaction) immediately prior to such Reorganization Event in exchange for such shares of Common Stock (such securities, cash, and other property, the “Exchange Property”). The amount of Exchange Property receivable upon conversion of any Series 2008ND-V Preferred Stock in accordance with Section III hereof (and any subsection thereto) shall be determined based upon the Exchange Property delivered in respect of each share of Common Stock and the number of shares of Common Stock that would be received upon conversion of the Preferred Stock but for the provisions of this Section VI. The Holders shall not have any separate class vote on any Reorganization Event, except as provided in Section IV(d) hereof. A “Reorganization Event” shall mean:

(i) any consolidation or merger of the Corporation with or into another person, in each case pursuant to which the Common Stock will be converted into cash, securities, or other property of the Corporation or another person;

(ii) any sale, transfer, lease, or conveyance to another person of all or substantially all of the consolidated assets of the Corporation and its subsidiaries, taken as a whole, in each case pursuant to which the Common Stock will be converted into cash, securities, or other property; or

(iii) any reclassification of the Common Stock into securities, including securities other than the Common Stock; or

(iv) any statutory exchange of the Corporation’s securities for those of another person (other than in connection with a merger or acquisition);

(b) In the event that holders of the shares of the Common Stock have the opportunity to elect the form of consideration to be received in such Reorganization Event, the consideration that the Holders are entitled to receive upon conversion shall be deemed to be (i) the weighted average of the types and amounts of consideration received by the holders of shares of Common Stock that affirmatively make such an election or (ii) if no holders of shares of Common Stock affirmatively make such an election, the weighted average of the types and amounts of consideration actually received by such holders. On each Conversion Date following a Reorganization Event, the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable, then in effect will be applied to the value on such Conversion Date of the securities, cash, or other property received per share of Common Stock, determined as set forth above.

(c) The Corporation (or any successor) shall, within 20 days of the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the type and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section VI.

Section VII. Make-Whole Adjustments for Certain Reorganization Events

(a) Upon the occurrence of a Reorganization Event specified in clause (i), (ii) or (iv) of Section VI(a) above, unless the transaction is one in which the persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, voting shares of the Corporation immediately prior to such transaction beneficially own, directly or indirectly, voting shares representing a majority of the total voting power of all outstanding classes of voting shares of the continuing or surviving person, or the entity controlling such entity, immediately after the transaction (a “Make-Whole Acquisition” and the date of such Make-Whole Acquisition, the “Make-Whole Acquisition Effective Date”), each Holder shall have right to receive, upon conversion of each share of Series 2008ND-V Preferred Stock pursuant to Section VI hereof if (and only if) conversion is effected within 20 days following the Make-Whole Acquisition Effective Date, a payment (a “Make-Whole Payment”) pursuant to the terms of this Section VII.

(b) The amount of the “Make-Whole Payment” shall equal (i) the sum of the present values of all scheduled dividend payments on the Series 2008ND-V Preferred Stock from the date of the Make-Whole Acquisition to and including the Mandatory Conversion Date or the First Call Date, if the value of the consideration paid in the Make-Whole Acquisition is greater than the Conversion Target Price, discounted from the applicable Dividend Payment Dates to the date of the Make-Whole Acquisition, in each case on a quarterly basis, at a discount rate equal to (A) the Treasury Rate (as defined herein) applicable to the immediately preceding Dividend Period, plus (B) a spread equal to 0.50%, plus (ii) in each case accrued and unpaid dividends through the date of the Make-Whole Acquisition. “Treasury Rate” means, with respect to any Dividend Period immediately preceding a Make-Whole Acquisition, the rate from the auction held on the date of such Make-Whole Acquisition, or the “Auction”, of direct obligations of the United States, or “treasury bills”, having a 3-year maturity under the caption “INVESTMENT RATE” on the display on Reuters (or any successor service) on page USAUCTION 10 (or any other page as may replace such page on such service) or page USAUCTION 11 (or any other page as may replace such page on such service) or, if not so published by 3:00 P.M., New York City time, on the related Calculation Date (as defined below), the Bond Equivalent Yield (as defined below) of the rate for such treasury bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High” or, if not so published by 3:00 P.M., New York City time, on the related calculation date (as defined below), the Bond Equivalent Yield of the auction rate of such treasury bills as announced by the U.S. Department of the Treasury. In the event that the auction rate of treasury bills having a 3-year maturity is not so announced by the U.S. Department of the Treasury, or if no such Auction is held, then the Treasury Rate will be the Bond Equivalent Yield of the rate on the date of such Make-Whole Acquisition of treasury bills having a 3-year maturity as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market” or, if not yet published by 3:00 P.M., New York City time, on the related calculation date, the rate on such Treasury Rate interest determination date of such treasury bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”. If such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source, then the treasury rate will be calculated by the Common Stock Conversion Agent and will be the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on the date of such Make-Whole Acquisition, of three primary U.S. government securities dealers (which may include the dealers or their affiliates) selected by the Common Stock Conversion Agent, for the issue of treasury bills with a remaining maturity closest to 3 years; however, if the dealers so selected by the Common Stock Conversion Agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of the date of such Make-Whole Acquisition will be the Treasury Rate in effect on the date of such Make-Whole Acquisition.

“Bond Equivalent Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond equivalent yield =	D x N	x 100
360 - (D x M)

where “D” refers to the applicable per annum rate for treasury bills quoted on a bank discount basis, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest reset period.

“Calculation Date” means the date that is two business days following the date of the Make-Whole Acquisition.

(c) On or before the twentieth day prior to the date on which the Corporation anticipates consummating the Make-Whole Acquisition, a written notice shall be sent by or on behalf of the Corporation, by first-class mail, postage prepaid, to the Holders as they appear in the records of the Corporation. Such notice shall contain:

(i) the date on which the Make-Whole Acquisition is anticipated to be effected; and

(ii) the amount of cash, securities and other consideration payable per share of Common Stock or Series 2008ND-V Preferred Stock, respectively.

(d) Upon a conversion effected within 20 days of the Make-Whole Acquisition Effective Date, the Common Stock Conversion Agent shall, except as otherwise provided in the instructions provided by the Holder thereof in the written notice provided to the Corporation or its successor, promptly deliver to the Holder such cash, securities or other property, if any, as are issuable with respect to Make-Whole Payment in the Make-Whole Acquisition.

(e) In the event that a Make-Whole Acquisition is effected with respect to shares of Series 2008ND-V Preferred Stock or successor securities representing less than all the shares of Series 2008ND-V Preferred Stock or successor securities held by a Holder, upon such Make-Whole Acquisition the Corporation or its successor shall execute and the Common Stock Conversion Agent shall, unless otherwise instructed in writing, countersign and deliver to the Holder thereof, at the expense of the Corporation or its successors, a certificate evidencing the shares of Series 2008ND-V Preferred Stock or such successor securities held by the Holder as to which a Make-Whole Acquisition was not effected.

Section VIII. Reports as to Adjustments

Whenever the number of shares of Common Stock into which the shares of the Series 2008ND-V Preferred Stock are convertible is adjusted as provided in Section III, the Corporation shall (i) promptly compute such adjustment and furnish to the Common Stock Conversion Agent a certificate, signed by a principal financial officer of the Corporation, setting forth the number of shares of Common Stock into which each share of the Series 2008ND-V Preferred Stock is convertible as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof and when such adjustment will become effective and (ii) promptly mail to the holders of record of the outstanding shares of the Series 2008ND-V Preferred Stock a notice stating that the number of shares into which the shares of Series 2008ND-V Preferred Stock are convertible has been adjusted and setting forth the new number of shares into which each share of the Series 2008ND-V Preferred Stock is convertible as a result of such adjustment and when such adjustment will become effective.

Section IX. Exclusion of Other Rights

Except as may otherwise be required by law, the shares of Series 2008ND-V Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, other than those specifically set forth herein (as such Certificate of Designations may be amended from time to time) and in the Amended and Restated Articles of Incorporation. The shares of Series 2008ND-V Preferred Stock shall have no preemptive or subscription rights.

Section X. Severability of Provisions

If any voting powers, preferences or relative, participating, optional or other special rights of the Series 2008ND-V Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designations (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series 2008ND-V Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designations (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences or relative, participating, optional or other special rights of Series 2008ND-V Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences or relative, participating, optional or other special rights of Series 2008ND-V Preferred Stock or qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences or relative, participating, optional or other special rights of Series 2008ND-V Preferred Stock or qualifications, limitations and restrictions thereof unless so expressed herein.

Section XI. Reissuance of Series 2008ND-V Preferred Stock

Shares of Series 2008ND-V Preferred Stock that have been issued and reacquired in any manner, including shares purchased by the Corporation or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of South Carolina) have the status of authorized but unissued shares of preferred stock of the Corporation undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Corporation.

Section XII. Mutilated or Missing Series 2008ND-V Preferred Stock Certificates

If any of the Series 2008ND-V Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall issue, in exchange and in substitution for and upon cancellation of the mutilated Series 2008ND-V Preferred Stock certificate, or in lieu of and substitution for the Series 2008ND-V Preferred Stock certificate lost, stolen or destroyed, a new Series 2008ND-V Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Series 2008ND-V Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series 2008ND-V Preferred Stock certificate and indemnity, if requested, satisfactory to the Corporation and the Common Stock Conversion Agent.

Section XIII. Determinations

The Corporation shall be solely responsible for making all calculations called for hereunder. Such calculations include, but are not limited to, the calculations under Section III hereof. The Corporation covenants to make all such calculations in good faith. Absent manifest error, such calculations shall be final and binding on all holders of shares of the Series 2008ND-V Preferred Stock. The Corporation shall have the power to resolve any ambiguity and its action in so doing, as evidenced by a resolution of the Board of Directors shall be final and conclusive unless clearly inconsistent with the intent hereof.

Section XIV. No Redemption

The Corporation may not, at any time, redeem the outstanding shares of the Series 2008ND-V Preferred Stock.

Section XV. Notices

All notices, requests and other communications to the holder of Series 2008ND-V Preferred Stock shall be in writing (including facsimile transmission) and shall be given at the address of such holder as shown on the books of the Corporation. A holder of the outstanding share of Series 2008ND-V Preferred Stock may waive any notice required hereunder by a writing signed before or after the time required for notice or the action in question. Notice shall be deemed given on the earlier of the date received or three business days after the date such notice is mailed by first-class mail, postage prepaid.

Section XVI. Common Stock Conversion Agent

The duly appointed Common Stock Conversion Agent for the Series 2008ND-V Preferred Stock (the “Common Stock Conversion Agent”) shall be appointed at the discretion of the Corporation. The Common Stock Conversion Agent shall also act as registrar, redemption, conversion, transfer and dividend disbursing agent for the Series 2008ND-V Preferred Stock. The Corporation may, in its sole discretion, remove the Common Stock Conversion Agent in accordance with the agreement between the Corporation and the Common Stock Conversion Agent; provided that the Corporation shall appoint a successor agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such appointment or removal, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the Holders.

CERTIFICATE OF DESIGNATIONS

OF

10% MANDATORY CONVERTIBLE NON-CUMULATIVE

PREFERRED STOCK, SERIES 2008ND-NV

OF

THE SOUTH FINANCIAL GROUP, INC.

________________________

Pursuant to the authority vested in the Board of Directors by the Amended and Restated Articles of Incorporation of the Corporation, the Board of Directors does hereby designate, create, authorize and provide for the issue of a series of preferred stock having no par value per share, with a liquidation preference of $1,000 per share, which shall be designated as 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008ND-NV (the “Series 2008ND-NV Preferred Stock”) consisting of 184,718 shares having the following voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:

10% MANDATORY CONVERTIBLE NON-CUMULATIVE

PREFERRED STOCK, SERIES 2008ND-NV

Section I. Dividend Rights

(a) The holders of the Series 2008ND-NV Preferred Stock (the “Holders”) shall be entitled to receive when, as and if declared by the Board of Directors, in their discretion, out of funds legally available therefor, noncumulative cash dividends, payable in cash at the rate per annum of 10% (provided that if the per share cash dividend declared on the Corporation’s common stock, par value $1.00 (the “Common Stock”), is greater than $0.05 (subject to adjustment from time to time in a manner consistent with the provisions of Section III(d), the “Initial Common Stock Dividend”) in any quarterly period during the period prior to May 1, 2010, such rate per annum (as applied to any dividend declared on the Series 2008ND-NV Preferred Stock during such quarterly period) shall be increased by the same percentage as the percentage increase in the Initial Common Stock Dividend, as may be further adjusted (up or down) from time to time in accordance with the foregoing, with the rate per annum as in effect at May 1, 2010, continuing in effect thereafter except as may be further adjusted as provided below) (the “Dividend Rate”) of the Liquidation Preference (as defined in Section V) per share, quarterly in arrears on February 1, May 1, August 1 and November 1, of each year, or, if such day is not a Business Day (as defined below), on the next Business Day, commencing on the first Dividend Payment Date after the Series 2008ND-NV Preferred Stock is issued or the date on which the Mandatory Conversion pursuant to Section III(b) is effected (each such date, a “Dividend Payment Date”). If at any time after May 1, 2010 through the date on which the Mandatory Conversion is effected, the quarterly cash dividends on the Common Stock are increased above the greater of (i) $0.05 per share (subject to adjustment from time to time in a manner consistent with the provisions of Section III(d)) and (ii) the Common Stock per share dividend amount in effect on May 1, 2010 (such greater amount being the “Dividend Threshold”), the Holders will be entitled to a cash distribution per share on Series 2008ND-NV Preferred Stock (in addition to the Preferred Stock dividend payment at the rate in effect as of the second anniversary of the date of original issue of the Series 2008ND-NV Preferred Stock) for such Dividend Period equal to (x) the amount by which the quarterly Common Stock cash dividend per share exceeds the Dividend Threshold multiplied by (y) the quotient of the Liquidation Preference and the then applicable Conversion Price (as defined in Section III(a) hereof), Adjusted Conversion Price or Further Adjusted Conversion Price (each as defined in Section III(b) hereof). Dividends shall not begin to accumulate and shall not be deemed to accumulate. Each declared dividend shall be payable to holders of record of the Series 2008ND-NV Preferred Stock as they appear on the stock books of the Corporation at the close of business on the 15th day of the month preceding the applicable Dividend Payment Date, or, if such day is not a Business Day (as defined below), on the next Business Day (each such date, a “Record Date”). Quarterly dividend periods (each, a “Dividend Period”) shall commence on each Dividend Payment Date (other than the initial Dividend Period, which shall commence on the date of original issue of the Series 2008ND-NV Preferred Stock) and shall end on and exclude the next succeeding Dividend Payment Date (provided that for purposes of Section V, the applicable Dividend Period shall end on and exclude the date of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, as the case may be). If the Mandatory Conversion (as defined in Section III) is not effected for any reason on the Mandatory Conversion Date (as defined in Section III), then (1) the Dividend Rate shall be adjusted for the then applicable Dividend Period such that the rate then in effect shall be increased by an additional 5.0% per annum (the “Adjusted Dividend Rate”) and (2) the Adjusted Dividend Rate shall thereafter be further adjusted every six months such that the rate then in effect shall immediately increase by an additional 0.50% per annum (each such adjusted rate, a “Further Adjusted Dividend Rate”) until the date on which the Mandatory Conversion pursuant to Section III(b) is effected (subject to a maximum increase pursuant to this sentence of 7.00% per annum). “Business Day” shall mean any day other than a Saturday, Sunday or a day on which the banks in New York or South Carolina are authorized by law or executive order to be closed.

(b) The amount of dividends payable for each full Dividend Period with respect to each share of Series 2008ND-NV Preferred Stock shall be computed by dividing the Dividend Rate, Adjusted Dividend Rate or Further Adjusted Dividend Rate, as applicable, by four and applying the resulting rate to the Liquidation Preference per share. The amount of dividends payable for the initial Dividend Payment Date on the Series 2008ND-NV Preferred Stock, or for any period shorter than a full Dividend Period on the Series 2008ND-NV Preferred Stock, shall be computed on the basis of 30-day months, a 360-day year and the actual number of days elapsed in any period of less than one month. The amount of dividends payable on the Series 2008ND-NV Preferred Stock, shall be rounded to the nearest cent, with one-half cent being rounded upwards.

(c) The cash dividends on the Series 2008ND-NV Preferred Stock are noncumulative and, accordingly, irrespective of whether or not any regular quarterly cash dividends on the Series 2008ND-NV Preferred Stock for past periods have been paid, the Corporation may declare and pay dividends on shares of the Common Stock. However, so long as any shares of the Series 2008ND-NV Preferred Stock are outstanding, the Corporation may not, at any time, (i) declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, or pay or make available monies for a sinking fund for the redemption of, any Common Stock or other Junior Stock (as defined in Section II) of the Corporation, or (ii) redeem, purchase or acquire, or make a liquidation payment with respect to, or pay or make available monies for a sinking fund for the redemption of, any Parity Stock (otherwise than pursuant to pro rata offers to purchase all or any pro rata portion of the Series 2008ND-NV Preferred Stock and such Parity Stock) unless in each case full dividends as provided in Section I(a) on all outstanding shares of the Series 2008ND-NV Preferred Stock have been paid or (in the case of current dividends) declared and set aside for payment (except for (w) dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock or other Junior Stock of the Corporation, (x) redemptions or purchases of any rights pursuant to a shareholder rights plan or by conversion or exchange of Junior Stock for or into other Junior Stock, or of Parity Stock for or into other Parity Stock or Junior Stock of the Corporation, (y) purchases by the Corporation or its affiliates as a broker, dealer, advisor, fiduciary, trustee or comparable capacity in connection with transactions effected by or for the account of customers of the Corporation or customers of any of its subsidiaries or in connection with the distribution or trading of such capital stock and (z) acquisitions of Common Stock in respect of exercises of employee equity awards and any related tax withholding). The foregoing dividend preference shall not be cumulative and shall not in any way create any claim or right in favor of Holders in the event that dividends have not been declared or paid in respect of any prior Dividend Period. When dividends are not paid in full (or declared and a sum sufficient for such full payment is not so set apart) for any Dividend Period on the Series 2008ND-NV Preferred Stock and any Parity Stock (as defined in Section II), dividends declared on the Series 2008ND-NV Preferred Stock and Parity Stock (whether cumulative or non-cumulative) shall only be declared pro rata so that the amount of dividends declared per share on the Series 2008ND-NV Preferred Stock and such Parity Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Series 2008ND-NV Preferred Stock (but without, in the case of any non-cumulative preferred stock, accumulation of unpaid dividends for prior Dividend Periods) and such Parity Stock bear to each other.

(d) No interest or sum of money in lieu of interest will be payable in respect of any dividend payment or payments on Series 2008ND-NV Preferred Stock or on such Parity Stock that may be in arrears.

(e) If the Board of Directors determines not to declare any dividend or pay a full dividend previously declared with respect to a Dividend Period, the Corporation will provide written notice to the Holders prior to such date.

Section II. Ranking

(a) The Series 2008ND-NV Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Corporation,

(i) rank senior and prior to Common Stock (including, if applicable and to the fullest extent permitted by law, any preferred stock purchase or similar rights issued with respect thereto pursuant to a shareholder rights plan) of the Corporation, and each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that does not by its terms rank pari passu or senior to the Series 2008ND-NV Preferred Stock with respect to payment of dividends or rights upon liquidation, dissolution or winding up of the affairs of the Corporation (all of such equity securities, including the Common Stock, and options, warrants or rights to subscribe for or purchase shares of Common Stock or such other equity securities, are collectively referred to herein as the “Junior Stock”);

(ii) rank on a parity with each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms provides that it ranks pari passu with the Series 2008ND-NV Preferred Stock with respect to payment of dividends or rights upon liquidation, dissolution or winding up of the affairs of the Corporation (all of such equity securities are collectively referred to herein as the “Parity Stock”), and

(iii) rank junior to each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms ranks senior to the Series 2008ND-NV Preferred Stock with respect to payment of dividends or rights upon liquidation, dissolution or winding up of the affairs of the Corporation (all of such equity securities are collectively referred to herein as the “Senior Stock”).

(b) Shares of the Corporation’s series of preferred stock having no par value per share, with a liquidation preference of $1,000.00 per share, designated as 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008D-V (the “Series 2008D-V Preferred Stock”), shares of the Corporation’s series of preferred stock having no par value per share, with a liquidation preference of $1,000.00 per share, designated as 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008D-NV (the “Series 2008D-NV Preferred Stock”) and shares of the Corporation’s series of preferred stock having no par value per share, with a liquidation preference of $1,000.00 per share, designated as 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008ND-V (the “Series 2008ND-V Preferred Stock”) together with the Series 2008ND-NV Preferred Stock, shall be considered Parity Stock. The Series 2008D-V Preferred Stock, the Series 2008D-NV Preferred Stock, the Series 2008ND-V Preferred Stock and the Series 2008ND-NV Preferred Stock are collectively referred to herein as the “Series 2008 Preferred Stock.”

Section III. Conversion Rights

(a) Optional Conversion. Upon the terms and in the manner set forth in this Section III and subject to the provisions for adjustment contained herein, each share of the Series 2008ND-NV Preferred Stock shall be convertible on or following the receipt of Shareholder Approval (as defined herein), at the option of the Holder, upon surrender of the certificate(s) for each share of Series 2008ND-NV Preferred Stock to be converted and delivery of written notice of conversion (all in compliance with the provisions of Section III(f) hereof) on a Conversion Date (as defined in Section III(f) hereof), into a number of fully-paid and non-assessable shares of Common Stock of the Corporation equal to the Liquidation Preference per share divided by the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable. The initial conversion price (the “Conversion Price”) as of the date of original issuance of the Series 2008ND-NV Preferred Stock is $6.50 (subject to adjustment from time to time as provided in Section III(d)). “Shareholder Approval” shall mean the approval of the transactions pursuant to which the Series 2008 Preferred Stock was issued by a majority of the total votes cast on the proposal by the holders of shares of Common Stock present in person or by proxy, whether presented at a special or annual meeting of shareholders.

(b) Mandatory Conversion. Upon the terms and in the manner set forth in this Section III and subject to the provisions for adjustment contained herein, each share of the Series 2008ND-NV Preferred Stock is mandatorily convertible (if not earlier converted pursuant to Section III(a) or the immediately subsequent paragraph) upon the later of (i) May 1, 2011 (such date, the “Mandatory Conversion Date”) and (ii) the first Business Day following the receipt of Shareholder Approval, into a number of fully-paid and non-assessable shares of Common Stock of the Corporation equal to the Liquidation Preference per share divided by the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable (the “Mandatory Conversion”). If the Mandatory Conversion is not effected on the Mandatory Conversion Date, then (1) the Conversion Price shall be adjusted such that the price then in effect shall be reduced by $1.00 (subject to adjustment from time to time in a manner consistent with the provisions of Section III(d), the “Adjusted Conversion Price”) and (2) the Adjusted Conversion Price shall thereafter be further adjusted every six months such that the price then in effect shall immediately decrease by an additional $0.50 (subject to adjustment from time to time in a manner consistent with the provisions of Section III(d)) (but not below $4.00, subject to adjustment from time to time in a manner consistent with the provisions of Section III(d)) (each such adjusted rate, a “Further Adjusted Conversion Price”) until the date on which the Mandatory Conversion pursuant to this Section III(b) is effected.

Upon the terms and in the manner set forth in this Section III and subject to the provisions for adjustment contained herein, each share of the Series 2008ND-NV Preferred Stock is mandatorily convertible (if not earlier converted pursuant to Section III(a)) upon the first Business Day that is on or after the date that is two years following the receipt of Shareholder Approval (the “First Call Date”) if, for a period of twenty (20) consecutive Trading Days, the closing price per share of the Common Stock, as reported on by The NASDAQ Stock Market (“NASDAQ”), or if the Common Stock is not listed or quoted on the NASDAQ, such other national or regional exchange or market on which the Common Stock is then listed or quoted (the “Closing Price”), has been at least $21.00 per share (adjusted from time to time in a manner consistent with the provisions of Section III(d), the “Conversion Target Price”), into a number of fully-paid and non-assessable shares of Common Stock of the Corporation equal to the Liquidation Preference per share divided by the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable. For purposes of the first sentence in Section I(a), the foregoing shall be deemed to be a “Mandatory Conversion” pursuant to Section III(b). As used herein, “Trading Day” means any day on which the NASDAQ (or, if the Common Stock is not listed or quoted on the NASDAQ, such other national or regional exchange or market on which the Common Stock is then listed or quoted) is open for trading, or, if the Common Stock is not listed on any such exchange or market, any Business Day; provided that a “Trading Day” shall only include those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

(c) Immediately upon conversion, the rights of the Holders as such with respect to the shares so converted shall cease and the persons entitled to receive the shares of Common Stock upon the conversion of such shares of Series 2008ND-NV Preferred Stock shall be treated for all purposes as having become the record and beneficial owners of such shares of Common Stock.

(d) To protect against dilution, the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable, is subject to equitable adjustment, without duplication, from time to time as follows:

(i) Stock Dividends and Distributions and Subdivisions, Splits and Combinations of the Common Stock. If the Corporation issues Common Stock as a dividend or distribution on the Common Stock to all holders of the Common Stock, or if the Corporation effects a share split or share combination of the Corporation’s Common Stock, the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable, will be adjusted based on the following formula:

CR1	=	CR0 × (OS0 / OS1)

where:

CR0 = the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable, in effect immediately prior to the adjustment relating to such event.

CR1 = the new Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable, in effect immediately after the adjustment relating to such event.

OS0 = the number of shares of Common Stock outstanding immediately prior to such event.

OS1 = the number of shares of Common Stock outstanding immediately after such event.

Any adjustment made pursuant to this paragraph will become effective on the date that is immediately after (x) the date fixed for the determination of holders of Common Stock entitled to receive such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this paragraph is declared but not so paid or made, the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable, will be readjusted to the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable, that would then be in effect if such dividend or distribution had not been declared.

No adjustment to the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable, shall be made if the Holders actually participate in the transaction that would otherwise give rise to such adjustment on an as-converted basis.

(e) If the Corporation, at any time or from time to time after the date of original issuance of the Series 2008ND-NV Preferred Stock, shall declare or make, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in non-voting securities or other property of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of the outstanding shares of Series 2008ND-NV Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of such other securities of the Corporation or such other property (or the value of such other property) that they would have received had the Series 2008ND-NV Preferred Stock been converted into Common Stock on the date of such event and had such holders thereafter, during the period from the date of such event to and including the conversion date, retained such securities or other property receivable by them during such period giving application to all adjustments called for during such period under these Articles of Amendment with respect to the rights of the holders of the outstanding shares of Series 2008ND-NV Preferred Stock; and, provided, further, however, that no such adjustment shall be made if the holders of Series 2008ND-NV Preferred Stock simultaneously receive a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series 2008ND-NV Preferred Stock had been converted into Common Stock on the date of such event.

(f) The holder of any shares of Series 2008ND-NV Preferred Stock may exercise the conversion rights as to any such share of Preferred Stock by delivering to the Corporation during regular business hours, at the office of the Common Stock Conversion Agent, or at the principal office of the Corporation, the certificate or certificates for the shares to be converted, duly endorsed for transfer to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares. Conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the “Conversion Date.” As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and, as provided in Subsection III(g) hereof, a check for cash with respect to any fractional interest in a share of Common Stock. The holder shall be deemed to have become a shareholder of record on the applicable Conversion Date unless the transfer books of the Corporation are closed on the date, in which event he shall be deemed to have become a Common Stock shareholder of record on the next succeeding date on which the transfer books are open, but the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable, shall be that in effect on the Conversion Date. Upon conversion of only a portion of the number of shares of Series 2008ND-NV Preferred Stock represented by a certificate surrendered for conversion, the Corporation shall issue and deliver upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series 2008ND-NV Preferred Stock representing the unconverted shares of the certificate so surrendered. For the avoidance of doubt, conversion may be effected only with respect to whole shares of Preferred Stock.

(g) No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series 2008ND-NV Preferred Stock. If more than one share of Series 2008ND-NV Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series 2008ND-NV Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series 2008ND-NV Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest equal to the value of such fractional interest as based on the closing sales price of the Common Stock on the Business Day immediately preceding the Conversion Date.

(h) The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Series 2008ND-NV Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all Series 2008ND-NV Preferred Stock from time to time outstanding.

(i) All shares of Common Stock which may be issued upon conversion of the shares of Series 2008ND-NV Preferred Stock will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable.

(j) Upon conversion of any shares of the Series 2008ND-NV Preferred Stock, the holder thereof shall not be entitled to receive any unpaid dividends in respect of the shares so converted, provided that such holder shall be entitled to receive any dividends on such shares of the Series 2008ND-NV Preferred Stock declared prior to such conversion if such holder held such shares on the record date fixed for the determination of Holders entitled to receive payment of such dividend.

(k) In the event (1) the Corporation declares a dividend (or any other distribution) on its Common Stock; (2) the Corporation authorizes the granting to the holders of all or substantially all of its Common Stock of rights, options or warrants to subscribe for or purchase any share of any class or any other rights, options or warrants; (3) of any reclassification or reorganization of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Corporation is a party and for which approval of any of the Corporation’s shareholders is required, or of the sale or transfer of all or substantially all of the assets of the Corporation; (4) of a tender offer or exchange offer made by the Corporation or any of its subsidiaries for any portion of the Corporation’s Common Stock; or (5) of a voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall, in each case, send or cause to be sent, by first-class mail, postage prepaid, to each Holder as such Holder appears in the records of the Corporation, as promptly as practicable but in any event at least ten (10) days prior to the applicable date hereinafter specified, a written notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights, options or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, tender offer, exchange offer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, tender offer, exchange offer, transfer, dissolution, liquidation or winding up. Notice as provided for above need not be provided by mail if the required information is included in a public filing made by the Corporation with the U.S. Securities and Exchange Commission on or prior to the commencement of the ten (10) day period referenced above.

Section IV. Voting

(a) Prior to Shareholder Approval, the Holders shall have no right to vote with Common Stock as a single class. After Shareholder Approval has been obtained, the Holders shall be entitled to vote each share of the Series 2008ND-NV Preferred Stock on an as converted basis such that each share is entitled to a number of votes equal to the Liquidation Preference per share divided by the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable, on each matter on which holders of Common Stock are entitled to vote together as a single class, as a single class with the Common Stock, and shall be entitled to receive notice of any meeting of the holders of Common Stock, and shall otherwise be accorded all voting powers and rights of Common Stock.

(b) Whenever the approval or other action of Holders voting as a separate class is required by applicable law or by the Corporation’s Amended and Restated Articles of Incorporation, each share of the Series 2008 Preferred Stock shall be entitled to one vote, and the affirmative vote of a majority of such shares at a meeting at which a majority of such shares are present or represented shall be sufficient to constitute such approval or other action unless a higher percentage is required by applicable law or by the provisions of this Section IV.

(c) Unless a higher percentage is otherwise expressly required by applicable law, approval of holders of two-thirds (by aggregate liquidation preference) of the Series 2008 Preferred Stock outstanding and all other preferred stock or securities having similar voting rights voting in proportion to the respective liquidation preferences, voting as a class, shall be required to amend the Amended and Restated Articles of Incorporation of the Corporation to authorize the issuance of any class or series of Senior Stock, reclassify the Series 2008 Preferred Stock (other than as may be incident to a Reorganization Event which does not require a class vote under Section IV(d)) or to alter or abolish the liquidation preferences or any other preferential right of the Series 2008 Preferred Stock, or to otherwise to alter this Certificate of Designations in a manner adverse to the Holders.

(d) Unless a higher percentage is otherwise expressly required by applicable law, approval of holders of two-thirds (by aggregate liquidation preference) of Series 2008 Preferred Stock outstanding and all other preferred stock or securities having similar voting rights voting in proportion to the respective liquidation preferences, voting as a class, may and shall be required to approve, (y) any acquisition announced prior to the eighteen month anniversary of the date of original issue of the Series 2008ND-NV Preferred Stock, by the Corporation of another financial institution where the aggregate amount of any cash consideration together with the value of any stock consideration (based on the pre-announcement stock price) paid by the Corporation for the equity securities of such other institution exceeds $30 million (other than any acquisition of a distressed financial institution where the institution is acquired from or with the affirmative assistance of a bank regulator) or (z) any liquidation, dissolution or winding up of the Corporation or any merger or consolidation of the Corporation with or into any other entity unless (i) the Corporation is the surviving entity in such merger or consolidation and the Series 2008 Preferred Stock remains outstanding or (ii) the Corporation is not the surviving entity in such merger or consolidation but the Series 2008 Preferred Stock is not changed in such merger or consolidation into anything other than a class or series of preferred stock of the surviving or resulting entity, or the entity controlling such entity, having such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series 2008 Preferred Stock, taken as a whole.

Section V. Liquidation

(a) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of shares of the Series 2008ND-NV Preferred Stock then outstanding shall be entitled, subject to the payment in full or provisions having been made for the payment in full of all claims of creditors of the Corporation and the liquidation preferences for all Senior Stock, to be paid, out of the assets of the Corporation available for distribution to its shareholders whether from capital, surplus or earnings and before any payment shall be made in respect of the Corporation's Common Stock or on any other class of Junior Stock, an amount equal to $1,000.00 per share (the “Liquidation Preference”). After setting apart or paying in full the preferential amounts due the Holders, the remaining assets of the Corporation available for distribution to shareholders, if any, shall be distributed exclusively to the holders of Common Stock or as otherwise provided in the Corporation's Amended and Restated Articles of Incorporation. If upon liquidation, dissolution, or winding up of the Corporation, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the Holders the full amounts to which they respectively shall be entitled, the Holders shall share ratably in any distribution of assets.

(b) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the Corporation shall, within three (3) days after the date the Board of Directors approves such action, or at least twenty (20) days prior to any shareholders' meeting called to approve such action, or within twenty (20) days after the commencement of any involuntary proceeding, whichever is earlier, give each holder of shares of Series 2008ND-NV Preferred Stock initial written notice of the proposed action. Such initial written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash, and property to be received by the Holders upon consummation of the proposed action and the date of delivery thereof. If any material change in the facts set forth in the initial notice shall occur, the Corporation shall promptly give written notice to each holder of shares of Series 2008ND-NV Preferred Stock of such material change. The Corporation shall not consummate any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation before the expiration of thirty (30) days after the mailing of the initial notice or ten (10) days after the mailing of any subsequent written notice, whichever is later, provided that any such thirty-day or ten-day period may be shortened upon the written consent of the holders of all of the outstanding shares of Series 2008ND-NV Preferred Stock.

(c) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation which will involve the distribution of assets other than cash, the Corporation shall promptly engage competent independent appraisers to determine the value of the assets to be distributed to the Holders. The Corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Series 2008ND-NV Preferred Stock of the appraiser's valuation.

Section VI. Adjustments For Reorganization Events

(a) Upon the occurrence of a Reorganization Event (as defined herein), each share of Series 2008ND-NV Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of Holders, become convertible into the types and amounts of securities, cash, and other property that is or was receivable in such Reorganization Event by a holder of the number of shares of Common Stock into which such share of Series 2008 ND-NV Preferred Stock was convertible (and shall be immediately convertible notwithstanding the limitations contained in Section III(a), if such Reorganization Event is also a Make-Whole Acquisition in which the Corporation is not the surviving entity in such transaction) immediately prior to such Reorganization Event in exchange for such shares of Common Stock (such securities, cash, and other property, the “Exchange Property”). The amount of Exchange Property receivable upon conversion of any Series 2008ND-NV Preferred Stock in accordance with Section III hereof (and any subsection thereto) shall be determined based upon the Exchange Property delivered in respect of each share of Common Stock and the number of shares of Common Stock that would be received upon conversion of the Preferred Stock but for the provisions of this Section VI. The Holders shall not have any separate class vote on any Reorganization Event, except as provided in Section IV(d) hereof. A “Reorganization Event” shall mean:

(i) any consolidation or merger of the Corporation with or into another person, in each case pursuant to which the Common Stock will be converted into cash, securities, or other property of the Corporation or another person;

(ii) any sale, transfer, lease, or conveyance to another person of all or substantially all of the consolidated assets of the Corporation and its subsidiaries, taken as a whole, in each case pursuant to which the Common Stock will be converted into cash, securities, or other property; or

(iii) any reclassification of the Common Stock into securities, including securities other than the Common Stock; or

(iv) any statutory exchange of the Corporation’s securities for those of another person (other than in connection with a merger or acquisition);

(b) In the event that holders of the shares of the Common Stock have the opportunity to elect the form of consideration to be received in such Reorganization Event, the consideration that the Holders are entitled to receive upon conversion shall be deemed to be (i) the weighted average of the types and amounts of consideration received by the holders of shares of Common Stock that affirmatively make such an election or (ii) if no holders of shares of Common Stock affirmatively make such an election, the weighted average of the types and amounts of consideration actually received by such holders. On each Conversion Date following a Reorganization Event, the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable, then in effect will be applied to the value on such Conversion Date of the securities, cash, or other property received per share of Common Stock, determined as set forth above.

(c) The Corporation (or any successor) shall, within 20 days of the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the type and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section VI.

Section VII. Make-Whole Adjustments for Certain Reorganization Events

(a) Upon the occurrence of a Reorganization Event specified in clause (i), (ii) or (iv) of Section VI(a) above, unless the transaction is one in which the persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, voting shares of the Corporation immediately prior to such transaction beneficially own, directly or indirectly, voting shares representing a majority of the total voting power of all outstanding classes of voting shares of the continuing or surviving person, or the entity controlling such person, immediately after the transaction (a “Make-Whole Acquisition” and the date of such Make-Whole Acquisition, the “Make-Whole Acquisition Effective Date”), each Holder shall have right to receive, upon conversion of each share of Series 2008ND-NV Preferred Stock pursuant to Section VI hereof if (and only if) conversion is effected within

20 days following the Make-Whole Acquisition Effective Date, a payment (a “Make-Whole Payment”) pursuant to the terms of this Section VII.

(b) The amount of the “Make-Whole Payment” shall equal (i) the sum of the present values of all scheduled dividend payments on the Series 2008ND-NV Preferred Stock from the date of the Make-Whole Acquisition to and including the Mandatory Conversion Date or the First Call Date, if the value of the consideration paid in the Make-Whole Acquisition is greater than the Conversion Target Price, discounted from the applicable Dividend Payment Dates to the date of the Make-Whole Acquisition, in each case on a quarterly basis, at a discount rate equal to (A) the Treasury Rate (as defined herein) applicable to the immediately preceding Dividend Period, plus (B) a spread equal to 0.50%, plus (ii) in each case accrued and unpaid dividends through the date of the Make-Whole Acquisition. “Treasury Rate” means, with respect to any Dividend Period immediately preceding a Make-Whole Acquisition, the rate from the auction held on the date of such Make-Whole Acquisition, or the “Auction”, of direct obligations of the United States, or “treasury bills”, having a 3-year maturity under the caption “INVESTMENT RATE” on the display on Reuters (or any successor service) on page USAUCTION 10 (or any other page as may replace such page on such service) or page USAUCTION 11 (or any other page as may replace such page on such service) or, if not so published by 3:00 P.M., New York City time, on the related Calculation Date (as defined below), the Bond Equivalent Yield (as defined below) of the rate for such treasury bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High” or, if not so published by 3:00 P.M., New York City time, on the related calculation date (as defined below), the Bond Equivalent Yield of the auction rate of such treasury bills as announced by the U.S. Department of the Treasury. In the event that the auction rate of treasury bills having a 3-year maturity is not so announced by the U.S. Department of the Treasury, or if no such Auction is held, then the Treasury Rate will be the Bond Equivalent Yield of the rate on the date of such Make-Whole Acquisition of treasury bills having a 3-year maturity as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market” or, if not yet published by 3:00 P.M., New York City time, on the related calculation date, the rate on such Treasury Rate interest determination date of such treasury bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”. If such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source, then the treasury rate will be calculated by the Common Stock Conversion Agent and will be the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on the date of such Make-Whole Acquisition, of three primary U.S. government securities dealers (which may include the dealers or their affiliates) selected by the Common Stock Conversion Agent, for the issue of treasury bills with a remaining maturity closest to 3 years; however, if the dealers so selected by the Common Stock Conversion Agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of the date of such Make-Whole Acquisition will be the Treasury Rate in effect on the date of such Make-Whole Acquisition.

“Bond Equivalent Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond equivalent yield =	D x N	x 100
360 - (D x M)

where “D” refers to the applicable per annum rate for treasury bills quoted on a bank discount basis, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest reset period.

“Calculation Date” means the date that is two business days following the date of the Make-Whole Acquisition.

(c) On or before the twentieth day prior to the date on which the Corporation anticipates consummating the Make-Whole Acquisition, a written notice shall be sent by or on behalf of the Corporation, by first-class mail, postage prepaid, to the Holders as they appear in the records of the Corporation. Such notice shall contain:

(i) the date on which the Make-Whole Acquisition is anticipated to be effected; and

(ii) the amount of cash, securities and other consideration payable per share of Common Stock or Series 2008ND-NV Preferred Stock, respectively.

(d) Upon a conversion effected within 20 days of the Make-Whole Acquisition Effective Date, the Common Stock Conversion Agent shall, except as otherwise provided in the instructions provided by the Holder thereof in the written notice provided to the Corporation or its successor, promptly deliver to the Holder such cash, securities or other property, if any, as are issuable with respect to Make-Whole Payment in the Make-Whole Acquisition.

(e) In the event that a Make-Whole Acquisition is effected with respect to shares of Series 2008ND-NV Preferred Stock or successor securities representing less than all the shares of Series 2008ND-NV Preferred Stock or successor securities held by a Holder, upon such Make-Whole Acquisition the Corporation or its successor shall execute and the Common Stock Conversion Agent shall, unless otherwise instructed in writing, countersign and deliver to the Holder thereof, at the expense of the Corporation or its successors, a certificate evidencing the shares of Series 2008ND-NV Preferred Stock or such successor securities held by the Holder as to which a Make-Whole Acquisition was not effected.

Section VIII. Reports as to Adjustments

Whenever the number of shares of Common Stock into which the shares of the Series 2008ND-NV Preferred Stock are convertible is adjusted as provided in Section III, the Corporation shall (i) promptly compute such adjustment and furnish to the Common Stock Conversion Agent a certificate, signed by a principal financial officer of the Corporation, setting forth the number of shares of Common Stock into which each share of the Series 2008ND-NV Preferred Stock is convertible as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof and when such adjustment will become effective and (ii) promptly mail to the holders of record of the outstanding shares of the Series 2008ND-NV Preferred Stock a notice stating that the number of shares into which the shares of Series 2008ND-NV Preferred Stock are convertible has been adjusted and setting forth the new number of shares into which each share of the Series 2008ND-NV Preferred Stock is convertible as a result of such adjustment and when such adjustment will become effective.

Section IX. Exclusion of Other Rights

Except as may otherwise be required by law, the shares of Series 2008ND-NV Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, other than those specifically set forth herein (as such Certificate of Designations may be amended from time to time) and in the Amended and Restated Articles of Incorporation. The shares of Series 2008ND-NV Preferred Stock shall have no preemptive or subscription rights.

Section X. Severability of Provisions

If any voting powers, preferences or relative, participating, optional or other special rights of the Series 2008ND-NV Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designations (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series 2008ND-NV Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designations (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences or relative, participating, optional or other special rights of Series 2008ND-NV Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences or relative, participating, optional or other special rights of Series 2008ND-NV Preferred Stock or qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences or relative, participating, optional or other special rights of Series 2008ND-NV Preferred Stock or qualifications, limitations and restrictions thereof unless so expressed herein.

Section XI. Reissuance of Series 2008ND-NV Preferred Stock

Shares of Series 2008ND-NV Preferred Stock that have been issued and reacquired in any manner, including shares purchased by the Corporation or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of South Carolina) have the status of authorized but unissued shares of preferred stock of the Corporation undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Corporation.

Section XII. Mutilated or Missing Series 2008ND-NV Preferred Stock Certificates

If any of the Series 2008ND-NV Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall issue, in exchange and in substitution for and upon cancellation of the mutilated Series

2008ND-NV Preferred Stock certificate, or in lieu of and substitution for the Series 2008ND-NV Preferred Stock certificate lost, stolen or destroyed, a new Series 2008ND-NV Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Series 2008ND-NV Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series 2008ND-NV Preferred Stock certificate and indemnity, if requested, satisfactory to the Corporation and the Common Stock Conversion Agent.

Section XIII. Determinations

The Corporation shall be solely responsible for making all calculations called for hereunder. Such calculations include, but are not limited to, the calculations under Section III hereof. The Corporation covenants to make all such calculations in good faith. Absent manifest error, such calculations shall be final and binding on all holders of shares of the Series 2008ND-NV Preferred Stock. The Corporation shall have the power to resolve any ambiguity and its action in so doing, as evidenced by a resolution of the Board of Directors shall be final and conclusive unless clearly inconsistent with the intent hereof.

Section XIV. No Redemption

The Corporation may not, at any time, redeem the outstanding shares of the Series 2008ND-NV Preferred Stock.

Section XV. Notices

All notices, requests and other communications to the holder of Series 2008ND-NV Preferred Stock shall be in writing (including facsimile transmission) and shall be given at the address of such holder as shown on the books of the Corporation. A holder of the outstanding share of Series 2008ND-NV Preferred Stock may waive any notice required hereunder by a writing signed before or after the time required for notice or the action in question. Notice shall be deemed given on the earlier of the date received or three business days after the date such notice is mailed by first-class mail, postage prepaid.

Section XVI. Common Stock Conversion Agent

The duly appointed Common Stock Conversion Agent for the Series 2008ND-NV Preferred Stock (the “Common Stock Conversion Agent”) shall be appointed at the discretion of the Corporation. The Common Stock Conversion Agent shall also act as registrar, redemption, conversion, transfer and dividend disbursing agent for the Series 2008ND-NV Preferred Stock. The Corporation may, in its sole discretion, remove the Common Stock Conversion Agent in accordance with the agreement between the Corporation and the Common Stock Conversion Agent; provided that the Corporation shall appoint a successor agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such appointment or removal, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the Holders.

CERTIFICATE OF DESIGNATIONS

OF

10% MANDATORY CONVERTIBLE NON-CUMULATIVE

PREFERRED STOCK, SERIES 2008D-V

OF

THE SOUTH FINANCIAL GROUP, INC.

________________________

Pursuant to the authority vested in the Board of Directors by the Amended and Restated Articles of Incorporation of the Corporation, the Board of Directors does hereby designate, create, authorize and provide for the issue of a series of preferred stock having no par value per share, with a liquidation preference of $1,000 per share, which shall be designated as 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008D-V (the “Series 2008D-V Preferred Stock”) consisting of 2,248 shares having the following voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:

10% MANDATORY CONVERTIBLE NON-CUMULATIVE

PREFERRED STOCK, SERIES 2008D-V

Section I. Dividend Rights

(a) The holders of the Series 2008D-V Preferred Stock (the “Holders”) shall be entitled to receive when, as and if declared by the Board of Directors, in their discretion, out of funds legally available therefor, noncumulative cash dividends, payable in cash at the rate per annum of 10% (provided that if the per share cash dividend declared on the Corporation’s common stock, par value $1.00 (the “Common Stock”), is greater than $0.05 (subject to adjustment from time to time in a manner consistent with the provisions of Section III(d), the “Initial Common Stock Dividend”) in any quarterly period during the period prior to May 1, 2010, such rate per annum (as applied to any dividend declared on the Series 2008D-V Preferred Stock during such quarterly period) shall be increased by the same percentage as the percentage increase in the Initial Common Stock Dividend, as may be further adjusted (up or down) from time to time in accordance with the foregoing, with the rate per annum as in effect at May 1, 2010, continuing in effect thereafter except as may be further adjusted as provided below) (the “Dividend Rate”) of the Liquidation Preference (as defined in Section V) per share, quarterly in arrears on February 1, May 1, August 1 and November 1, of each year, or, if such day is not a Business Day (as defined below), on the next Business Day, commencing on the first Dividend Payment Date after the Series 2008D-V Preferred Stock is issued or the date on which the Mandatory Conversion pursuant to Section III(b) is effected (each such date, a “Dividend Payment Date”). If at any time after May 1, 2010 through the date on which the Mandatory Conversion is effected, the quarterly cash dividends on the Common Stock are increased above the greater of (i) $0.05 per share (subject to adjustment from time to time in a manner consistent with the provisions of Section III(d)) and (ii) the Common Stock per share dividend amount in effect on May 1, 2010 (such greater amount being the “Dividend Threshold”), the Holders will be entitled to a cash distribution per share on Series 2008D-V Preferred Stock (in addition to the Preferred Stock dividend payment at the rate in effect as of the second anniversary of the date of original issue of the Series 2008D-V Preferred Stock) for such Dividend Period equal to (x) the amount by which the quarterly Common Stock cash dividend per share exceeds the Dividend Threshold multiplied by (y) the quotient of the Liquidation Preference and the Conversion Price (as defined in Section III(a) hereof). Dividends shall not begin to accumulate and shall not be deemed to accumulate. Each declared dividend shall be payable to holders of record of the Series 2008D-V Preferred Stock as they appear on the stock books of the Corporation at the close of business on the 15th day of the month preceding the applicable Dividend Payment Date, or, if such day is not a Business Day (as defined below), on the next Business Day (each such date, a “Record Date”). Quarterly dividend periods (each, a “Dividend Period”) shall commence on each Dividend Payment Date (other than the initial Dividend Period, which shall commence on the date of original issue of the Series 2008D-V Preferred Stock) and shall end on and exclude the next succeeding Dividend Payment Date (provided that for purposes of Section V, the applicable Dividend Period shall end on and exclude the date of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, as the case may be). If the Mandatory Conversion (as defined in Section III) is not effected for any reason on the Mandatory Conversion Date (as defined in Section III), then (1) the Dividend Rate shall be adjusted for the then applicable Dividend Period such that the rate then in effect shall be increased by an additional 5.0% per annum (the “Adjusted Dividend Rate”) and (2) the Adjusted Dividend Rate shall thereafter be further adjusted every six months such that the rate then in effect shall immediately increase by an additional 0.50% per annum (each such adjusted rate, a “Further Adjusted Dividend Rate”) until the date on which the Mandatory Conversion pursuant to Section III(b) is effected (subject to a maximum increase pursuant to this sentence of 7.00% per annum). “Business Day” shall mean any day other than a Saturday, Sunday or a day on which the banks in New York or South Carolina are authorized by law or executive order to be closed.

(b) The amount of dividends payable for each full Dividend Period with respect to each share of Series 2008D-V Preferred Stock shall be computed by dividing the Dividend Rate, Adjusted Dividend Rate or Further Adjusted Dividend Rate, as applicable, by four and applying the resulting rate to the Liquidation Preference per share. The amount of dividends payable for the initial Dividend Payment Date on the Series 2008D-V Preferred Stock, or for any period shorter than a full Dividend Period on the Series 2008D-V Preferred Stock, shall be computed on the basis of 30-day months, a 360-day year and the actual number of days elapsed in any period of less than one month. The amount of dividends payable on the Series 2008D-V Preferred Stock, shall be rounded to the nearest cent, with one-half cent being rounded upwards.

(c) The cash dividends on the Series 2008D-V Preferred Stock are noncumulative and, accordingly, irrespective of whether or not any regular quarterly cash dividends on the Series 2008D-V Preferred Stock for past periods have been paid, the Corporation may declare and pay dividends on shares of the Common Stock. However, so long as any shares of the Series 2008D-V Preferred Stock are outstanding, the Corporation may not, at any time, (i) declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, or pay or make available monies for a sinking fund for the redemption of, any Common Stock or other Junior Stock (as defined in Section II) of the Corporation, or (ii) redeem, purchase or acquire, or make a liquidation payment with respect to, or pay or make available monies for a sinking fund for the redemption of, any Parity Stock (otherwise than pursuant to pro rata offers to purchase all or any pro rata portion of the Series 2008D-V Preferred Stock and such Parity Stock) unless in each case full dividends as provided in Section I(a) on all outstanding shares of the Series 2008D-V Preferred Stock have been paid or (in the case of current dividends) declared and set aside for payment (except for (w) dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock or other Junior Stock of the Corporation, (x) redemptions or purchases of any rights pursuant to a shareholder rights plan or by conversion or exchange of Junior Stock for or into other Junior Stock, or of Parity Stock for or into other Parity Stock or Junior Stock of the Corporation, (y) purchases by the Corporation or its affiliates as a broker, dealer, advisor, fiduciary, trustee or comparable capacity in connection with transactions effected by or for the account of customers of the Corporation or customers of any of its subsidiaries or in connection with the distribution or trading of such capital stock and (z) acquisitions of Common Stock in respect of exercises of employee equity awards and any related tax withholding). The foregoing dividend preference shall not be cumulative and shall not in any way create any claim or right in favor of Holders in the event that dividends have not been declared or paid in respect of any prior Dividend Period. When dividends are not paid in full (or declared and a sum sufficient for such full payment is not so set apart) for any Dividend Period on the Series 2008D-V Preferred Stock and any Parity Stock (as defined in Section II), dividends declared on the Series 2008D-V Preferred Stock and Parity Stock (whether cumulative or non-cumulative) shall only be declared pro rata so that the amount of dividends declared per share on the Series 2008D-V Preferred Stock and such Parity Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Series 2008D-V Preferred Stock (but without, in the case of any non-cumulative preferred stock, accumulation of unpaid dividends for prior Dividend Periods) and such Parity Stock bear to each other.

(d) No interest or sum of money in lieu of interest will be payable in respect of any dividend payment or payments on Series 2008D-V Preferred Stock or on such Parity Stock that may be in arrears.

(e) If the Board of Directors determines not to declare any dividend or pay a full dividend previously declared with respect to a Dividend Period, the Corporation will provide written notice to the Holders prior to such date.

Section II. Ranking

(a) The Series 2008D-V Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Corporation,

(i) rank senior and prior to Common Stock (including, if applicable and to the fullest extent permitted by law, any preferred stock purchase or similar rights issued with respect thereto pursuant to a shareholder rights plan) of the Corporation, and each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that does not by its terms rank pari passu or senior to the Series 2008D-V Preferred Stock with respect to payment of dividends or rights upon liquidation, dissolution or winding up of the affairs of the Corporation (all of such equity securities, including the Common Stock, and options, warrants or rights to subscribe for or purchase shares of Common Stock or such other equity securities, are collectively referred to herein as the “Junior Stock”);

(ii) rank on a parity with each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms provides that it ranks pari passu with the Series 2008D-V Preferred Stock with respect to payment of dividends or rights upon liquidation, dissolution or winding up of the affairs of the Corporation (all of such equity securities are collectively referred to herein as the “Parity Stock”), and

(iii) rank junior to each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms ranks senior to the Series 2008D-V Preferred Stock with respect to payment of dividends or rights upon liquidation, dissolution or winding up of the affairs of the Corporation (all of such equity securities are collectively referred to herein as the “Senior Stock”).

(b) Shares of the Corporation’s series of preferred stock having no par value per share, with a liquidation preference of $1,000.00 per share, designated as 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008ND-V (the “Series 2008ND-V Preferred Stock”), shares of the Corporation’s series of preferred stock having no par value per share, with a liquidation preference of $1,000.00 per share, designated as 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008D-NV (the “Series 2008D-NV Preferred Stock”) and shares of the Corporation’s series of preferred stock having no par value per share, with a liquidation preference of $1,000.00 per share, designated as 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008ND-NV (the “Series 2008ND-NV Preferred Stock”) together with the Series 2008D-V Preferred Stock, shall be considered Parity Stock. The Series 2008D-V Preferred Stock, the Series 2008D-NV Preferred Stock, the Series 2008ND-V Preferred Stock and the Series 2008ND-NV Preferred Stock are collectively referred to herein as the “Series 2008 Preferred Stock.”

Section III. Conversion Rights

(a) Optional Conversion. Upon the terms and in the manner set forth in this Section III and subject to the provisions for adjustment contained herein, each share of the Series 2008D-V Preferred Stock shall be convertible following the date of the first meeting held to seek Shareholder Approval (as defined herein), at the option of the Holder, upon surrender of the certificate(s) for each share of Series 2008D-V Preferred Stock to be converted and delivery of written notice of conversion (all in compliance with the provisions of Section III(f) hereof) on a Conversion Date (as defined in Section III(f) hereof), into a number of fully-paid and non-assessable shares of Common Stock of the Corporation equal to the Liquidation Preference per share divided by the Conversion Price. The initial conversion price (the “Conversion Price”) as of the date of original issuance of the Series 2008D-V Preferred Stock is $6.50 (subject to adjustment from time to time as provided in Section III(d)). “Shareholder Approval” shall mean the approval of the transactions pursuant to which the Series 2008 Preferred Stock was issued by a majority of the total votes cast on the proposal by the holders of shares of Common Stock present in person or by proxy, whether presented at a special or annual meeting of shareholders.

(b) Mandatory Conversion. Upon the terms and in the manner set forth in this Section III and subject to the provisions for adjustment contained herein, each share of the Series 2008D-V Preferred Stock is mandatorily convertible (if not earlier converted pursuant to Section III(a) or the immediately subsequent paragraph) upon the later of (i) May 1, 2011 (such date, the “Mandatory Conversion Date”) and (ii) the first Business Day following the receipt of Shareholder Approval, into a number of fully-paid and non-assessable shares of Common Stock of the Corporation equal to the Liquidation Preference per share divided by the Conversion Price (the “Mandatory Conversion”).

Upon the terms and in the manner set forth in this Section III and subject to the provisions for adjustment contained herein, each share of the Series 2008D-V Preferred Stock is mandatorily convertible (if not earlier converted pursuant to Section III(a)) upon the first Business Day that is on or after the date that is two years following the receipt of Shareholder Approval (the “First Call Date”) if, for a period of twenty (20) consecutive Trading Days, the closing price per share of the Common Stock, as reported on by The NASDAQ Stock Market (“NASDAQ”), or if the Common Stock is not listed or quoted on the NASDAQ, such other national or regional exchange or market on which the Common Stock is then listed or quoted (the “Closing Price”), has been at least $21.00 per share (adjusted from time to time in a manner consistent with the provisions of Section III(d), the “Conversion Target Price”), into a number of fully-paid and non-assessable shares of Common Stock of the Corporation equal to the Liquidation Preference per share divided by the Conversion Price. For purposes of the first sentence in Section I(a), the foregoing shall be deemed to be a “Mandatory Conversion” pursuant to Section III(b). As used herein, “Trading Day” means any day on which the NASDAQ (or, if the Common Stock is not listed or quoted on the NASDAQ, such other national or regional exchange or market on which the Common Stock is then listed or quoted) is open for trading, or, if the Common Stock is not listed on any such exchange or market, any Business Day; provided that a “Trading Day” shall only include those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

(c) Immediately upon conversion, the rights of the Holders as such with respect to the shares so converted shall cease and the persons entitled to receive the shares of Common Stock upon the conversion of such shares of Series 2008D-V Preferred Stock shall be treated for all purposes as having become the record and beneficial owners of such shares of Common Stock.

(d) To protect against dilution, the Conversion Price, is subject to equitable adjustment, without duplication, from time to time as follows:

(i) Stock Dividends and Distributions and Subdivisions, Splits and Combinations of the Common Stock. If the Corporation issues Common Stock as a dividend or distribution on the Common Stock to all holders of the Common Stock, or if the Corporation effects a share split or share combination of the Corporation’s Common Stock, the Conversion Price, will be adjusted based on the following formula:

CR1	=	CR0 × (OS0 / OS1)

where:

CR0 = the Conversion Price, in effect immediately prior to the adjustment relating to such event.

CR1 = the new Conversion Price, in effect immediately after the adjustment relating to such event.

OS0 = the number of shares of Common Stock outstanding immediately prior to such event.

OS1 = the number of shares of Common Stock outstanding immediately after such event.

Any adjustment made pursuant to this paragraph will become effective on the date that is immediately after (x) the date fixed for the determination of holders of Common Stock entitled to receive such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this paragraph is declared but not so paid or made, the Conversion Price, will be readjusted to the Conversion Price, that would then be in effect if such dividend or distribution had not been declared.

No adjustment to the Conversion Price, shall be made if the Holders actually participate in the transaction that would otherwise give rise to such adjustment on an as-converted basis.

(e) If the Corporation, at any time or from time to time after the date of original issuance of the Series 2008D-V Preferred Stock, shall declare or make, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in non-voting securities or other property of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of the outstanding shares of Series 2008D-V Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of such other securities of the

Corporation or such other property (or the value of such other property) that they would have received had the Series 2008D-V Preferred Stock been converted into Common Stock on the date of such event and had such holders thereafter, during the period from the date of such event to and including the conversion date, retained such securities or other property receivable by them during such period giving application to all adjustments called for during such period under these Articles of Amendment with respect to the rights of the holders of the outstanding shares of Series 2008D-V Preferred Stock; and, provided, further, however, that no such adjustment shall be made if the holders of Series 2008D-V Preferred Stock simultaneously receive a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series 2008D-V Preferred Stock had been converted into Common Stock on the date of such event.

(f) The holder of any shares of Series 2008D-V Preferred Stock may exercise the conversion rights as to any such share of Preferred Stock by delivering to the Corporation during regular business hours, at the office of the Common Stock Conversion Agent, or at the principal office of the Corporation, the certificate or certificates for the shares to be converted, duly endorsed for transfer to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares. Conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the “Conversion Date.” As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and, as provided in Subsection III(g) hereof, a check for cash with respect to any fractional interest in a share of Common Stock. The holder shall be deemed to have become a shareholder of record on the applicable Conversion Date unless the transfer books of the Corporation are closed on the date, in which event he shall be deemed to have become a Common Stock shareholder of record on the next succeeding date on which the transfer books are open, but the Conversion Price, shall be that in effect on the Conversion Date. Upon conversion of only a portion of the number of shares of Series 2008D-V Preferred Stock represented by a certificate surrendered for conversion, the Corporation shall issue and deliver upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series 2008D-V Preferred Stock representing the unconverted shares of the certificate so surrendered. For the avoidance of doubt, conversion may be effected only with respect to whole shares of Preferred Stock.

(g) No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series 2008D-V Preferred Stock. If more than one share of Series 2008D-V Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series 2008D-V Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series 2008D-V Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest equal to the value of such fractional interest as based on the closing sales price of the Common Stock on the Business Day immediately preceding the Conversion Date.

(h) The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Series 2008D-V Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all Series 2008D-V Preferred Stock from time to time outstanding.

(i) All shares of Common Stock which may be issued upon conversion of the shares of Series 2008D-V Preferred Stock will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable.

(j) Upon conversion of any shares of the Series 2008D-V Preferred Stock, the holder thereof shall not be entitled to receive any unpaid dividends in respect of the shares so converted, provided that such holder shall be entitled to receive any dividends on such shares of the Series 2008D-V Preferred Stock declared prior to such conversion if such holder held such shares on the record date fixed for the determination of Holders entitled to receive payment of such dividend.

(k) In the event (1) the Corporation declares a dividend (or any other distribution) on its Common Stock; (2) the Corporation authorizes the granting to the holders of all or substantially all of its Common Stock of rights, options or warrants to subscribe for or purchase any share of any class or any other rights, options or warrants; (3) of any reclassification or reorganization of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Corporation is a party and for which approval of any of the Corporation’s shareholders is required, or of the sale or transfer of all or substantially all of the assets of the Corporation; (4) of a tender offer or exchange offer made by the Corporation or any of its subsidiaries for any portion of the Corporation’s Common Stock; or (5) of a voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall, in each case, send or cause to be sent, by first-class mail, postage prepaid, to each Holder as such Holder appears in the records of the Corporation, as promptly as practicable but in any event at least ten (10) days prior to the applicable date hereinafter specified, a written notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights, options or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, tender offer, exchange offer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, tender offer, exchange offer, transfer, dissolution, liquidation or winding up. Notice as provided for above need not be provided by mail if the required information is included in a public filing made by the Corporation with the U.S. Securities and Exchange Commission on or prior to the commencement of the ten (10) day period referenced above.

Section IV. Voting

(a) Following the date of the first meeting held to seek Shareholder Approval, the Holders shall be entitled to vote each share of the Series 2008D-V Preferred Stock on an as converted basis such that each share is entitled to a number of votes equal to the Liquidation Preference per share divided by the Conversion Price, on each matter on which holders of Common Stock are entitled to vote together as a single class, as a single class with the Common Stock, and shall be entitled to receive notice of any meeting of the holders of Common Stock, and shall otherwise be accorded all voting powers and rights of Common Stock.

(b) Whenever the approval or other action of Holders voting as a separate class is required by applicable law or by the Corporation’s Amended and Restated Articles of Incorporation, each share of the Series 2008 Preferred Stock shall be entitled to one vote, and the affirmative vote of a majority of such shares at a meeting at which a majority of such shares are present or represented shall be sufficient to constitute such approval or other action unless a higher percentage is required by applicable law or by the provisions of this Section IV.

(c) Unless a higher percentage is otherwise expressly required by applicable law, approval of holders of two-thirds (by aggregate liquidation preference) of the Series 2008 Preferred Stock outstanding and all other preferred stock or securities having similar voting rights voting in proportion to the respective liquidation preferences, voting as a class, shall be required to amend the Amended and Restated Articles of Incorporation of the Corporation to authorize the issuance of any class or series of Senior Stock, reclassify the Series 2008 Preferred Stock (other than as may be incident to a Reorganization Event which does not require a class vote under Section IV(d)) or to alter or abolish the liquidation preferences or any other preferential right of the Series 2008 Preferred Stock, or to otherwise to alter this Certificate of Designations in a manner adverse to the Holders.

(d) Unless a higher percentage is otherwise expressly required by applicable law, approval of holders of two-thirds (by aggregate liquidation preference) of Series 2008 Preferred Stock outstanding and all other preferred stock or securities having similar voting rights voting in proportion to the respective liquidation preferences, voting as a class, may and shall be required to approve, (y) any acquisition announced prior to the eighteen month anniversary of the date of original issue of the Series 2008D-V Preferred Stock, by the Corporation of another financial institution where the aggregate amount of any cash consideration together with the value of any stock consideration (based on the pre-announcement stock price) paid by the Corporation for the equity securities of such other institution exceeds $30 million (other than any acquisition of a distressed financial institution where the institution is acquired from or with the affirmative assistance of a bank regulator) or (z) any liquidation, dissolution or winding up of the Corporation or any merger or consolidation of the Corporation with or into any other entity unless (i) the Corporation is the surviving entity in such merger or consolidation and the Series 2008 Preferred Stock remains outstanding or (ii) the Corporation is not the surviving entity in such merger or consolidation but the Series 2008 Preferred Stock is not changed in such merger or consolidation into anything other than a class or series of preferred stock of the surviving or resulting entity, or the entity controlling such entity, having such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series 2008 Preferred Stock, taken as a whole.

Section V. Liquidation

(a) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of shares of the Series 2008D-V Preferred Stock then outstanding shall be entitled, subject to the payment in full or provisions having been made for the payment in full of all claims of creditors of the Corporation and the liquidation preferences for all Senior Stock, to be paid, out of the assets of the Corporation available for distribution to its shareholders whether from capital, surplus or earnings and before any payment shall be made in respect of the Corporation's Common Stock or on any other class of Junior Stock, an amount equal to $1,000.00 per share (the “Liquidation Preference”). After setting apart or paying in full the preferential amounts due the Holders, the remaining assets of the Corporation available for distribution to shareholders, if any, shall be distributed exclusively to the holders of Common Stock or as otherwise provided in the Corporation's Amended and Restated Articles of Incorporation. If upon liquidation, dissolution, or winding up of the Corporation, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the Holders the full amounts to which they respectively shall be entitled, the Holders shall share ratably in any distribution of assets.

(b) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the Corporation shall, within three (3) days after the date the Board of Directors approves such action, or at least twenty (20) days prior to any shareholders' meeting called to approve such action, or within twenty (20) days after the commencement of any involuntary proceeding, whichever is earlier, give each holder of shares of Series 2008D-V Preferred Stock initial written notice of the proposed action. Such initial written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash, and property to be received by the Holders upon consummation of the proposed action and the date of delivery thereof. If any material change in the facts set forth in the initial notice shall occur, the Corporation shall promptly give written notice to each holder of shares of Series 2008D-V Preferred Stock of such material change. The Corporation shall not consummate any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation before the expiration of thirty (30) days after the mailing of the initial notice or ten (10) days after the mailing of any subsequent written notice, whichever is later, provided that any such thirty-day or ten-day period may be shortened upon the written consent of the holders of all of the outstanding shares of Series 2008D-V Preferred Stock.

(c) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation which will involve the distribution of assets other than cash, the Corporation shall promptly engage competent independent appraisers to determine the value of the assets to be distributed to the Holders. The Corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Series 2008D-V Preferred Stock of the appraiser's valuation.

Section VI. Adjustments For Reorganization Events

(a) Upon the occurrence of a Reorganization Event (as defined herein), each share of Series 2008D-V Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of Holders, become convertible into the types and amounts of securities, cash, and other property that is or was receivable in such Reorganization Event by a holder of the number of shares of Common Stock into which such share of Series 2008 D-V Preferred Stock was convertible (and shall be immediately convertible notwithstanding the limitations contained in Section III(a), if such Reorganization Event is also a Make-Whole Acquisition in which the Corporation is not the surviving entity in such transaction) immediately prior to such Reorganization Event in exchange for such shares of Common Stock (such securities, cash, and other property, the “Exchange Property”). The amount of Exchange Property receivable upon conversion of any Series 2008D-V Preferred Stock in accordance with Section III hereof (and any subsection thereto) shall be determined based upon the Exchange Property delivered in respect of each share of Common Stock and the number of shares of Common Stock that would be received upon conversion of the Preferred Stock but for the provisions of this Section VI. The Holders shall not have any separate class vote on any Reorganization Event, except as provided in Section IV(d) hereof. A “Reorganization Event” shall mean:

(i) any consolidation or merger of the Corporation with or into another person, in each case pursuant to which the Common Stock will be converted into cash, securities, or other property of the Corporation or another person;

(ii) any sale, transfer, lease, or conveyance to another person of all or substantially all of the consolidated assets of the Corporation and its subsidiaries, taken as a whole, in each case pursuant to which the Common Stock will be converted into cash, securities, or other property; or

(iii) any reclassification of the Common Stock into securities, including securities other than the Common Stock; or

(iv) any statutory exchange of the Corporation’s securities for those of another person (other than in connection with a merger or acquisition);

(b) In the event that holders of the shares of the Common Stock have the opportunity to elect the form of consideration to be received in such Reorganization Event, the consideration that the Holders are entitled to receive upon conversion shall be deemed to be (i) the weighted average of the types and amounts of consideration received by the holders of shares of Common Stock that affirmatively make such an election or (ii) if no holders of shares of Common Stock affirmatively make such an election, the weighted average of the types and amounts of consideration actually received by such holders. On each Conversion Date following a Reorganization Event, the Conversion Price, then in effect will be applied to the value on such Conversion Date of the securities, cash, or other property received per share of Common Stock, determined as set forth above.

(c) The Corporation (or any successor) shall, within 20 days of the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the type and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section VI.

Section VII. Make-Whole Adjustments for Certain Reorganization Events

(a) Upon the occurrence of a Reorganization Event specified in clause (i), (ii) or (iv) of Section VI(a) above, unless the transaction is one in which the persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, voting shares of the Corporation immediately prior to such transaction beneficially own, directly or indirectly, voting shares representing a majority of the total voting power of all outstanding classes of voting shares of the continuing or surviving person, or the entity controlling such person, immediately after the transaction (a “Make-Whole Acquisition” and the date of such Make-Whole Acquisition, the “Make-Whole Acquisition Effective Date”), each Holder shall have right to receive, upon conversion of each share of Series 2008D-V Preferred Stock pursuant to Section VI hereof if (and only if) conversion is effected within 20 days following the Make-Whole Acquisition Effective Date, a payment (a “Make-Whole Payment”) pursuant to the terms of this Section VII.

(b) The amount of the “Make-Whole Payment” shall equal (i) the sum of the present values of all scheduled dividend payments on the Series 2008D-V Preferred Stock from the date of the Make-Whole Acquisition to and including the Mandatory Conversion Date or the First Call Date, if the value of the consideration paid in the Make-Whole Acquisition is greater than the Conversion Target Price, discounted from the applicable Dividend Payment Dates to the date of the Make-Whole Acquisition, in each case on a quarterly basis, at a discount rate equal to (A) the Treasury Rate (as defined herein) applicable to the immediately preceding Dividend Period, plus (B) a spread equal to 0.50%, plus (ii) in each case accrued and unpaid dividends through the date of the Make-Whole Acquisition. “Treasury Rate” means, with respect to any Dividend Period immediately preceding a Make-Whole Acquisition, the rate from the auction held on the date of such Make-Whole Acquisition, or the “Auction”, of direct obligations of the United States, or “treasury bills”, having a 3-year maturity under the caption “INVESTMENT RATE” on the display on Reuters (or any successor service) on page USAUCTION 10 (or any other page as may replace such page on such service) or page USAUCTION 11 (or any other page as may replace such page on such service) or, if not so published by 3:00 P.M., New York City time, on the related Calculation Date (as defined below), the Bond Equivalent Yield (as defined below) of the rate for such treasury bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High” or, if not so published by 3:00 P.M., New York City time, on the related calculation date (as defined below), the Bond Equivalent Yield of the auction rate of such treasury bills as announced by the U.S. Department of the Treasury. In the event that the auction rate of treasury bills having a 3-year maturity is not so announced by the U.S. Department of the Treasury, or if no such Auction is held, then the Treasury Rate will be the Bond Equivalent Yield of the rate on the date of such Make-Whole

Acquisition of treasury bills having a 3-year maturity as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market” or, if not yet published by 3:00 P.M., New York City time, on the related calculation date, the rate on such Treasury Rate interest determination date of such treasury bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”. If such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source, then the treasury rate will be calculated by the Common Stock Conversion Agent and will be the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on the date of such Make-Whole Acquisition, of three primary U.S. government securities dealers (which may include the dealers or their affiliates) selected by the Common Stock Conversion Agent, for the issue of treasury bills with a remaining maturity closest to 3 years; however, if the dealers so selected by the Common Stock Conversion Agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of the date of such Make-Whole Acquisition will be the Treasury Rate in effect on the date of such Make-Whole Acquisition.

“Bond Equivalent Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond equivalent yield =	D x N	x 100
360 - (D x M)

where “D” refers to the applicable per annum rate for treasury bills quoted on a bank discount basis, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest reset period.

“Calculation Date” means the date that is two business days following the date of the Make-Whole Acquisition.

(c) On or before the twentieth day prior to the date on which the Corporation anticipates consummating the Make-Whole Acquisition, a written notice shall be sent by or on behalf of the Corporation, by first-class mail, postage prepaid, to the Holders as they appear in the records of the Corporation. Such notice shall contain:

(i) the date on which the Make-Whole Acquisition is anticipated to be effected; and

(ii) the amount of cash, securities and other consideration payable per share of Common Stock or Series 2008D-V Preferred Stock, respectively.

(d) Upon a conversion effected within 20 days of the Make-Whole Acquisition Effective Date, the Common Stock Conversion Agent shall, except as otherwise provided in the instructions provided by the Holder thereof in the written notice provided to the Corporation or its successor, promptly deliver to the Holder such cash, securities or other property, if any, as are issuable with respect to Make-Whole Payment in the Make-Whole Acquisition.

(e) In the event that a Make-Whole Acquisition is effected with respect to shares of Series 2008D-V Preferred Stock or successor securities representing less than all the shares of Series 2008D-V Preferred Stock or successor securities held by a Holder, upon such Make-Whole Acquisition the Corporation or its successor shall execute and the Common Stock Conversion Agent shall, unless otherwise instructed in writing, countersign and deliver to the Holder thereof, at the expense of the Corporation or its successors, a certificate evidencing the shares of Series 2008D-V Preferred Stock or such successor securities held by the Holder as to which a Make-Whole Acquisition was not effected.

Section VIII. Reports as to Adjustments

Whenever the number of shares of Common Stock into which the shares of the Series 2008D-V Preferred Stock are convertible is adjusted as provided in Section III, the Corporation shall (i) promptly compute such adjustment and furnish to the Common Stock Conversion Agent a certificate, signed by a principal financial officer of the Corporation, setting forth the number of shares of Common Stock into which each share of the Series 2008D-V Preferred Stock is convertible as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof and when such adjustment will become effective and (ii) promptly mail to the holders of record of the outstanding shares of the Series 2008D-V Preferred Stock a notice stating that the number of shares into which the shares of Series 2008D-V Preferred Stock are convertible has been adjusted and setting forth the new number of shares into which each share of the Series 2008D-V Preferred Stock is convertible as a result of such adjustment and when such adjustment will become effective.

Section IX. Exclusion of Other Rights

Except as may otherwise be required by law, the shares of Series 2008D-V Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, other than those specifically set forth herein (as such Certificate of Designations may be amended from time to time) and in the Amended and Restated Articles of Incorporation. The shares of Series 2008D-V Preferred Stock shall have no preemptive or subscription rights.

Section X. Severability of Provisions

If any voting powers, preferences or relative, participating, optional or other special rights of the Series 2008D-V Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designations (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series 2008D-V Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designations (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences or relative, participating, optional or other special rights of Series 2008D-V Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences or relative, participating, optional or other special rights of Series 2008D-V Preferred Stock or qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences or relative, participating, optional or other special rights of Series 2008D-V Preferred Stock or qualifications, limitations and restrictions thereof unless so expressed herein.

Section XI. Reissuance of Series 2008D-V Preferred Stock

Shares of Series 2008D-V Preferred Stock that have been issued and reacquired in any manner, including shares purchased by the Corporation or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of South Carolina) have the status of authorized but unissued shares of preferred stock of the Corporation undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Corporation.

Section XII. Mutilated or Missing Series 2008D-V Preferred Stock Certificates

If any of the Series 2008D-V Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall issue, in exchange and in substitution for and upon cancellation of the mutilated Series 2008D-V Preferred Stock certificate, or in lieu of and substitution for the Series 2008D-V Preferred Stock certificate lost, stolen or destroyed, a new Series 2008D-V Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Series 2008D-V Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series 2008D-V Preferred Stock certificate and indemnity, if requested, satisfactory to the Corporation and the Common Stock Conversion Agent.

Section XIII. Determinations

The Corporation shall be solely responsible for making all calculations called for hereunder. Such calculations include, but are not limited to, the calculations under Section III hereof. The Corporation covenants to make all such calculations in good faith. Absent manifest error, such calculations shall be final and binding on all holders of shares of the Series 2008D-V Preferred Stock. The Corporation shall have the power to resolve any ambiguity and its action in so doing, as evidenced by a resolution of the Board of Directors shall be final and conclusive unless clearly inconsistent with the intent hereof.

Section XIV. No Redemption

The Corporation may not, at any time, redeem the outstanding shares of the Series 2008D-V Preferred Stock.

Section XV. Notices

All notices, requests and other communications to the holder of Series 2008D-V Preferred Stock shall be in writing (including facsimile transmission) and shall be given at the address of such holder as shown on the books of the Corporation. A holder of the outstanding share of Series 2008D-V Preferred Stock may waive any notice required hereunder by a writing signed before or after the time required for notice or the action in question. Notice shall be deemed given on the earlier of the date received or three business days after the date such notice is mailed by first-class mail, postage prepaid.

Section XVI. Common Stock Conversion Agent

The duly appointed Common Stock Conversion Agent for the Series 2008D-V Preferred Stock (the “Common Stock Conversion Agent”) shall be appointed at the discretion of the Corporation. The Common Stock Conversion Agent shall also act as registrar, redemption, conversion, transfer and dividend disbursing agent for the Series 2008D-V Preferred Stock. The Corporation may, in its sole discretion, remove the Common Stock Conversion Agent in accordance with the agreement between the Corporation and the Common Stock Conversion Agent; provided that the Corporation shall appoint a successor agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such appointment or removal, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the Holders.

CERTIFICATE OF DESIGNATIONS

OF

10% MANDATORY CONVERTIBLE NON-CUMULATIVE

PREFERRED STOCK, SERIES 2008D-NV

OF

THE SOUTH FINANCIAL GROUP, INC.

________________________

Pursuant to the authority vested in the Board of Directors by the Amended and Restated Articles of Incorporation of the Corporation, the Board of Directors does hereby designate, create, authorize and provide for the issue of a series of preferred stock having no par value per share, with a liquidation preference of $1,000 per share, which shall be designated as 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008D-NV (the “Series 2008D-NV Preferred Stock”) consisting of 7,472 shares having the following voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:

10% MANDATORY CONVERTIBLE NON-CUMULATIVE

PREFERRED STOCK, SERIES 2008D-NV

Section I. Dividend Rights

(a) The holders of the Series 2008D-NV Preferred Stock (the “Holders”) shall be entitled to receive when, as and if declared by the Board of Directors, in their discretion, out of funds legally available therefor, noncumulative cash dividends, payable in cash at the rate per annum of 10% (provided that if the per share cash dividend declared on the Corporation’s common stock, par value $1.00 (the “Common Stock”), is greater than $0.05 (subject to adjustment from time to time in a manner consistent with the provisions of Section III(d), the “Initial Common Stock Dividend”) in any quarterly period during the period prior to May 1, 2010, such rate per annum (as applied to any dividend declared on the Series 2008D-NV Preferred Stock during such quarterly period) shall be increased by the same percentage as the percentage increase in the Initial Common Stock Dividend, as may be further adjusted (up or down) from time to time in accordance with the foregoing, with the rate per annum as in effect at May 1, 2010, continuing in effect thereafter except as may be further adjusted as provided below) (the “Dividend Rate”) of the Liquidation Preference (as defined in Section V) per share, quarterly in arrears on February 1, May 1, August 1 and November 1, of each year, or, if such day is not a Business Day (as defined below), on the next Business Day, commencing on the first Dividend Payment Date after the Series 2008D-NV Preferred Stock is issued or the date on which the Mandatory Conversion pursuant to Section III(b) is effected (each such date, a “Dividend Payment Date”). If at any time after May 1, 2010 through the date on which the Mandatory Conversion is effected, the quarterly cash dividends on the Common Stock are increased above the greater of (i) $0.05 per share (subject to adjustment from time to time in a manner consistent with the provisions of Section III(d)) and (ii) the Common Stock per share dividend amount in effect on May 1, 2010 (such greater amount being the “Dividend Threshold”), the Holders will be entitled to a cash distribution per share on Series 2008D-NV Preferred Stock (in addition to the Preferred Stock dividend payment at the rate in effect as of the second anniversary of the date of original issue of the Series 2008D-NV Preferred Stock) for such Dividend Period equal to (x) the amount by which the quarterly Common Stock cash dividend per share exceeds the Dividend Threshold multiplied by (y) the quotient of the Liquidation Preference and the Conversion Price (as defined in Section III(a) hereof). Dividends shall not begin to accumulate and shall not be deemed to accumulate. Each declared dividend shall be payable to holders of record of the Series 2008D-NV Preferred Stock as they appear on the stock books of the Corporation at the close of business on the 15th day of the month preceding the applicable Dividend Payment Date, or, if such day is not a Business Day (as defined below), on the next Business Day (each such date, a “Record Date”). Quarterly dividend periods (each, a “Dividend Period”) shall commence on each Dividend Payment Date (other than the initial Dividend Period, which shall commence on the date of original issue of the Series 2008D-NV Preferred Stock) and shall end on and exclude the next succeeding Dividend Payment Date (provided that for purposes of Section V, the applicable Dividend Period shall end on and exclude the date of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, as the case may be). If the Mandatory Conversion (as defined in Section III) is not effected for any reason on the Mandatory Conversion Date (as defined in Section III), then (1) the Dividend Rate shall be adjusted for the then applicable Dividend Period such that the rate then in effect shall be increased by an additional 5.0% per annum (the “Adjusted Dividend Rate”) and (2) the Adjusted Dividend Rate shall thereafter be further adjusted every six months such that the rate then in effect shall immediately increase by an additional 0.50% per annum (each such adjusted rate, a “Further Adjusted Dividend Rate”) until the date on which the Mandatory Conversion pursuant to Section III(b) is effected (subject to a maximum increase pursuant to this sentence of 7.00% per annum). “Business Day” shall mean any day other than a Saturday, Sunday or a day on which the banks in New York or South Carolina are authorized by law or executive order to be closed.

(b) The amount of dividends payable for each full Dividend Period with respect to each share of Series 2008D-NV Preferred Stock shall be computed by dividing the Dividend Rate, Adjusted Dividend Rate or Further Adjusted Dividend Rate, as applicable, by four and applying the resulting rate to the Liquidation Preference per share. The amount of dividends payable for the initial Dividend Payment Date on the Series 2008D-NV Preferred Stock, or for any period shorter than a full Dividend Period on the Series 2008D-NV Preferred Stock, shall be computed on the basis of 30-day months, a 360-day year and the actual number of days elapsed in any period of less than one month. The amount of dividends payable on the Series 2008D-NV Preferred Stock, shall be rounded to the nearest cent, with one-half cent being rounded upwards.

(c) The cash dividends on the Series 2008D-NV Preferred Stock are noncumulative and, accordingly, irrespective of whether or not any regular quarterly cash dividends on the Series 2008D-NV Preferred Stock for past periods have been paid, the Corporation may declare and pay dividends on shares of the Common Stock. However, so long as any shares of the Series 2008D-NV Preferred Stock are outstanding, the Corporation may not, at any time, (i) declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, or pay or make available monies for a sinking fund for the redemption of, any Common Stock or other Junior Stock (as defined in Section II) of the Corporation, or (ii) redeem, purchase or acquire, or make a liquidation payment with respect to, or pay or make available monies for a sinking fund for the redemption of, any Parity Stock (otherwise than pursuant to pro rata offers to purchase all or any pro rata portion of the Series 2008D-NV Preferred Stock and such Parity Stock) unless in each case full dividends as provided in Section I(a) on all outstanding shares of the Series 2008D-NV Preferred Stock have been paid or (in the case of current dividends) declared and set aside for payment (except for (w) dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock or other Junior Stock of the Corporation, (x) redemptions or purchases of any rights pursuant to a shareholder rights plan or by conversion or exchange of Junior Stock for or into other Junior Stock, or of Parity Stock for or into other Parity Stock or Junior Stock of the Corporation, (y) purchases by the Corporation or its affiliates as a broker, dealer, advisor, fiduciary, trustee or comparable capacity in connection with transactions effected by or for the account of customers of the Corporation or customers of any of its subsidiaries or in connection with the distribution or trading of such capital stock and (z) acquisitions of Common Stock in respect of exercises of employee equity awards and any related tax withholding). The foregoing dividend preference shall not be cumulative and shall not in any way create any claim or right in favor of Holders in the event that dividends have not been declared or paid in respect of any prior Dividend Period. When dividends are not paid in full (or declared and a sum sufficient for such full payment is not so set apart) for any Dividend Period on the Series 2008D-NV Preferred Stock and any Parity Stock (as defined in Section II), dividends declared on the Series 2008D-NV Preferred Stock and Parity Stock (whether cumulative or non-cumulative) shall only be declared pro rata so that the amount of dividends declared per share on the Series 2008D-NV Preferred Stock and such Parity Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Series 2008D-NV Preferred Stock (but without, in the case of any non-cumulative preferred stock, accumulation of unpaid dividends for prior Dividend Periods) and such Parity Stock bear to each other.

(d) No interest or sum of money in lieu of interest will be payable in respect of any dividend payment or payments on Series 2008D-NV Preferred Stock or on such Parity Stock that may be in arrears.

(e) If the Board of Directors determines not to declare any dividend or pay a full dividend previously declared with respect to a Dividend Period, the Corporation will provide written notice to the Holders prior to such date.

Section II. Ranking

(a) The Series 2008D-NV Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Corporation,

(i) rank senior and prior to Common Stock (including, if applicable and to the fullest extent permitted by law, any preferred stock purchase or similar rights issued with respect thereto pursuant to a shareholder rights plan) of the Corporation, and each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that does not by its terms rank pari passu or senior to the Series 2008D-NV Preferred Stock with respect to payment of dividends or rights upon liquidation, dissolution or winding up of the affairs of the Corporation (all of such equity securities, including the Common Stock, and options, warrants or rights to subscribe for or purchase shares of Common Stock or such other equity securities, are collectively referred to herein as the “Junior Stock”);

(ii) rank on a parity with each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms provides that it ranks pari passu with the Series 2008D-NV Preferred Stock with respect to payment of dividends or rights upon liquidation, dissolution or winding up of the affairs of the Corporation (all of such equity securities are collectively referred to herein as the “Parity Stock”), and

(iii) rank junior to each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms ranks senior to the Series 2008D-NV Preferred Stock with respect to payment of dividends or rights upon liquidation, dissolution or winding up of the affairs of the Corporation (all of such equity securities are collectively referred to herein as the “Senior Stock”).

(b) Shares of the Corporation’s series of preferred stock having no par value per share, with a liquidation preference of $1,000.00 per share, designated as 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008D-V (the “Series 2008D-V Preferred Stock”), shares of the Corporation’s series of preferred stock having no par value per share, with a liquidation preference of $1,000.00 per share, designated as 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008ND-NV (the “Series 2008ND-NV Preferred Stock”) and shares of the Corporation’s series of preferred stock having no par value per share, with a liquidation preference of $1,000.00 per share, designated as 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008ND-V (the “Series 2008ND-V Preferred Stock”) together with the Series 2008D-NV Preferred Stock, shall be considered Parity Stock. The Series 2008D-V Preferred Stock, the Series 2008D-NV Preferred Stock, the Series 2008ND-V Preferred Stock and the Series 2008ND-NV Preferred Stock are collectively referred to herein as the “Series 2008 Preferred Stock.”

Section III. Conversion Rights

(a) Optional Conversion. Upon the terms and in the manner set forth in this Section III and subject to the provisions for adjustment contained herein, each share of the Series 2008D-NV Preferred Stock shall be convertible on or following the receipt of Shareholder Approval (as defined herein), at the option of the Holder, upon surrender of the certificate(s) for each share of Series 2008D-NV Preferred Stock to be converted and delivery of written notice of conversion (all in compliance with the provisions of Section III(f) hereof) on a Conversion Date (as defined in Section III(f) hereof), into a number of fully-paid and non-assessable shares of Common Stock of the Corporation equal to the Liquidation Preference per share divided by the Conversion Price. The initial conversion price (the “Conversion Price”) as of the date of original issuance of the Series 2008D-NV Preferred Stock is $6.50 (subject to adjustment from time to time as provided in Section III(d)). “Shareholder Approval” shall mean the approval of the transactions pursuant to which the Series 2008 Preferred Stock was issued by a majority of the total votes cast on the proposal by the holders of shares of Common Stock present in person or by proxy, whether presented at a special or annual meeting of shareholders.

(b) Mandatory Conversion. Upon the terms and in the manner set forth in this Section III and subject to the provisions for adjustment contained herein, each share of the Series 2008D-NV Preferred Stock is mandatorily convertible (if not earlier converted pursuant to Section III(a) or the immediately subsequent paragraph) upon the later of (i) May 1, 2011 (such date, the “Mandatory Conversion Date”) and (ii) the first Business Day following the receipt of Shareholder Approval, into a number of fully-paid and non-assessable shares of Common Stock of the

Corporation equal to the Liquidation Preference per share divided by the Conversion Price (the “Mandatory Conversion”).

Upon the terms and in the manner set forth in this Section III and subject to the provisions for adjustment contained herein, each share of the Series 2008D-NV Preferred Stock is mandatorily convertible (if not earlier converted pursuant to Section III(a)) upon the first Business Day that is on or after the date that is two years following the receipt of Shareholder Approval (the “First Call Date”) if, for a period of twenty (20) consecutive Trading Days, the closing price per share of the Common Stock, as reported on by The NASDAQ Stock Market (“NASDAQ”), or if the Common Stock is not listed or quoted on the NASDAQ, such other national or regional exchange or market on which the Common Stock is then listed or quoted (the “Closing Price”), has been at least $21.00 per share (adjusted from time to time in a manner consistent with the provisions of Section III(d), the “Conversion Target Price”), into a number of fully-paid and non-assessable shares of Common Stock of the Corporation equal to the Liquidation Preference per share divided by the Conversion Price. For purposes of the first sentence in Section I(a), the foregoing shall be deemed to be a “Mandatory Conversion” pursuant to Section III(b). As used herein, “Trading Day” means any day on which the NASDAQ (or, if the Common Stock is not listed or quoted on the NASDAQ, such other national or regional exchange or market on which the Common Stock is then listed or quoted) is open for trading, or, if the Common Stock is not listed on any such exchange or market, any Business Day; provided that a “Trading Day” shall only include those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

(c) Immediately upon conversion, the rights of the Holders as such with respect to the shares so converted shall cease and the persons entitled to receive the shares of Common Stock upon the conversion of such shares of Series 2008D-NV Preferred Stock shall be treated for all purposes as having become the record and beneficial owners of such shares of Common Stock.

(d) To protect against dilution, the Conversion Price, is subject to equitable adjustment, without duplication, from time to time as follows:

(i) Stock Dividends and Distributions and Subdivisions, Splits and Combinations of the Common Stock. If the Corporation issues Common Stock as a dividend or distribution on the Common Stock to all holders of the Common Stock, or if the Corporation effects a share split or share combination of the Corporation’s Common Stock, the Conversion Price, will be adjusted based on the following formula:

CR1	=	CR0 × (OS0 / OS1)

where:

CR0 = the Conversion Price, in effect immediately prior to the adjustment relating to such event.

CR1 = the new Conversion Price, in effect immediately after the adjustment relating to such event.

OS0 = the number of shares of Common Stock outstanding immediately prior to such event.

OS1 = the number of shares of Common Stock outstanding immediately after such event.

Any adjustment made pursuant to this paragraph will become effective on the date that is immediately after (x) the date fixed for the determination of holders of Common Stock entitled to receive such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this paragraph is declared but not so paid or made, the Conversion Price, will be readjusted to the Conversion Price, that would then be in effect if such dividend or distribution had not been declared.

No adjustment to the Conversion Price, shall be made if the Holders actually participate in the transaction that would otherwise give rise to such adjustment on an as-converted basis.

(e) If the Corporation, at any time or from time to time after the date of original issuance of the Series 2008D-NV Preferred Stock, shall declare or make, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in non-voting securities or other property of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of the outstanding shares of Series 2008D-NV Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of such other securities of the Corporation or such other property (or the value of such other property) that they would have received had the Series 2008D-NV Preferred Stock been converted into Common Stock on the date of such event and had such holders thereafter, during the period from the date of such event to and including the conversion date, retained such securities or other property receivable by them during such period giving application to all adjustments called for during such period under these Articles of Amendment with respect to the rights of the holders of the outstanding shares of Series 2008D-NV Preferred Stock; and, provided, further, however, that no such adjustment shall be made if the holders of Series 2008D-NV Preferred Stock simultaneously receive a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series 2008D-NV Preferred Stock had been converted into Common Stock on the date of such event.

(f) The holder of any shares of Series 2008D-NV Preferred Stock may exercise the conversion rights as to any such share of Preferred Stock by delivering to the Corporation during regular business hours, at the office of the Common Stock Conversion Agent, or at the principal office of the Corporation, the certificate or certificates for the shares to be converted, duly endorsed for transfer to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares. Conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the “Conversion Date.” As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and, as provided in Subsection III(g) hereof, a check for cash with respect to any fractional interest in a share of Common Stock. The holder shall be deemed to have become a shareholder of record on the applicable Conversion Date unless the transfer books of the Corporation are closed on the date, in which event he shall be deemed to have become a Common Stock shareholder of record on the next succeeding date on which the transfer books are open, but the Conversion Price, shall be that in effect on the Conversion Date. Upon conversion of only a portion of the number of shares of Series 2008D-NV Preferred Stock represented by a certificate surrendered for conversion, the Corporation shall issue and deliver upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series 2008D-NV Preferred Stock representing the unconverted shares of the certificate so surrendered. For the avoidance of doubt, conversion may be effected only with respect to whole shares of Preferred Stock.

(g) No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series 2008D-NV Preferred Stock. If more than one share of Series 2008D-NV Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series 2008D-NV Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series 2008D-NV Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest equal to the value of such fractional interest as based on the closing sales price of the Common Stock on the Business Day immediately preceding the Conversion Date.

(h) The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Series 2008D-NV Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all Series 2008D-NV Preferred Stock from time to time outstanding.

(i) All shares of Common Stock which may be issued upon conversion of the shares of Series 2008D-NV Preferred Stock will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable.

(j) Upon conversion of any shares of the Series 2008D-NV Preferred Stock, the holder thereof shall not be entitled to receive any unpaid dividends in respect of the shares so converted, provided that such holder shall be entitled to receive any dividends on such shares of the Series 2008D-NV Preferred Stock declared prior to such conversion if such holder held such shares on the record date fixed for the determination of Holders entitled to receive payment of such dividend.

(k) In the event (1) the Corporation declares a dividend (or any other distribution) on its Common Stock; (2) the Corporation authorizes the granting to the holders of all or substantially all of its Common Stock of rights, options or warrants to subscribe for or purchase any share of any class or any other rights, options or warrants; (3) of any reclassification or reorganization of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Corporation is a party and for which approval of any of the Corporation’s shareholders is required, or of the sale or transfer of all or substantially all of the assets of the Corporation; (4) of a tender offer or exchange offer made by the Corporation or any of its subsidiaries for any portion of the Corporation’s Common Stock; or (5) of a voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall, in each case, send or cause to be sent, by first-class mail, postage prepaid, to each Holder as such Holder appears in the records of the Corporation, as promptly as practicable but in any event at least ten (10) days prior to the applicable date hereinafter specified, a written notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights, options or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, tender offer, exchange offer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, tender offer, exchange offer, transfer, dissolution, liquidation or winding up. Notice as provided for above need not be provided by mail if the required information is included in a public filing made by the Corporation with the U.S. Securities and Exchange Commission on or prior to the commencement of the ten (10) day period referenced above.

Section IV. Voting

(a) Prior to Shareholder Approval, the Holders shall have no right to vote with Common Stock as a single class. After Shareholder Approval has been obtained, the Holders shall be entitled to vote each share of the Series 2008D-NV Preferred Stock on an as converted basis such that each share is entitled to a number of votes equal to the Liquidation Preference per share divided by the Conversion Price, on each matter on which holders of Common Stock are entitled to vote together as a single class, as a single class with the Common Stock, and shall be entitled to receive notice of any meeting of the holders of Common Stock, and shall otherwise be accorded all voting powers and rights of Common Stock.

(b) Whenever the approval or other action of Holders voting as a separate class is required by applicable law or by the Corporation’s Amended and Restated Articles of Incorporation, each share of the Series 2008 Preferred Stock shall be entitled to one vote, and the affirmative vote of a majority of such shares at a meeting at which a majority of such shares are present or represented shall be sufficient to constitute such approval or other action unless a higher percentage is required by applicable law or by the provisions of this Section IV.

(c) Unless a higher percentage is otherwise expressly required by applicable law, approval of holders of two-thirds (by aggregate liquidation preference) of the Series 2008 Preferred Stock outstanding and all other preferred stock or securities having similar voting rights voting in proportion to the respective liquidation preferences, voting as a class, shall be required to amend the Amended and Restated Articles of Incorporation of the Corporation to authorize the issuance of any class or series of Senior Stock, reclassify the Series 2008 Preferred Stock (other than as may be incident to a Reorganization Event which does not require a class vote under Section IV(d)) or to alter or abolish the liquidation preferences or any other preferential right of the Series 2008 Preferred Stock, or to otherwise to alter this Certificate of Designations in a manner adverse to the Holders.

(d) Unless a higher percentage is otherwise expressly required by applicable law, approval of holders of two-thirds (by aggregate liquidation preference) of Series 2008 Preferred Stock outstanding and all other preferred stock or securities having similar voting rights voting in proportion to the respective liquidation preferences, voting as a class, may and shall be required to approve, (y) any acquisition announced prior to the eighteen month anniversary of the date of original issue of the Series 2008D-NV Preferred Stock, by the Corporation of another financial institution where the aggregate amount of any cash consideration together with the value of any stock consideration (based on the pre-announcement stock price) paid by the Corporation for the equity securities of such other institution exceeds $30 million (other than any acquisition of a distressed financial institution where the institution is acquired from or with the affirmative assistance of a bank regulator) or (z) any liquidation, dissolution or winding up of the Corporation or any merger or consolidation of the Corporation with or into any other entity unless (i) the Corporation is the surviving entity in such merger or consolidation and the Series 2008 Preferred Stock remains outstanding or (ii) the Corporation is not the surviving entity in such merger or consolidation but the Series 2008 Preferred Stock is not changed in such merger or consolidation into anything other than a class or series of preferred stock of the surviving or resulting entity, or the entity controlling such entity, having such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series 2008 Preferred Stock, taken as a whole.

Section V. Liquidation

(a) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of shares of the Series 2008D-NV Preferred Stock then outstanding shall be entitled, subject to the payment in full or provisions having been made for the payment in full of all claims of creditors of the Corporation and the liquidation preferences for all Senior Stock, to be paid, out of the assets of the Corporation available for distribution to its shareholders whether from capital, surplus or earnings and before any payment shall be made in respect of the Corporation's Common Stock or on any other class of Junior Stock, an amount equal to $1,000.00 per share (the “Liquidation Preference”). After setting apart or paying in full the preferential amounts due the Holders, the remaining assets of the Corporation available for distribution to shareholders, if any, shall be distributed exclusively to the holders of Common Stock or as otherwise provided in the Corporation's Amended and Restated Articles of Incorporation. If upon liquidation, dissolution, or winding up of the Corporation, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the Holders the full amounts to which they respectively shall be entitled, the Holders shall share ratably in any distribution of assets.

(b) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the Corporation shall, within three (3) days after the date the Board of Directors approves such action, or at least twenty (20) days prior to any shareholders' meeting called to approve such action, or within twenty (20) days after the commencement of any involuntary proceeding, whichever is earlier, give each holder of shares of Series 2008D-NV Preferred Stock initial written notice of the proposed action. Such initial written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash, and property to be received by the Holders upon consummation of the proposed action and the date of delivery thereof. If any material change in the facts set forth in the initial notice shall occur, the Corporation shall promptly give written notice to each holder of shares of Series 2008D-NV Preferred Stock of such material change. The Corporation shall not consummate any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation before the expiration of thirty (30) days after the mailing of the initial notice or ten (10) days after the mailing of any subsequent written notice, whichever is later, provided that any such thirty-day or ten-day period may be shortened upon the written consent of the holders of all of the outstanding shares of Series 2008D-NV Preferred Stock.

(c) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation which will involve the distribution of assets other than cash, the Corporation shall promptly engage competent independent appraisers to determine the value of the assets to be distributed to the Holders. The Corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Series 2008D-NV Preferred Stock of the appraiser's valuation.

Section VI. Adjustments For Reorganization Events

(a) Upon the occurrence of a Reorganization Event (as defined herein), each share of Series 2008D-NV Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of Holders, become convertible into the types and amounts of securities, cash, and other property that is or was receivable in such Reorganization Event by a holder of the number of shares of Common Stock into which such share of Series 2008 D-NV Preferred Stock was convertible (and shall be immediately convertible notwithstanding the limitations contained in Section III(a), if such Reorganization Event is also a Make-Whole Acquisition in which the Corporation is not the surviving entity in such transaction) immediately prior to such Reorganization Event in exchange for such shares of Common Stock (such securities, cash, and other property, the “Exchange Property”). The amount of Exchange Property receivable upon conversion of any Series 2008D-NV Preferred Stock in accordance with Section III hereof (and any subsection thereto) shall be determined based upon the Exchange Property delivered in respect of each share of Common Stock and the number of shares of Common Stock that would be received upon conversion of the Preferred Stock but for the provisions of this Section VI. The Holders shall not have any separate class vote on any Reorganization Event, except as provided in Section IV(d) hereof. A “Reorganization Event” shall mean:

(i) any consolidation or merger of the Corporation with or into another person, in each case pursuant to which the Common Stock will be converted into cash, securities, or other property of the Corporation or another person;

(ii) any sale, transfer, lease, or conveyance to another person of all or substantially all of the consolidated assets of the Corporation and its subsidiaries, taken as a whole, in each case pursuant to which the Common Stock will be converted into cash, securities, or other property; or

(iii) any reclassification of the Common Stock into securities, including securities other than the Common Stock; or

(iv) any statutory exchange of the Corporation’s securities for those of another person (other than in connection with a merger or acquisition);

(b) In the event that holders of the shares of the Common Stock have the opportunity to elect the form of consideration to be received in such Reorganization Event, the consideration that the Holders are entitled to receive upon conversion shall be deemed to be (i) the weighted average of the types and amounts of consideration received by the holders of shares of Common Stock that affirmatively make such an election or (ii) if no holders of shares of Common Stock affirmatively make such an election, the weighted average of the types and amounts of consideration actually received by such holders. On each Conversion Date following a Reorganization Event, the Conversion Price, then in effect will be applied to the value on such Conversion Date of the securities, cash, or other property received per share of Common Stock, determined as set forth above.

(c) The Corporation (or any successor) shall, within 20 days of the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the type and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section VI.

Section VII. Make-Whole Adjustments for Certain Reorganization Events

(a) Upon the occurrence of a Reorganization Event specified in clause (i), (ii) or (iv) of Section VI(a) above, unless the transaction is one in which the persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, voting shares of the Corporation immediately prior to such transaction beneficially own, directly or indirectly, voting shares representing a majority of the total voting power of all outstanding classes of voting shares of the continuing or surviving person, or the entity controlling such person, immediately after the transaction (a “Make-Whole Acquisition” and the date of such Make-Whole Acquisition, the “Make-Whole Acquisition Effective Date”), each Holder shall have right to receive, upon conversion of each share of Series 2008D-NV Preferred Stock pursuant to Section VI hereof if (and only if) conversion is effected within 20 days following the Make-Whole Acquisition Effective Date, a payment (a “Make-Whole Payment”) pursuant to the terms of this Section VII.

(b) The amount of the “Make-Whole Payment” shall equal (i) the sum of the present values of all scheduled dividend payments on the Series 2008D-NV Preferred Stock from the date of the Make-Whole Acquisition to and including the Mandatory Conversion Date or the First Call Date, if the value of the consideration paid in the Make-Whole Acquisition is greater than the Conversion Target Price, discounted from the applicable Dividend Payment Dates to the date of the Make-Whole Acquisition, in each case on a quarterly basis, at a discount rate equal to (A) the Treasury Rate (as defined herein) applicable to the immediately preceding Dividend Period, plus (B) a spread equal to 0.50%, plus (ii) in each case accrued and unpaid dividends through the date of the Make-Whole Acquisition. “Treasury Rate” means, with respect to any Dividend Period immediately preceding a Make-Whole Acquisition, the rate from the auction held on the date of such Make-Whole Acquisition, or the “Auction”, of direct obligations of the United States, or “treasury bills”, having a 3-year maturity under the caption “INVESTMENT RATE” on the display on Reuters (or any successor service) on page USAUCTION 10 (or any other page as may replace such page on such service) or page USAUCTION 11 (or any other page as may replace such page on such service) or, if not so published by 3:00 P.M., New York City time, on the related Calculation Date (as defined below), the Bond Equivalent Yield (as defined below) of the rate for such treasury bills as published in H.15 Daily

Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High” or, if not so published by 3:00 P.M., New York City time, on the related calculation date (as defined below), the Bond Equivalent Yield of the auction rate of such treasury bills as announced by the U.S. Department of the Treasury. In the event that the auction rate of treasury bills having a 3-year maturity is not so announced by the U.S. Department of the Treasury, or if no such Auction is held, then the Treasury Rate will be the Bond Equivalent Yield of the rate on the date of such Make-Whole Acquisition of treasury bills having a 3-year maturity as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market” or, if not yet published by 3:00 P.M., New York City time, on the related calculation date, the rate on such Treasury Rate interest determination date of such treasury bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”. If such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source, then the treasury rate will be calculated by the Common Stock Conversion Agent and will be the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on the date of such Make-Whole Acquisition, of three primary U.S. government securities dealers (which may include the dealers or their affiliates) selected by the Common Stock Conversion Agent, for the issue of treasury bills with a remaining maturity closest to 3 years; however, if the dealers so selected by the Common Stock Conversion Agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of the date of such Make-Whole Acquisition will be the Treasury Rate in effect on the date of such Make-Whole Acquisition.

“Bond Equivalent Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond equivalent yield =	D x N	x 100
360 - (D x M)

where “D” refers to the applicable per annum rate for treasury bills quoted on a bank discount basis, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest reset period.

“Calculation Date” means the date that is two business days following the date of the Make-Whole Acquisition.

(c) On or before the twentieth day prior to the date on which the Corporation anticipates consummating the Make-Whole Acquisition, a written notice shall be sent by or on behalf of the Corporation, by first-class mail, postage prepaid, to the Holders as they appear in the records of the Corporation. Such notice shall contain:

(i) the date on which the Make-Whole Acquisition is anticipated to be effected; and

(ii) the amount of cash, securities and other consideration payable per share of Common Stock or Series 2008D-NV Preferred Stock, respectively.

(d) Upon a conversion effected within 20 days of the Make-Whole Acquisition Effective Date, the Common Stock Conversion Agent shall, except as otherwise provided in the instructions provided by the Holder thereof in the written notice provided to the Corporation or its successor, promptly deliver to the Holder such cash, securities or other property, if any, as are issuable with respect to Make-Whole Payment in the Make-Whole Acquisition.

(e) In the event that a Make-Whole Acquisition is effected with respect to shares of Series 2008D-NV Preferred Stock or successor securities representing less than all the shares of Series 2008D-NV Preferred Stock or successor securities held by a Holder, upon such Make-Whole Acquisition the Corporation or its successor shall execute and the Common Stock Conversion Agent shall, unless otherwise instructed in writing, countersign and deliver to the Holder thereof, at the expense of the Corporation or its successors, a certificate evidencing the shares of Series 2008D-NV Preferred Stock or such successor securities held by the Holder as to which a Make-Whole Acquisition was not effected.

Section VIII. Reports as to Adjustments

Whenever the number of shares of Common Stock into which the shares of the Series 2008D-NV Preferred Stock are convertible is adjusted as provided in Section III, the Corporation shall (i) promptly compute such adjustment and furnish to the Common Stock Conversion Agent a certificate, signed by a principal financial officer of the Corporation, setting forth the number of shares of Common Stock into which each share of the Series 2008D-NV Preferred Stock is convertible as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof and when such adjustment will become effective and (ii) promptly mail to the holders of record of the outstanding shares of the Series 2008D-NV Preferred Stock a notice stating that the number of shares into which the shares of Series 2008D-NV Preferred Stock are convertible has been adjusted and setting forth the new number of shares into which each share of the Series 2008D-NV Preferred Stock is convertible as a result of such adjustment and when such adjustment will become effective.

Section IX. Exclusion of Other Rights

Except as may otherwise be required by law, the shares of Series 2008D-NV Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, other than those specifically set forth herein (as such Certificate of Designations may be amended from time to time) and in the Amended and Restated Articles of Incorporation. The shares of Series 2008D-NV Preferred Stock shall have no preemptive or subscription rights.

Section X. Severability of Provisions

If any voting powers, preferences or relative, participating, optional or other special rights of the Series 2008D-NV Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designations (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series 2008D-NV Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designations (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences or relative, participating, optional or other special rights of Series 2008D-NV Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences or relative, participating, optional or other special rights of Series 2008D-NV Preferred Stock or qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences or relative, participating, optional or other special rights of Series 2008D-NV Preferred Stock or qualifications, limitations and restrictions thereof unless so expressed herein.

Section XI. Reissuance of Series 2008D-NV Preferred Stock

Shares of Series 2008D-NV Preferred Stock that have been issued and reacquired in any manner, including shares purchased by the Corporation or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of South Carolina) have the status of authorized but unissued shares of preferred stock of the Corporation undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Corporation.

Section XII. Mutilated or Missing Series 2008D-NV Preferred Stock Certificates

If any of the Series 2008D-NV Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall issue, in exchange and in substitution for and upon cancellation of the mutilated Series 2008D-NV Preferred Stock certificate, or in lieu of and substitution for the Series 2008D-NV Preferred Stock certificate lost, stolen or destroyed, a new Series 2008D-NV Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Series 2008D-NV Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series 2008D-NV Preferred Stock certificate and indemnity, if requested, satisfactory to the Corporation and the Common Stock Conversion Agent.

Section XIII. Determinations

The Corporation shall be solely responsible for making all calculations called for hereunder. Such calculations include, but are not limited to, the calculations under Section III hereof. The Corporation covenants to make all such calculations in good faith. Absent manifest error, such calculations shall be final and binding on all holders of shares of the Series 2008D-NV Preferred Stock. The Corporation shall have the power to resolve any ambiguity and its action in so doing, as evidenced by a resolution of the Board of Directors shall be final and conclusive unless clearly inconsistent with the intent hereof.

Section XIV. No Redemption

The Corporation may not, at any time, redeem the outstanding shares of the Series 2008D-NV Preferred Stock.

Section XV. Notices

All notices, requests and other communications to the holder of Series 2008D-NV Preferred Stock shall be in writing (including facsimile transmission) and shall be given at the address of such holder as shown on the books of the Corporation. A holder of the outstanding share of Series 2008D-NV Preferred Stock may waive any notice required hereunder by a writing signed before or after the time required for notice or the action in question. Notice shall be deemed given on the earlier of the date received or three business days after the date such notice is mailed by first-class mail, postage prepaid.

Section XVI. Common Stock Conversion Agent

The duly appointed Common Stock Conversion Agent for the Series 2008D-NV Preferred Stock (the “Common Stock Conversion Agent”) shall be appointed at the discretion of the Corporation. The Common Stock Conversion Agent shall also act as registrar, redemption, conversion, transfer and dividend disbursing agent for the Series 2008D-NV Preferred Stock. The Corporation may, in its sole discretion, remove the Common Stock Conversion Agent in accordance with the agreement between the Corporation and the Common Stock Conversion Agent; provided that the Corporation shall appoint a successor agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such appointment or removal, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the Holders.

Annex B

INSTRUCTION CARD

THE SOUTH FINANCIAL GROUP, INC.

Special Meeting, July 18, 2008

The undersigned shareholder of The South Financial Group, Inc., hereby revoking all previous proxies, hereby appoints William P. Crawford, Jr. and Mack I. Whittle, Jr. and each of them, the attorneys of the undersigned, with power of substitution, to vote all common stock of The South Financial Group, Inc. standing in the name of the undersigned upon all matters at TSFG’s Special Meeting to be held in the Company's offices at 104 South Main Street, Greenville, SC on Friday, July 18, 2008 at 10:30 a.m. and at any adjournments thereof, with all powers the undersigned would possess if personally present, and without limiting the general authorization and power hereby given, directs said attorneys or either of them to cast the undersigned's vote as specified in this instruction card.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS INSTRUCTION CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

THE SOUTH FINANCIAL GROUP, INC. — SPECIAL MEETING, JULY 18, 2008

YOUR INSTRUCTIONS TO VOTE ARE IMPORTANT!

Proxy Materials are available on-line at:

www.thesouthgroup.com/proxy

You can provide your instructions to vote in one of three ways:

1. Call toll free 1-866-855-9697 on a Touch-Tone Phone and follow the instructions on the reverse side. There is NOCHARGE to you for this call.

or

2. Via the Internet at https://www.proxyvotenow.com/tsfg and follow the instructions.

or

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 and 2.

Please mark as indicated in this example	☒

1. Proposal to approve the conversion terms and general voting rights of our Mandatory Convertible Non-cumulative Preferred Stock, Series 2008ND-V, Series 2008ND-NV, Series 2008D-V and Series 2008D-NV, in each case issued to the investors pursuant to our recent equity investment transaction referred to in the attached proxy statement.

For	Against	Abstain

□	□	□

2. Proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if (1) there are insufficient votes at the time of the Special Meeting to adopt Proposal No. 1, or (2) a quorum is not present at the time of the Special Meeting.

For	Against	Abstain

□	□	□

This proxy is solicited on behalf of the Board of Directors of The South Financial Group, Inc. If not otherwise specified, this proxy will be voted as the Board of Directors recommends.

Please sign this instruction card as your name or names appear hereon. If stock is held jointly, signature should appear for both names. When signing as attorney, administrator, trustee, guardian or agent, please indicate the capacity in which you are acting. If stock is held by a corporation, please sign in full corporate name by authorized officer and give title of office.

Please be sure to date and sign

this instruction card in the box below.

Date __________________________________

_______________________________________

Sign above

*** IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW ***

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1. By Mail; or

2. By Telephone (using a Touch-Tone Phone); or

3. By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., July 18, 2008. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone

Call Toll-Free on a Touch-Tone Phone anytime prior to

3 a.m., July 18, 2008.

1-866-855-9697

Vote by Internet

Go to the following address anytime prior to

3 a.m., July 18, 2008:

https://www.proxyvotenow.com/tsfg

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE PROXY MATERIALS : Access at www.thesouthgroup.com/proxy

Your vote is important!